As filed with the Securities and Exchange Commission on May 21, 1997
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          WEBSTER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                        6712                      06-1187536
(State of Incorporation)    (Primary Standard Industrial      (I.R.S. Employer
                             Classification Code Number)     Identification No.)

                                   ----------

                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 753-2921
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------

                                 John V. Brennan
                            Executive Vice President,
                      Chief Financial Officer and Treasurer
                          Webster Financial Corporation
                                  Webster Plaza
                          Waterbury, Connecticut 06702
                                 (203) 578-2335
                (Name, address, including zip code, and telephone
               number, including area code, of registrant's agent
                                  for service)

                            ------------------------

                                   Copies to:
         Stuart G. Stein, Esq.                 William W. Bouton, III, Esq.
        Hogan & Hartson L.L.P.                     Tyler Cooper & Alcorn
      555 Thirteenth Street, N.W.                CityPlace One, 35th Floor
        Washington, D.C.  20004                 Hartford, Connecticut 06103
            (202) 637-8575                            (860) 725-6210

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                              --------------------

                                              CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
  Title of each class of                          Proposed maximum        Proposed maximum
     securities to be        Amount to be        offering price per      aggregate offering           Amount of
        registered            registered                 unit                   price              registration fee
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
   Common Stock, par          2,157,261             $32.625*             $70,380,640.125*          $21,327.47*
 value $.01 per share
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

* Estimated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for shares of common stock of People's Savings Financial Corp. as reported on The Nasdaq National Market calculated as of May 19, 1997 and the exchange ratio prescribed by the Agreement and Plan of Merger.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

PEOPLE'S SAVINGS FINANCIAL CORP.
123 BROAD STREET
NEW BRITAIN, CONNECTICUT 06053
                                                             __________ __, 1997






TO THE SHAREHOLDERS OF
PEOPLE'S SAVINGS FINANCIAL CORP.:

         You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of People's Savings Financial Corp. ("People's Corp.") to be held on __________ __, 1997, at ____ __.m. at ________________,
Connecticut.

         As described in the enclosed Proxy Statement/Prospectus, at the Special Meeting you will be asked to approve the Agreement and Plan of Merger, dated as of April 4, 1997 (the "Merger Agreement"), by and among Webster Financial Corporation ("Webster"), Webster Subsidiary Corporation and People's Corp., and the merger (the "Merger") provided for therein, pursuant to which People's Corp. will be acquired by Webster. Upon the Merger, each outstanding share of People's Corp. common stock (other than dissenting and certain other shares) will be converted into the equivalent of $34.00 of Webster common stock, subject to adjustment under certain circumstances, plus cash to be paid in lieu of fractional shares. It is intended that the conversion of People's Corp. common stock into Webster common stock will qualify as a tax-free exchange for federal income tax purposes.

         Each share of People's common stock will entitle its holder to one vote. Consummation of Webster's acquisition of People's Corp. is subject to certain conditions, including approval of the Merger Agreement by at least two-thirds of the issued and outstanding shares of People's common stock entitled to be voted at the Special Meeting and the receipt of certain regulatory approvals.

         Advest, Inc., the financial advisor of People's Corp. in connection with the Merger, has delivered its opinion to the Board of Directors of People's Corp. that the exchange ratio in the Merger is fair from a financial point of view to the holders of People's Corp. common stock. The updated written opinion of Advest is reproduced in full as Appendix A to the accompanying Proxy Statement/Prospectus.

         YOUR BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND THE MERGER PROVIDED FOR THEREIN AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

         THE REQUIRED VOTE OF THE PEOPLE'S CORP. SHAREHOLDERS WITH RESPECT TO THE MERGER AGREEMENT IS BASED UPON THE TOTAL NUMBER OF OUTSTANDING SHARES OF PEOPLE'S COMMON STOCK AND NOT UPON THE NUMBER OF SHARES WHICH ARE ACTUALLY VOTED. THE FAILURE TO SUBMIT A PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING OR THE ABSTENTION FROM VOTING BY A SHAREHOLDER WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT AND THE MERGER.

         You are urged to carefully read the Proxy Statement/Prospectus, which provides you with a description of the Webster common stock and the terms of the Merger. A copy of the Merger Agreement (including each of the exhibits thereto) and the other documents described in the accompanying Proxy Statement/Prospectus will be provided without charge upon oral or written request to Lee A. Gagnon, Executive Vice President, Chief Operating Officer and Secretary of Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, telephone
(203) 578-2217. IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

                                           Sincerely,



                                           RICHARD S. MANSFIELD
                                           President and Chief Executive Officer

                        PEOPLE'S SAVINGS FINANCIAL CORP.
                                123 BROAD STREET
                         NEW BRITAIN, CONNECTICUT 06053

                               -------------------

                          NOTICE OF SPECIAL MEETING OF
                           SHAREHOLDERS TO BE HELD ON
                               __________ __, 1997

                               -------------------


         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of People's Savings Financial Corp. ("People's Corp.") will be held on __________ __, 1997, at ____ __.m. at ______________________,
Connecticut for the following purposes:

                  1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 4, 1997 (the "Merger Agreement"), among Webster Financial Corporation ("Webster"), Webster Subsidiary Corporation ("Merger Sub") and People's Corp. and the merger provided for therein. As more fully described in the accompanying Proxy Statement/ Prospectus, the Merger Agreement provides for People's Corp. to be acquired by Webster by merging Merger Sub, a wholly-owned subsidiary of Webster formed for such purpose, into People's Corp. (the "Merger"). As part of the Merger, each outstanding share of People's Corp. common stock (other than dissenting and certain other shares) will be converted into the equivalent of $34.00 of Webster common stock, plus cash to be paid in lieu of fractional shares; and

                  2. To transact such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the Merger provided for therein or otherwise.

         The Board of Directors of People's Corp. has fixed the close of business on __________ __, 1997 as the record date for the determination of shareholders of People's Corp. entitled to notice of and to vote at the Special Meeting. Only holders of record of the People's common stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

                                           By Order of the Board of Directors



                                           RICHARD S. MANSFIELD
                                           President and Chief Executive Officer

New Britain, Connecticut
__________ __, 1997

         WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOUR PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

  WEBSTER FINANCIAL CORPORATION                 PEOPLE'S SAVINGS FINANCIAL CORP.
          Webster Plaza                                  123 Broad Street
  Waterbury, Connecticut 06702                    New Britain, Connecticut 06053


                        PEOPLE'S SAVINGS FINANCIAL CORP.
                                 PROXY STATEMENT

                             ----------------------

                          WEBSTER FINANCIAL CORPORATION
                                   PROSPECTUS

                        2,157,261 Shares of Common Stock

                             ----------------------


         This Proxy Statement/Prospectus is being furnished to shareholders of People's Savings Financial Corp. ("People's Corp."); it relates to the special meeting of shareholders of People's Corp. (the "Special Meeting") to be held on __________ __, 1997, at ____ __.m. at _______________________, Connecticut, and
to any adjournments or postponements of the Special Meeting. This Proxy Statement/Prospectus is first being mailed to shareholders of People's Corp. on or about __________ __, 1997.

         At the Special Meeting, the principal item of business will be to consider and vote upon the approval and adoption of the Agreement and Plan of Merger, dated as of April 4, 1997 (the "Merger Agreement"), by and among Webster Financial Corporation ("Webster"), Webster Subsidiary Corporation ("Merger Sub"), and People's Corp. and the merger provided for therein.

         The Merger Agreement provides for People's Corp. to be acquired by Webster through a merger of Merger Sub, a wholly-owned subsidiary of Webster formed for such purpose, into People's Corp. (the "Merger"). As part of the Merger and except as described herein, each issued and outstanding share of People's Corp. common stock, par value $1.00 per share ("People's Common Stock"), other than dissenting and certain other shares, will be converted into a specified number of shares of Webster Common Stock, par value $0.01 per share ("Webster Common Stock") (the "Exchange Ratio"). Cash will be paid in lieu of fractional shares. The Exchange Ratio will be determined by dividing $34.00 by the Base Period Trading Price (defined below), computed to five decimal places. The Exchange Ratio is subject to adjustment such that if the Base Period Trading Price is greater than $40.00, the Exchange Ratio will be 0.85000 and if the Base Period Trading Price is less than $34.00, the Exchange Ratio will be 1.00000. Furthermore, if the Base Period Trading Price is less than $32.00, the Merger Agreement may be terminated by People's Corp. unless Webster elects that the Exchange Ratio shall equal 1.06250, which may require Webster to register additional shares with the Securities and Exchange Commission (the "SEC").

         The "Base Period Trading Price" is the average of the daily closing prices per share for Webster Common Stock for the 15 consecutive trading days on which shares of Webster Common Stock are actually traded (as reported on The Nasdaq National Market) ending on the day preceding the receipt of the last required federal bank regulatory approval. Based on the average of the daily closing prices per share for Webster Common Stock for the 15 consecutive trading days on which shares of Webster Common Stock were actually traded prior to
 __, 1997 (the most recent practicable date prior to the printing of this Proxy Statement/Prospectus) of $ * , the Exchange Ratio would be * . Because the
                           --                                 --
market price of Webster Common Stock is subject to fluctuation, the Exchange Ratio for the number of shares of Webster Common Stock that holders of


----------
*    Data   information   to  be   calculated/provided   immediately   prior  to
     effectiveness of Registration Statement.

People's Common Stock will receive in the Merger may materially increase or decrease prior to the Merger. No assurance can be given as to the market price of Webster Common Stock at the time of the Merger. See "MARKET PRICES AND DIVIDENDS." In connection with the Merger Agreement, People's Corp. has granted Webster an irrevocable option (the "Option") to purchase up to 476,167 newly issued shares of People's Common Stock at a purchase price of $25.00 per share (which price is subject to adjustment) upon the occurrence of certain events. The Merger is subject to various conditions, including approvals of applicable federal and Connecticut regulatory authorities. People's Corp. and Webster expect that the Merger will be consummated in the third quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods. If the Merger is not consummated by December 31, 1997, the Merger Agreement will be terminated unless People's Corp. and Webster mutually consent to an extension. For a more detailed description of the Merger and the Option, see "THE MERGER."

         This Proxy Statement/Prospectus also constitutes a prospectus of Webster with respect to up to 2,157,261 shares of Webster Common Stock subject to issuance in connection with the acquisition of People's Corp. by Webster pursuant to the Merger Agreement.

         THE WEBSTER COMMON STOCK OFFERED HEREBY INVOLVES RISK. PEOPLE'S CORP. SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCLOSED UNDER "RISK
FACTORS" BEGINNING AT PAGE 21 RELATING TO CERTAIN FACTORS RELEVANT TO AN ASSESSMENT OF WEBSTER AND THE WEBSTER COMMON STOCK.

         THE WEBSTER COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION, THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), OR THE CONNECTICUT COMMISSIONER OF BANKING (THE "CONNECTICUT COMMISSIONER"), NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION, THE OTS, THE FDIC, OR THE CONNECTICUT COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF WEBSTER COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENTAL AGENCY.

         The information set forth in this Proxy Statement/Prospectus concerning People's Corp. has been furnished by People's Corp. The information concerning Webster and Merger Sub has been furnished by Webster. The descriptions of the Merger Agreement, the Option Agreement and the Stockholder Agreement (as defined herein) and other documents in this Proxy Statement/Prospectus are qualified by reference to the text of those documents, which are incorporated herein by reference, copies of which will be provided without charge upon written or oral request addressed to Lee A. Gagnon, Executive Vice President, Chief Operating
Officer and Secretary of Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, telephone (203) 578-2217.

         NO  PERSON  IS  AUTHORIZED  TO GIVE  ANY  INFORMATION  OR TO  MAKE  ANY
REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS, OR INCORPORATED BY REFERENCE HEREIN, IN CONNECTION WITH THE SOLICITATION OF PROXIES BY PEOPLE'S CORP. OR THE OFFERING OF WEBSTER COMMON STOCK MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PEOPLE'S CORP. OR WEBSTER. THIS PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY WEBSTER COMMON STOCK OFFERED BY THIS PROXY

STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF THE WEBSTER COMMON STOCK OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PEOPLE'S CORP. OR WEBSTER OR THE INFORMATION HEREIN OR THE DOCUMENTS OR REPORTS INCORPORATED BY REFERENCE SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                             ----------------------

       The date of this Proxy Statement/Prospectus is __________ __, 1997.

                              AVAILABLE INFORMATION

         People's Corp. and Webster are both subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information filed by People's Corp. and Webster may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is (http://www.sec.gov). Webster Common Stock and People's Common Stock are traded on The Nasdaq National Market. Reports, proxy statements and other information concerning Webster and People's Corp. can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         Webster has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Webster Common Stock to be issued to the shareholders of People's Corp. in connection with the acquisition of People's Corp. by Webster pursuant to the Merger Agreement. As permitted by the rules and regulations of the SEC, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. as set forth above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference herein as to the contents of any contract or other document are not necessarily complete and, in each instance where such contract or document is filed as an exhibit to the Registration Statement, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


               INFORMATION DELIVERED AND INCORPORATED BY REFERENCE

         A copy of the Quarterly Report on Form 10-Q of People's Corp. for the quarter ended March 31, 1997 ("People's 10-Q") and the annual report to shareholders of People's Corp. for the year ended December 31, 1996 are included in this Proxy Statement/Prospectus as Appendix C and Appendix D, respectively.

         The following documents filed by Webster with the SEC (File No. 0-15213) under the Exchange Act are hereby incorporated in this Proxy Statement/Prospectus by reference: (i) Webster's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Webster's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and (iii) Webster's Current Reports on Form 8-K filed with the SEC on January 2, 1997, February 14, 1997, February 21, 1997, April 14, 1997 and May 20, 1997.

         The following documents filed by People's Corp. with the SEC (File No. 0-18162) under the Exchange Act are hereby incorporated in this Proxy Statement/Prospectus by reference: (i) the Annual Report on Form 10-KA of People's Corp. for the year ended December 31, 1996; (ii) the People's 10-Q; and
(iii) the Current Report on Form 8-K of People's Corp. filed with the SEC on April 17, 1997.

         All documents filed by People's Corp. or Webster pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus. In lieu of incorporating by reference the description of the capital stock of

Webster which is contained in a registration statement filed under the Exchange Act, such description is included in this Proxy Statement/Prospectus. See "DESCRIPTION OF WEBSTER CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS."

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy
Statement/Prospectus. Webster will provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement/Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference and not delivered herewith (not including exhibits to the information incorporated by reference unless such exhibits are specifically incorporated by reference into the text of such documents).

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM: LEE A. GAGNON, EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND SECRETARY, WEBSTER FINANCIAL CORPORATION, WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702; TELEPHONE (203) 578-2217. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AS SOON AS POSSIBLE, BUT NO LATER THAN __________ __, 1997. [5 BUSINESS DAYS PRIOR TO SPECIAL MEETING]




                                                  TABLE OF CONTENTS

                                             PAGE                                                          PAGE
                                             ----                                                          ----

Available Information.......................                       Webster Common Stock...................
                                                                   People's Common Stock..................
Information Delivered and Incorporated
     by Reference...........................                  Description of Webster Capital Stock and
                                                                   Comparison of Shareholder Rights.......
Merger Summary..............................                       Webster Common Stock...................
     The Parties............................                       Webster Preferred Stock................
     The Merger.............................                       Senior Notes...........................
     Description of Webster Capital Stock                          Capital Securities.....................
      and Comparison of Shareholder Rights..                       Certificate of Incorporation and Bylaw
     Market Prices of Common Stock..........                           Provisions.........................
     Comparative Per Share Data.............                       Applicable Law.........................
     Summary Financial and Other
         Data...............................                  Adjournment of Special Meeting..............

Risk Factors................................                  Shareholder Proposals.......................
     Growth through Acquisitions............
     Legislative and General Regulatory                       Other Matters...............................
         Developments.......................
     Sources of Funds for Cash Dividends....                  Experts.....................................
     Effect of Interest Rate Fluctuations...
                                                              Legal Matters...............................
Special Meeting.............................
     Matters to be Considered at the                          Appendix A
         Special Meeting....................                       Opinion of Advest, Inc.................    A-1
     Record Date and Voting.................                  Appendix B
     Vote Required; Revocability of                                Sections 33-855 to 33-872 of the Connecticut
         Proxies............................                         General Statutes.....................    B-1
     Solicitation of Proxies................                  Appendix C
                                                                   Quarterly Report on Form 10-Q of People's
The Merger..................................                         Corp. for the Quarter Ended March 31,
     The Parties............................                         1997.................................    C-1
     Background of the Merger...............                  Appendix D
     Recommendation of the People's Corp.                          Annual Report to Shareholders of
         Board of Directors and Reasons for                          People's Corp. ......................    D-1
         the Merger.........................
     Purpose and Effects of the Merger......
     Structure..............................
     Exchange Ratio.........................
     Options................................
     Regulatory Approvals...................
     Conditions to the Merger...............
     Conduct of Business Pending
         the Merger.........................
     Third Party Proposals..................
     Expenses; Breakup Fee..................
     Opinion of People's Corp. Financial
         Advisor............................
     Certain Provisions of the Merger
         Agreement..........................
     Termination and Amendment of
         the Merger Agreement...............
     Certain Federal Income Tax
         Consequences.......................
     Accounting Treatment...................
     Resales of Webster Common Stock
         Received in the Merger.............
     Dissenters' Appraisal Rights...........
     Interests of Certain Persons in
         the Merger -- Arrangements with
         and Payments to People's Corp.
         Directors and Executive Officers...
     Indemnification........................
     Option Agreement.......................

Pro Forma Combined Financial
     Statements.............................

Market Prices and Dividends.................



                                 MERGER SUMMARY


         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be a complete description and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus. SHAREHOLDERS OF PEOPLE'S CORP. ARE URGED BEFORE VOTING TO GIVE CAREFUL CONSIDERATION TO ALL OF THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS.

THE PARTIES

         WEBSTER. Webster is a Delaware corporation and the holding company of Webster Bank, its wholly-owned federal savings bank subsidiary, both of which are headquartered in Waterbury, Connecticut. Deposits at Webster Bank are FDIC insured. Through Webster Bank, Webster currently serves customers from 78 banking offices located in New Haven, Fairfield, Litchfield, Hartford and Middlesex Counties in Connecticut. Webster's focus is on providing financial services to individuals, families and businesses. Webster emphasizes three business lines consumer banking, business banking and mortgage banking; each supported by centralized administration, marketing, finance and operations. Webster Bank's goal is to provide banking services that are fairly priced, reliable and convenient.

         At March 31, 1997, Webster had total consolidated assets of $5.6 billion, total deposits of $4.1 billion, and shareholders' equity of $283.5 million, or 5.1% of total assets. The Webster consolidated financial statements as of March 31, 1997 include DS Bancor, which was acquired by Webster on January 31, 1997. Webster Common Stock is quoted on The Nasdaq National Market under the symbol "WBST". The address of Webster's principal executive offices is Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, and its telephone number is (203) 753-2921. See "THE MERGER -- The Parties."

         On May 6, 1997, Webster announced that it had entered into an Agreement and Plan of Merger by which Webster will acquire Sachem Trust National Association ("Sachem"), a trust company headquartered in Guilford, Connecticut with $300 million in trust assets, in a tax free stock-for-stock exchange. Under the terms of the agreement, Sachem shareholders will receive 0.493 shares of Webster Common Stock for each share of Sachem common stock. Webster will issue up to 85,333 shares of Webster Common Stock in exchange for all 173,000 outstanding shares of Sachem. Ten percent of the consideration will be held in escrow pending certain conditions and may be used by Webster to fund certain expenses detailed in the agreement. Sachem is the largest independent trust compay in Connecticut and operates trust offices in Guilford, Wesport and Greenwich. The acquisition is expected to close in the third quarter of 1997 and be accounted for as a purchase.

         MERGER SUB. Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of Webster formed solely to facilitate the Merger. The separate corporate existence of Merger Sub will terminate upon the Merger.

         PEOPLE'S CORP. People's Corp. is a Connecticut corporation and the holding company of People's Savings Bank & Trust ("PSB&T"), its wholly-owned Connecticut-chartered savings bank subsidiary, both of which are headquartered in New Britain, Connecticut. Deposits at PSB&T are FDIC insured. Through PSB&T, People's Corp. is engaged primarily in the business of attracting deposits from the public and using such deposits, with other funds, to make various types of loans and investments. Through PSB&T, People's Corp. currently serves customers from nine banking offices and three trust offices located primarily in Hartford and New Haven Counties, Connecticut. Its principal market encompasses the City of New Britain and the Towns of Berlin, Newington, Southington, Rocky Hill, Plainville and Meriden.

         At March 31, 1997, People's Corp. had total consolidated assets of $479.1 million, total deposits of $359.9 million, and shareholders' equity of $46.0 million, or 9.6% of total assets. People's Common Stock is quoted on The Nasdaq National Market under the symbol "PBNB". The address of People's Corp.'s principal executive offices is People's Savings Financial Corp., 123 Broad Street,

New Britain, Connecticut 06053, and its telephone number is (203) 224-7771. See "THE MERGER -- The Parties."

THE MERGER

         GENERAL. The Merger Agreement provides for the acquisition of People's Corp. by Webster through the merger of Merger Sub into People's Corp., with People's Corp. as the surviving corporation (the "Surviving Corporation"). Immediately after the consummation of the Merger, (i) Webster intends that the Surviving Corporation will be merged into Webster, with Webster being the surviving holding company, and (ii) PSB&T will be merged into Webster Bank (the "Bank Merger"), with Webster Bank as the surviving federal savings bank. Webster Bank will remain headquartered in Waterbury, Connecticut as an FDIC insured federally chartered savings bank.

         At the Effective Time (as defined below) of the Merger, except as discussed below, each outstanding share of People's Common Stock will be converted into the equivalent of $34.00 of Webster Common Stock, plus cash to be paid in lieu of fractional shares. Shares held as treasury stock or held, directly or indirectly, by Webster, People's Corp. or any of their subsidiaries (other than shares held in a fiduciary capacity ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")) will be canceled.
Dissenting Shares (defined below) will not be converted into the right to receive shares of Webster Common Stock unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their rights of payment under applicable law. See "THE MERGER -- Exchange Ratio," "-- Dissenters' Appraisal Rights" and Appendix B.

         The Merger will result in an expansion of Webster's primary market area to include PSB&T's banking offices and trust offices in Hartford and New Haven Counties in Connecticut. The assets and business of PSB&T's banking offices will broaden Webster's existing operations in Hartford and New Haven Counties where Webster currently has 67 banking offices. The addition of PSB&T's trust offices will strengthen Webster's franchise by increasing market share and by the addition of trust and investment management services, which will expand Webster's ability to address the financial needs of its consumer and business banking customers. Webster expects to achieve reductions in the current operating expenses of PSB&T upon the consolidation of PSB&T's operations into Webster Bank, which would cause the closing of certain of PSB&T's or Webster's existing banking offices as well as certain reductions in administrative and support personnel.

         People's Corp. and Webster expect that the Merger will be consummated in the third quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods. If the Merger is not consummated by December 31, 1997, the Merger Agreement will be terminated unless People's Corp. and Webster mutually consent to an extension. See "THE MERGER -- Structure."

         EXCHANGE RATIO. At the Effective Time, except as discussed below, each issued and outstanding share of People's Common Stock will be converted automatically at the Exchange Ratio into the equivalent of $34 of Webster Common Stock. Cash will be paid in lieu of fractional shares. Shares held as treasury stock or held directly or indirectly by People's Corp., Webster or any of their subsidiaries (other than Trust Account Shares or DPC Shares) shall be canceled. Dissenting Shares will not be converted into the right to receive shares of Webster Common Stock unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their rights of payment under applicable law. See "THE MERGER -- Dissenters' Appraisal Rights" and Appendix B. The Exchange Ratio is determined by dividing $34.00 by the Base Period Trading Price computed to five decimal places. The Exchange Ratio is subject to adjustment such that if the Base Period Trading Price is greater than $40.00, the Exchange Ratio will be 0.85000 and if the Base Period Trading Price is less than $34.00, the Exchange Ratio will be 1.00000. Furthermore, if the Base Period Trading Price is less than $32.00, the Merger Agreement may be terminated by People's Corp. unless Webster elects that the Exchange Ratio shall equal 1.06250.

         Based on the $ * average  of the  daily  closing  prices  per share for
                       --
Webster Common Stock for the 15 consecutive trading days on which shares of Webster Common Stock were actually traded prior to _____________ _______, 1997 (the most recent practicable date prior to the date of this Proxy Statement/ Prospectus), the Exchange Ratio would be * . Because the market price of Webster
                                         --
Common Stock is subject to fluctuation, the Exchange Ratio for the number of shares of Webster Common Stock that holders of People's Common Stock will receive in the Merger may materially increase or decrease prior to the Merger. No assurance can be given as to the market price of Webster Common Stock at the time of the Merger. See "MARKET PRICES AND DIVIDENDS." Such variance would not alter the obligation of Webster or People's Corp. to consummate the Merger, except as provided above. Based on the * shares of People's Common Stock
                                             --
outstanding on _________________ ___, 1997 and the Exchange Ratio of * , Webster
                                                                      --
would issue up to _______*________ shares of Webster Common Stock to the People's Corp. shareholders in the Merger, plus cash in lieu of fractional shares. These numbers do not reflect additional shares of Webster Common Stock to be issued in the event of the exercise prior to the Merger of the *
                                                                              --
existing options to purchase shares of People's Common Stock pursuant to the stock option plans of People's Corp. held by directors, officers and employees of People's Corp. (each, a "People's Option"). See "THE MERGER -- Exchange Ratio."

         OPTIONS. As of _________ __, 1997 (the "Record Date"), there were outstanding People's Options to purchase _________ shares of People's Common Stock, at an average exercise price of $____ per share. Under the Merger Agreement, shares of People's Common Stock issued prior to consummation of the Merger upon the exercise of outstanding People's Options held by directors, officers and other employees of People's Corp. will be converted into People's Common Stock at the Exchange Ratio, and each People's Option that is not exercised immediately prior to the Effective Time will be converted automatically into an option to purchase shares of Webster Common Stock, with adjustment in the number of shares and exercise price to reflect the Exchange Ratio. See "THE MERGER -- Options."

         SPECIAL MEETING. The Special Meeting will be held on __________ __, 1997 at ____ __.m. at _____________________________, Connecticut, at which time the holders of record of People's Common Stock at the close of business on the Record Date will be asked to consider and vote upon: (i) a proposal to approve and adopt the Merger Agreement and the Merger provided for therein, and (ii) such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of People's Common Stock entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement and the Merger provided for therein.

         All of the directors and executive officers of People's Corp., who beneficially owned as of the Record Date an aggregate of __________ shares of People's Common Stock (excluding all People's Options) or approximately ____% of the outstanding shares of People's Common Stock, have entered into a stockholder agreement with Webster, dated as of April 4, 1997 (the "Stockholder Agreement"), pursuant to which they have each agreed, among other things, to certain transfer restrictions and to vote all shares of People's Common Stock with respect to which they have the right to vote in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and against any third party merger proposal. No separate consideration was paid to any of the directors or executive officers for entering into the Stockholder Agreement. Webster required that the Stockholder Agreement be executed as a condition to Webster entering into the Merger Agreement. See "SPECIAL MEETING."

         The Board of Directors of People's Corp. believes that the terms of the Merger Agreement are fair to, and in the best interests of, People's Corp. and its shareholders. THE BOARD OF DIRECTORS OF PEOPLE'S CORP. APPROVED THE MERGER AGREEMENT AND THE MERGER PROVIDED FOR THEREIN AND


----------
*    Data   information   to  be   calculated/provided   immediately   prior  to
     effectiveness of Registration Statement

RECOMMENDS THAT HOLDERS OF PEOPLE'S COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. For a discussion of the factors considered by the Board of Directors in reaching its decision, see "THE MERGER -- Background of the Merger" and "-- Recommendation of the People's Corp. Board of Directors and Reasons for the Merger."

         FAIRNESS OPINION. On April 4, 1997, Advest, Inc. ("Advest") delivered its initial opinion to the Board of Directors of People's Corp. that the Exchange Ratio is fair, from a financial point of view, to the shareholders of People's Corp. The opinion of Advest describes the matters considered and the scope of the review undertaken in rendering such opinion. Advest's opinion and presentations to the People's Corp. Board of Directors, together with a review by the People's Corp. Board of the assumptions used by Advest, were among the factors considered by the People's Corp. Board in reaching its determination to approve the Merger Agreement and the Merger. On April 4, 1997, the date that Advest delivered its initial opinion, Webster Common Stock closed at $_____ per share. See "THE MERGER -- Opinion of People's Corp. Financial Advisor." A copy
of   Advest's   updated   opinion   letter   dated   the  date  of  this   Proxy
Statement/Prospectus is attached as Appendix A to this Proxy Statement/Prospectus and should be read by People's Corp. shareholders in its entirety.

         REGULATORY APPROVALS. Consummation of the Merger is conditioned upon receipt of required regulatory approvals of the Connecticut Commissioner and the OTS and the approval or waiver of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). Applications as to such approvals of the Connecticut Commissioner and the OTS and a request for a waiver from the Federal Reserve Board have been filed and are pending. No other regulatory approvals are required to effect the Merger pursuant to the Merger Agreement. Neither People's Corp. nor Webster is aware of any reason why all required regulatory approvals or waivers should not be obtained. See "THE MERGER -- Regulatory Approvals."

         ACCOUNTING TREATMENT. The Merger is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the Merger so qualifying. See "THE MERGER -- Accounting Treatment."

         FEDERAL INCOME TAX CONSEQUENCES. It is intended that the Merger will qualify as a tax-free reorganization for federal income tax purposes and that People's Corp. shareholders generally should not recognize gain or loss for federal income tax purposes as a result of exchanging their People's Common Stock for the Webster Common Stock issued in the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."

         DISSENTERS' APPRAISAL RIGHTS. The holders of Webster Common Stock have no dissenters' rights in connection with the Merger.

         Under Connecticut law, holders of People's Common Stock are entitled to dissenters' rights of appraisal in connection with the Merger. Shares of People's Common Stock that are issued and outstanding immediately prior to the Effective Time that are owned by shareholders who have properly dissented from the Merger (collectively, "Dissenting Shares") pursuant to Sections 33-855 to 33-872, inclusive, of the Connecticut General Statutes (the "CGS"), shall not be converted into the right to receive shares of Webster Common Stock, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under applicable law. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right of payment, the shares of People's Common Stock held by such shareholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, shares of Webster Common Stock pursuant to the Merger Agreement. See "THE MERGER -- Dissenters' Appraisal Rights" and Appendix B to this Proxy Statement/Prospectus, which set forth the steps to be taken by a holder of People's Common Stock who wishes to exercise the right to dissent.

         EFFECTIVE TIME. The Merger will become effective on the date and time set forth in the certificates of merger to be filed with the Secretary of State of the State of Connecticut and the

Secretary of State of the State of Delaware in accordance with applicable law (the "Effective Time"). The certificates of merger will be filed (i) on the fifth day after the last required regulatory approval is received and all applicable waiting periods have expired, or (ii) such other time as the parties may agree. People's Corp. and Webster expect that the Merger will be consummated in the third quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods.

         TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of People's Corp. and Webster and by either of them individually under certain specified circumstances, including if the Merger is not consummated by December 31, 1997. See "THE MERGER -- Termination and Amendment of Merger Agreement."

         EXCHANGE OF PEOPLE'S COMMON STOCK CERTIFICATES. Upon the Effective Time, each holder of a certificate representing People's Common Stock issued and outstanding immediately prior to the Merger will, upon the surrender thereof (duly endorsed, if required) to Webster's transfer agent, American Stock Transfer & Trust Company (the "Exchange Agent"), be entitled to receive a certificate representing the number of whole shares of Webster Common Stock into which such People's Common Stock will have been automatically converted as part of the Merger. The Exchange Agent will mail a letter of transmittal with instructions to all holders of record of People's Common Stock immediately after the Effective Time for use in surrendering their certificates for People's Common Stock in exchange for new certificates representing Webster Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY PEOPLE'S CORP. SHAREHOLDERS UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. See "THE MERGER -- Exchange Ratio."

         OPTION AGREEMENT. As a condition of and inducement to Webster's entering into the Merger Agreement, Webster and People's Corp. entered into an option agreement, dated as of April 4, 1997 (the "Option Agreement"), immediately after their execution of the Merger Agreement. The Option Agreement is intended to discourage the making of alternative acquisition-related proposals, even if such proposal is for a higher price per share for People's Common Stock than the price per share consideration to be paid pursuant to the Merger Agreement.

         If the Option granted pursuant to the Option Agreement becomes exercisable, Webster may purchase at a price of $25.00 per share up to 476,167 newly issued shares of People's Common Stock, or approximately 19.99% of the People's Common Stock, giving effect to the exercise of the Option. The Option would become exercisable primarily upon the occurrence of certain events that result in a third party acquiring control of People's Corp. To the knowledge of People's Corp., no event that would permit exercise of the Option has occurred as of the date hereof. If the Option becomes exercisable, Webster or any permitted transferee of Webster may, under certain circumstances, require People's Corp. to repurchase, for a formula price, the Option (in lieu of its exercise) or any shares of People's Common Stock purchased upon exercise of the Option. See "THE MERGER -- Option Agreement."

         INTERESTS OF CERTAIN PERSONS IN THE MERGER -- ARRANGEMENTS WITH AND PAYMENTS TO PEOPLE'S CORP. DIRECTORS AND EXECUTIVE OFFICERS. The Merger Agreement provides for one director of People's Corp. (selected by the Board of Directors of Webster in consultation with People's Corp.) to be invited to serve as an additional member of the Board of Directors of Webster Bank upon consummation of the Merger for a term not to expire prior to Webster's 2000 annual meeting of shareholders. This director will receive director's fees on the same basis as other non-employee directors of Webster Bank who are not directors of Webster. In addition, the non-employee directors of People's Corp. serving immediately prior to the Effective Time will be invited to serve on an advisory board to Webster Bank after the Bank Merger for a period of up to 24 months, with their compensation as advisory directors to be based on a quarterly retainer of $3,500 and a quarterly meeting attendance fee of $1,500. Such fees will not be payable to the advisory director who also serves as a Webster Bank director.

         Pursuant to existing employment and severance agreements of PSB&T, severance payments will be made upon consummation of the Merger to Richard S. Mansfield, John G. Medvec and Teresa D. Sasinski. The payments to Messrs. Mansfield and Medvec and Ms. Sasinski, which are limited to the maximum amount that can be paid without adverse tax consequences under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), will be based on three times their respective average annual compensation includible in their gross income for federal tax purposes for the calendar years 1992 through 1996, including taxable income attributable to stock options exercised. On this basis, the severance payable to Messrs. Mansfield and Medvec and Ms. Sasinski upon consummation of the Merger would be approximately $494,000, $357,000, and $197,000, respectively.

         Webster has agreed to honor existing written deferred compensation, employment, change of control and severance contracts with the directors and employees of People's Corp. and PSB&T. The employment agreements of Messrs. Mansfield and Medvec and Ms. Sasinski were amended in connection with the Merger Agreement. As amended, those agreements provide that upon consummation of the Merger, Webster Bank has agreed to employ Messrs. Mansfield and Medvec and Ms. Sasinski for three years as officers of Webster Bank. Webster Bank will also offer a position of at-will employment to each of PSB&T branch office personnel in good standing at the Effective Time and will provide severence as well as outplacement assistance to other employees of People's Corp. and PSB&T who are not offered positions at the Effective Time. See "THE MERGER -- Interests of Certain Persons in the Merger -- Arrangements with and Payments to People's Corp. Directors and Executive Officers."

         Webster has agreed to (i) indemnify the directors, officers and employees of People's Corp. as to certain matters, and (ii) subject to the conditions set forth in the Merger Agreement, use commercially reasonable efforts to cause the persons serving as officers and directors of People's Corp. immediately prior to the Effective Time to be covered by directors' and officers' liability insurance for a period of at least one year. See "THE MERGER -- Indemnification."

DESCRIPTION OF WEBSTER CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS

         If the Merger is consummated, the holders of People's Common Stock will become holders of Webster Common Stock. There are certain differences between the rights of Webster shareholders and People's Corp. shareholders. For a description of the capital stock of Webster and a summary of such differences in shareholder rights, see "DESCRIPTION OF WEBSTER CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS."

MARKET PRICES OF COMMON STOCK

         Both Webster Common Stock and People's Common Stock are traded on The Nasdaq National Market. The symbol for Webster Common Stock is "WBST". The symbol for People's Common Stock is "PBNB".

         The following table sets forth per share closing prices of the Webster Common Stock and the People's Common Stock on The Nasdaq National Market as of the dates specified and the pro forma equivalent market value of the Webster Common Stock to be issued for the People's Common Stock in the Merger. See "MARKET PRICES AND DIVIDENDS."

                                                                                                      People's
                                                                                                    Common Stock
                                                     Last Reported Sale Price                         Pro Forma
                                                   Webster                People's                 Equivalent Market
Date                                            Common Stock           Common Stock                     Value     (a)
----                                            ------------           ------------               ----------------

December 31, 1995.......................            $29.50                 $19.25                      $*
December 31, 1996.......................             36.75                  27.75                       *
March 31, 1997..........................             35.13                  32.00                       *
April 3, 1997 (b).......................             35.50                  32.00                       *
_________ __, 1997 (c)..................

----------

(a) Determined by multiplying the respective closing prices of the Webster Common Stock by the Exchange Ratio calculated based on the average of the daily closing prices per share of Webster Common Stock for the 15 consecutive trading days on which shares of Webster Common Stock were actually traded prior to _________ __, 1997 (the most recent practicable date prior to the date of this Proxy Statement/Prospectus). See "THE MERGER -- Exchange Ratio."

(b) Last trading date prior to announcement of the execution of the Merger Agreement.

(c) The most recent practicable date prior to the date of this Proxy Statement/Prospectus.


         Shareholders are advised to obtain current market quotations for Webster Common Stock. It is expected that the market price of Webster Common Stock will fluctuate between the date of this Proxy Statement/Prospectus and the date on which the Merger is consummated. No assurance can be given as to the market price of Webster Common Stock at the time of the Merger.

COMPARATIVE PER SHARE DATA

         Following are certain comparative selected historical per share data of Webster and of People's Corp., pro forma combined per share data of Webster and People's Corp., and equivalent pro forma per share data of People's Corp. The financial data is based on, and should be read in conjunction with, the historical consolidated financial statements and the notes thereto of Webster and of People's Corp. and the pro forma combined financial statements and the notes thereto appearing in or incorporated by reference elsewhere into this Proxy Statement/Prospectus. All financial data presented for Webster prior to December 31, 1996 has been restated to reflect the financial results of DS Bancor. All per share data of Webster, People's Corp. and pro forma are presented on a fully diluted basis and have been adjusted retroactively to give effect to stock dividends. The pro forma data is not necessarily indicative of results which will be obtained on a combined basis. The pro forma data has not been adjusted to reflect any of the improvements in operating efficiencies that Webster anticipates may occur in the future due to the Merger.

----------

*    Data/information   to   be   calculated/provided   immediately   prior   to
     effectiveness of Registration Statement.



                                                      At or for the Three
                                                          Months Ended
                                                         March 31, 1997           At or for the Year Ended December 31,
                                                         --------------           -------------------------------------

Net Income (loss) per fully diluted Common Share:                                 1996              1995           1994
                                                                                  ----              ----           ----
  Webster -- historical  (a).....................          $  (.41)             $  2.70         $  2.25          $  2.19
  People's Corp. -- historical...................              .54                 2.03            1.70             1.76
  Pro Forma Combined (a) (b).....................             (.28)                2.64            2.20             2.12
  People's Corp. Equivalent Pro Forma (c)........            *                     *               *                *

Cash Dividends per Common Share:
   Webster -- historical.........................              .18                  .68             .64              .52
   People's Corp. -- historical..................              .23                  .91             .88              .88
   Pro Forma Combined............................              .18                  .68             .64              .52
   People's Corp. Equivalent Pro Forma (c).......             *                    *               *                *

Book Value per Common Share:
   Webster -- historical.........................            23.78                24.72           23.72            20.20
   People's Corp. -- historical..................            24.14                24.24           22.90            20.73
   Pro Forma Combined (b)........................            23.73                24.94           24.16            21.12
   People's Corp. Equivalent Pro Forma (c).......             *                    *               *                *

----------
(a) Includes non-recurring expenses of $25.5 million ($19.9 million of merger related costs and $5.6 million of provisions for loan losses related to the DS Bancor, Inc. ("DS Bancor") acquisition), $500,000 of merger related costs related to the acquisition of 20 banking offices of Shawmut Bank Connecticut National Association (now Fleet National Bank of Connecticut) ("Shawmut Acquisition"), $5.2 million ($4.7 million for a special assessment related to the recapitalization of the SAIF and $500,000 for conversion costs related to the Shawmut acquisition), $6.4 million ($3.3 million of expenses related to the Shelton Bancorp, Inc. ("Shelton") acquisition, $2.1 million of expenses related to changing the name of and merging together Webster's banking subsidiaries, and $1.0 million of expenses related to charges incurred in the preparation for the Shawmut Acquisition), and $5.7 million ($5.0 million related to the write-down of the First Constitution Bank ("First Constitution") core deposit intangible asset and $700,000 of expenses related to the Shoreline Bank & Trust Company ("Shoreline") acquisition) for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.

(b) Pro forma combined amounts shown above reflect the proposed acquisition of People's Corp. on a pooling-of-interests basis for each period shown as if the Merger had occurred at the beginning of such period.

(c) People's Corp. equivalent pro forma per share amounts are calculated by multiplying the pro forma combined amounts by the Exchange Ratio calculated based on the average daily closing prices per share of Webster Common Stock for the 15 consecutive trading days on which shares of Webster Common Stock were actually traded prior to __________ ___, 1997 (the most recent practicable date prior to the date of this Proxy Statement/Prospectus). See "THE MERGER -- Exchange Ratio."


----------

*    Data/information   to   be   calculated/provided   immediately   prior   to
     effectiveness of Registration Statement.

SUMMARY FINANCIAL AND OTHER DATA

         The following tables present summary historical financial and other data for Webster and People's Corp. as of the dates and for the periods indicated. This summary data is based upon, and should be read in conjunction with, the historical and pro forma consolidated financial statements and notes thereto of Webster and People's Corp. incorporated by reference or appearing elsewhere herein. As to historical information, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For pro forma information, see "-- Comparative Per Share Data" above and "PRO FORMA COMBINED FINANCIAL STATEMENTS" appearing elsewhere herein. The pro forma combined financial statements also include the proposed acquisition of Sachem. All adjustments necessary for a fair presentation of financial position and results of operations of interim periods have been included. The pro forma amounts are not necessarily indicative of results which will be obtained on a combined basis. The pro forma data has not been adjusted to reflect any of the improvements in operating efficiencies that Webster anticipates may occur in the future due to the Merger. All financial data presented for Webster prior to December 31, 1996 has been restated to reflect the financial results of DS Bancor.

SELECTED CONSOLIDATED FINANCIAL DATA - WEBSTER

FINANCIAL CONDITION
  AND OTHER DATA - WEBSTER
      (DOLLARS IN THOUSANDS)               AT MARCH 31,                              AT DECEMBER 31,
                                      ----------------------- --------------------------------------------------------
                                         1997        1996        1996         1995        1994        1993        1992
                                      ----------- ----------- ----------- ----------- ----------- ----------- --------
Total Assets........................  $ 5,583,619 $ 5,056,948 $ 5,126,278 $ 4,474,153 $ 4,276,541 $ 3,677,524 $ 3,558,429
Loans Receivable, Net...............    3,431,896   3,376,721   3,384,465   2,767,295   2,708,643   2,247,222   2,230,190
Securities..........................    1,778,028   1,251,335   1,376,479   1,374,621   1,159,803   1,013,007     712,501
Segregated Assets, Net..............       69,889      98,967      75,670     104,839     137,096     176,998     223,907
Core Deposit Intangible (a).........       44,971      49,831      46,442       7,565       9,061      16,083      20,426
Deposits............................    4,054,179   4,199,007   4,099,501   3,458,347   3,459,691   2,972,795   2,990,010
FHL Bank Advances and Other
   Borrowings.......................    1,081,081     491,361     654,757     649,990     525,520     418,593     316,726
Shareholders' Equity................      283,537     291,621     292,093     290,782     223,944     192,713     187,780
Number of Banking Offices...........           78          67          78          67          67          62          61


OPERATING DATA - WEBSTER                   AT OR FOR THE
      (DOLLARS IN THOUSANDS)               THREE MONTHS
                                          ENDED MARCH 31,               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                      ----------------------- -----------------------------------------------------------
                                         1997        1996        1996         1995        1994        1993        1992
                                      ----------- ----------- ----------- ----------- ----------- ----------- -----------

Interest Income.....................  $    92,026 $    84,179 $   355,937 $   305,400 $   268,102 $   228,924 $   165,165
Interest Expense....................       50,655      49,302     200,993     183,108     141,282     124,619      93,090
                                      ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net Interest Income.................       41,371      34,877     154,944     122,292     126,820     104,305      72,075
Provision for Loan Losses...........        7,025       1,650       8,850       5,625       5,480       7,072       6,949
Noninterest Income..................        7,305       5,734      29,524      25,659      16,730      18,046      11,478
Noninterest Expenses:
   Non-recurring Expenses...........       19,858         500       5,230       6,371       5,700           -           -
   Foreclosed Property Expenses, Net          437       1,393       3,389       5,801       9,853       9,886       9,882
   Other Noninterest Expenses.......       30,564      24,786     112,122      90,955      89,352      72,224      45,168
                                      ----------- ----------- ----------- ----------- ----------- ----------- -----------
     Total Noninterest Expenses.....       50,859      26,679     120,741     103,127     104,905      82,110      55,050
                                      ----------- ----------- ----------- ----------- ----------- ----------- -----------
Income (Loss) before Income Taxes...       (9,208)     12,282      54,877      39,199      33,165      33,169      21,554
Income Taxes........................       (4,250)      4,594      20,390      13,266       8,770      13,943      10,300
                                      ----------- ----------- ----------- ----------- ----------- ----------- -----------

Net Income (Loss) before Cumulative
   Change ..........................       (4,958)      7,688      34,487      25,933      24,395      19,226      11,254
Cumulative Change (b)...............            -           -           -           -           -       6,123           -
                                      ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net Income (Loss)...................       (4,958)      7,688      34,487      25,933      24,395      25,349      11,254
Preferred Stock Dividends...........            -         324       1,149       1,296       1,716       2,653         581
                                      ----------- ----------- ----------- ----------- ----------- ----------- -----------
Net Income (Loss) Available to Common
   Shareholders.....................  $    (4,958)    $ 7,364    $ 33,338    $ 24,637    $ 22,679    $ 22,696 $    10,673
                                      =========== =========== =========== =========== =========== =========== ===========

Loan Originations During Period.....  $   174,972 $   151,283 $   748,604 $   556,103 $ 1,001,643 $   657,492 $   505,255
Net Increase (Decrease) in Deposits.      (45,322)    740,660     641,154      (1,344)    486,896     (17,215)  1,477,776
Loans Serviced for Others...........    1,116,342     874,246   1,151,021     900,153   1,078,637     507,599     854,390
Capitalized Mortgage Loan
   Servicing Rights.................        5,425       2,594       5,349       2,999       4,807       1,955       3,163

See footnotes on the following page

SIGNIFICANT STATISTICAL DATA - WEBSTER

                                             AT OR FOR THE
                                             THREE MONTHS
                                            ENDED MARCH 31,                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                                        ------------------------    --------------------------------------------------------
                                            1997        1996            1996       1995       1994        1993       1992
                                        -----------   ----------    ---------- ---------- ---------  ----------  -----------
FOR THE PERIOD:  (c)
Net Income (Loss) per Common Share:
   Primary............................  $ (0.41)(d)   $  0.62(d)    $  2.82(d) $  2.35(d) $  2.31(d) $  1.93(f)  $  1.29
   Fully Diluted......................  $ (0.41)(d)   $  0.60(d)    $  2.70(d) $  2.25(d) $  2.19(d) $  1.83(f)  $  1.28
Cash Dividends Paid per Common
   Share..............................  $  0.18       $  0.16       $  0.68    $  0.64    $  0.52    $  0.50     $  0.48
Return on Average Assets..............    (0.38)%(e)     0.65%(e)      0.68%(e)   0.60%(e)   0.61%(e)   0.54%(f)    0.51%
Return on Average Shareholders'
   Equity.............................    (6.97)%(e)    10.54%(e)     11.54%(e)  10.47%(e)  11.23%(e)  10.04%(f)    7.47%
Average Shareholders' Equity to
   Average Assets.....................     5.40%         6.12%         5.90%      5.69%      5.44%      5.35%       6.79%
Interest Rate Spread..................     3.20%         2.96%         3.13%      2.79%      3.16%      2.97%       3.26%
Net Yield on Average Earning Assets...     3.32%         3.09%         3.22%      2.92%      3.22%      3.05%       3.42%
Noninterest Expenses to Average
   Assets.............................     3.93%         2.24%         2.39%      2.37%      2.62%      2.29%(f)    2.48%
Noninterest Expenses (Excluding
   Foreclosed Property Expenses and
   Provisions) to Average Assets (c)..     3.83%(e)      2.12%(e)      2.22%(e)   2.23%(e)   2.38%(e)   2.02%       2.04%
Ratio of Earnings to Fixed Charges....     0.24x         2.14x         2.29x      1.80x      1.95x      2.32x       2.54%

AT END OF PERIOD:
Book Value per Common Share ..........  $ 23.78       $ 24.05       $ 24.72    $ 23.72    $ 20.20    $ 19.88     $ 19.75
Tangible Book Value per Common
   Share..............................  $ 19.95       $ 19.68       $ 20.66    $ 23.06    $ 19.32    $ 17.98     $ 17.27
Common Shares Outstanding (000's).....   11,953        11,413        11,418     11,536     10,234      8,435       8,242
Shareholders' Equity to Total Assets..     5.08%         5.77%         5.70%      6.50%      5.24%      5.24%       5.28%
Nonaccrual Assets to Total Assets.....     0.94%         1.45%         1.03%      1.62%      1.99%      2.42%       2.94%
Allowance for Loan Losses to
    Nonaccrual Loans..................   124.58%       102.59%       103.87%     94.37%    107.29%     98.14%      87.08%
Allowances for Nonaccrual Assets to
   Nonaccrual Assets..................    92.43%        72.69%        78.73%     67.72%     66.32%     60.92%      62.88%

(a) The increase in the core deposit intangible in 1996 is a result of certain assets and liabilities purchased in the Shawmut acquisition.
(b) Reflects cumulative change in method of accounting for income taxes adopted by Webster in 1993 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 ("FASB 109").
(c) Includes non-recurring expenses of $25.5 million ($19.9 million of merger related costs and $5.6 million of provisions for loan losses related to the DS Bancor acquisition), $500,000 of merger related costs related to the Shawmut Acquisition, $5.2 million ($4.7 million for a special assessment related to the recapitalization of the SAIF and $500,000 for conversion costs related to the Shawmut acquisition), $6.4 million ($3.3 million of expenses related to the Shelton acquisition, $2.1 million of expenses related to changing the name of and merging together Webster's banking subsidiaries, and $1.0 million of expenses related to charges incurred in the preparation for the Shawmut Acquisition), and $5.7 million ($5.0 million related to the write-down of the First Constitution core deposit intangible asset and $700,000 of expenses related to the Shoreline acquisition) for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994, respectively.
(d) Net income per common share calculated on a primary and fully diluted basis, excluding non-recurring expenses, was $.83 and $.82, respectively, for the three months ended March 31, 1997, $.65 and $.62, respectively, for the three months ended March 31, 1996, $3.08 and $2.94, respectively, for the year ended December 31, 1996, $2.70 and $2.57, respectively, for the year ended December 31, 1995 and $2.65 and $2.48, respectively, for the year ended December 31, 1994.
(e) Return on average assets, excluding non-recurring expenses, was .76%, .67%, .74%, .68% and .69% for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994, respectively. Return on average shareholders' equity, excluding non-recurring expenses, was 14.11%, 10.94%, 12.56%, 11.96%, and 12.75% for the three months ended March
     31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively. Noninterest expenses (excluding foreclosed property expenses and provisions) to average assets, excluding non-recurring expenses, was 2.20%, 2.08%, 2.29%, 2.09%, and 2.23% for the three months ended March 31,
     1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.
(f) Does not give effect to $6.1 million of additional income in 1993 resulting from the cumulative change of Webster's adoption of FASB 109. Giving effect to such cumulative change, (i) net income per common share for 1993 was $2.60 on a primary basis and $2.43 on a fully diluted basis; (ii) return on average assets for 1993 was .76%; and (iii) return on average shareholders' equity for 1993 was 12.80%.

SELECTED CONSOLIDATED FINANCIAL DATA - PEOPLE'S CORP.

FINANCIAL CONDITION
  AND OTHER DATA - PEOPLE'S CORP.          AT MARCH 31,                          AT DECEMBER 31,
                                           -------------      -----------------------------------------------------
      (Dollars in Thousands)             1997       1996        1996       1995       1994       1993       1992
                                       ---------  ---------   ---------  ---------  ---------  ---------  ---------

Total Assets.......................... $ 479,099  $ 406,276   $ 482,394  $ 410,164  $ 402,089  $ 354,927  $ 335,396
Loans Receivable, Net.................   261,799    242,850     258,057    237,719    226,324    212,173    231,282
Securities............................   194,891    129,601     202,916    132,232    141,753    122,161     76,452
Deposits..............................   359,853    342,181     358,060    339,365    321,702    299,467    283,495
FHL Bank Advances and Other
   Borrowings.........................    67,545     14,608      71,250     18,950     33,450      7,910      7,000
Shareholders' Equity..................    46,025     43,925      46,201     44,713     41,321     42,438     40,275
Number of Banking Offices.............         9          9           9          8          8          6          6

OPERATING DATA - PEOPLE'S CORP.     AT OR FOR THE THREE MONTHS
      (DOLLARS IN THOUSANDS)              ENDED MARCH 31,             AT OR FOR THE YEAR ENDED DECEMBER 31,
                                          ---------------     -----------------------------------------------------
                                         1997       1996        1996       1995       1994       1993       1992
                                       ---------  ---------   ---------  ---------  ---------  ---------  ---------
Interest Income....................... $   8,516  $   7,059   $  30,521  $  27,522  $  25,062  $  24,146  $  25,366
Interest Expense......................     4,654      3,772      16,428     14,483     11,270     10,666     12,552
                                       ------------------------------------------------------  --------------------
Net Interest Income...................     3,862      3,287      14,093     13,039     13,792     13,480     12,814
Provision for Loan Losses.............       240         64         938        101        129      1,010      1,255
Noninterest Income....................       741        566       2,655      2,243        737      1,978        934
Noninterest Expenses:
   Foreclosed Property Expenses, Net..        35         (1)        118        453        253        527        713
   Other Noninterest Expenses.........     2,577      2,369       9,696      9,156      8,141      6,364      5,561
                                       ---------  ---------   ---------  ---------  ---------  ---------  ---------
     Total Noninterest Expenses.......     2,612      2,368       9,814      9,609      8,394      6,891      6,274
                                       ---------  ---------   ---------  ---------  ---------  ---------  ---------
   Income before Income Taxes.........     1,751      1,421       5,996      5,572      6,006      7,557      6,219
Income Taxes..........................       677        533       1,982      2,184      2,441      3,090      2,923
                                       ---------  ---------   ---------  ---------  ---------  ---------  ---------
Net Income before Cumulative Change .. $   1,074  $     888   $   4,014  $   3,388  $   3,565  $   4,467  $   3,296
Cumulative Change.....................                                                               285
                                       ---------  ---------   ---------  ---------  ---------  ---------  ---------
Net Income  Available to Common
   Shareholders....................... $   1,074  $     888   $   4,014  $   3,388  $   3,565  $   4,752  $   3,296
                                       =========  =========   =========  =========  =========  =========  =========

Loan Originations During Period....... $  15,881  $  14,803   $  68,975  $  51,206  $  64,177  $  82,524  $  93,858
Net Increase in Deposits..............     1,793      2,816      18,695     17,663     22,235     15,972     32,727
Loans Serviced for Others.............    63,557     65,320      63,661     66,833     67,835     64,745     42,335
Capitalized Mortgage Loan
   Servicing Rights...................        42          -          35          -          -          -          -


SIGNIFICANT STATISTICAL DATA - PEOPLE'S CORP.

                                    AT OR FOR THE THREE MONTHS
                                          ENDED MARCH 31,             AT OR FOR THE YEAR ENDED DECEMBER 31,
                                          ---------------     ----------------------------------------------------
                                         1997       1996        1996       1995       1994       1993       1992
                                       ---------  ---------   ---------  ---------  ---------  ---------  --------
FOR THE PERIOD:
Net Income per Common Share:
   Primary............................  $  0.54    $  0.45     $  2.05    $  1.71    $  1.76    $  2.18    $  1.60
   Fully Diluted......................  $  0.54    $  0.45     $  2.03    $  1.70    $  1.76    $  2.18    $  1.60
Cash Dividends Paid per Common
   Share..............................  $  0.23    $  0.22     $  0.91    $  0.88    $  0.88    $  0.84    $  0.74
Return on Average Assets .............     0.90%      0.88%       0.93%      0.84%      0.92%      1.30%      1.04%
Return on Average Shareholders'
   Equity.............................     9.09%      7.92%       8.91%      7.84%      8.38%     10.79%      8.42%
Average Shareholders' Equity to
   Average Assets.....................     9.87%     11.09%      10.39%     10.74%     11.03%     12.02%     12.42%
Interest Rate Spread..................     2.96%      3.00%       3.00%      3.02%      3.43%      3.73%      3.74%
Net Yield on Average Earning Assets...     3.33%      3.38%       3.41%      3.41%      3.74%      4.07%      4.22%
Noninterest Expenses to Average
   Assets.............................     2.18%      2.34%       2.26%      2.39%      2.18%      2.00%      1.99%
Noninterest Expenses (Excluding
   Foreclosed Property Expenses and
   Provisions) to Average Assets......     2.15%      2.34%       2.24%      2.28%      2.11%      1.85%      1.76%
Ratio of Earnings to Fixed Charges....     2.56x      5.28x       3.44x      4.29x      4.25x      6.29x      9.07x

AT END OF PERIOD:
Book Value per Common Share ..........  $ 24.14    $ 22.94     $ 24.24    $ 22.90    $ 20.73    $ 21.29    $ 19.48
Tangible Book Value per Common
   Share..............................  $ 22.61    $ 21.22     $ 22.66    $ 21.21    $ 18.85    $ 21.29    $ 19.48
Common Shares Outstanding (000's) ....    1,907      1,915       1,906      1,952      1,989      1,993      2,067
Shareholders' Equity to Total Assets..     9.61%     10.81%       9.58%     10.90%     10.25%     11.96%     12.01%
Nonaccrual Assets to Total Assets.....     0.36%      0.28%       0.37%      0.22%      0.48%      0.89%      1.40%
Allowance for Loan Losses to
   Nonaccrual Loans ..................   126.82%    147.65%     101.81%    218.86%    137.77%     93.56%     53.06%
Allowances for Nonaccrual Assets to
   Nonaccrual Assets..................   105.64%    135.50%      89.00%    175.53%     92.89%     70.06%     41.42%

PRO FORMA COMBINED FINANCIAL DATA - UNAUDITED

FINANCIAL CONDITION
  AND OTHER DATA - PRO FORMA
      (DOLLARS IN THOUSANDS)              AT MARCH 31,                AT OR FOR THE YEAR ENDED DECEMBER 31,
                                     ----------------------   -----------------------------------------------------
                                       1997         1996        1996       1995       1994       1993       1992
                                     ----------   ---------   ---------  ---------  ---------  ---------  ---------

Total Assets.....................    $6,062,790  $5,462,070  $5,607,210 $4,883,402 $4,677,859 $4,032,451 $3,893,825
Loans Receivable, Net............     3,692,195   3,619,571   3,642,522  3,005,014  2,934,967  2,459,395  2,461,472
Securities.......................     1,971,046   1,379,741   1,577,702  1,505,919  1,300,793  1,135,168    788,953
Segregated Assets, Net...........        69,889      98,967      75,670    104,839    137,096    176,998    223,907
Core Deposit Intangible..........        44,971      49,831      46,442      7,565      9,061     16,083     20,426
Deposits.........................     4,414,032   4,541,188   4,457,561  3,797,712  3,781,393  3,272,262  3,273,505
FHL Bank Advances and Other
   Borrowings....................     1,148,817     505,969     726,007    668,940    558,970    426,503    323,726
Shareholders' Equity.............       325,730     334,392     336,832    334,580    264,494    235,151    228,055
Number of Banking Offices........            87          76          87         76         75         68         67

OPERATING DATA - PRO FORMA          AT OR FOR THE THREE MONTHS
      (DOLLARS IN THOUSANDS)             ENDED MARCH 31,              AT OR FOR THE YEAR ENDED DECEMBER 31,
                                     ----------------------   -----------------------------------------------------
                                       1997         1996        1996       1995       1994       1993       1992
                                     ----------   ---------   ---------  ---------  ---------  ---------  ---------
Interest Income..................    $  100,542   $  91,238   $ 386,458  $ 332,922  $ 293,164  $ 253,070  $ 190,531
Interest Expense.................        55,309      53,074     217,421    197,591    152,552    135,285    105,642
                                     ----------   ---------   ---------  ---------  ---------  ---------  ---------
Net Interest Income..............        45,233      38,164     169,037    135,331    140,612    117,785     84,889
Provision for Loan Losses........         7,265       1,714       9,788      5,726      5,609      8,082      8,204
Noninterest Income...............         8,046       6,300      32,179     27,902     17,467     20,024     12,412
Noninterest Expenses:
   Non-recurring Expenses........        19,858         500       5,230      6,371      5,700          -          -
   Foreclosed Property Expenses, Net        472       1,392       3,507      6,254     10,106     10,413     10,595
   Other Noninterest Expenses....        33,141      27,155     121,818    100,111     97,493     78,588     50,729
                                     ----------   ---------   ---------  ---------  ---------  ---------  ---------
     Total Noninterest Expenses..        53,471      29,047     130,555    112,736    113,299     89,001     61,324
                                     ----------   ---------   ---------  ---------  ---------  ---------  ---------
Income (Loss) before Income Taxes        (7,457)     13,703      60,873     44,771     39,171     40,726     27,773
Income Taxes.....................        (3,573)      5,127      22,372     15,450     11,211     17,033     13,223
                                     -----------  ---------   ---------  ---------  ---------  ---------  ---------
Net Income (Loss) before Cumulative
   Change .......................        (3,884)      8,576      38,501     29,321     27,960     23,693     14,550
Cumulative Change................             -           -           -          -          -      6,408          -
                                     ----------   ---------   ---------  ---------  ---------  ---------  ---------
Net Income (Loss)................        (3,884)      8,576      38,501     29,321     27,960     30,101     14,550
Preferred Stock Dividends........             -         324       1,149      1,296      1,716      2,653        581
                                     ----------   ---------   ---------  ---------  ---------  ---------  ---------
Net Income (Loss) Available to
   Common Shareholders...........    $   (3,884)  $   8,252   $  37,352  $  28,025 $   26,244  $  27,448  $  13,969
                                     ===========  =========   =========  ========= ==========  =========  =========

Loan Originations During Period..    $  190,853   $ 166,086   $ 817,579   $607,309 $1,065,820  $ 740,016  $ 599,113
Net Increase (Decrease) in Deposits     (43,529)    743,476     659,849     16,319    509,131     (1,243) 1,510,503
Loans Serviced for Others........     1,179,899     939,566   1,214,682    966,986  1,146,472    572,344    896,725
Capitalized Mortgage Loan
   Servicing Rights..............         5,467       2,594       5,384      2,999      4,807      1,955      3,163

SIGNIFICANT STATISTICAL DATA - PRO FORMA COMBINED - UNAUDITED

                                    AT OR FOR THE THREE MONTHS
                                          ENDED MARCH 31,             AT OR FOR THE YEAR ENDED DECEMBER 31,
                                          ---------------     ----------------------------------------------------
                                         1997       1996        1996       1995       1994       1993       1992
                                       ---------  ---------   ---------  ---------  ---------  ---------  --------
FOR THE PERIOD:  (a)
Net Income (Loss) per Common Share:
   Primary............................  $ (0.28)(b)   $  0.60(b)    $  2.74(b) $  2.27(b) $  2.22(b) $  2.01    $  1.34
   Fully Diluted......................  $ (0.28)(b)   $  0.58(b)    $  2.64(b) $  2.20(b) $  2.12(b) $  1.92    $  1.34
Cash Dividends Paid per Common
   Share..............................  $  0.18       $  0.16       $  0.68    $  0.64    $  0.52    $  0.50    $  0.48
Return on Average Assets .............    (0.27)%(c)     0.66%(c)      0.70%(c)   0.62%(c)   0.61%(c)   0.60%      0.57%
Return on Average Shareholders'
   Equity.............................    (4.68)%(c)    10.19%(c)     11.20%(c)  10.08%(c)  10.76%(c)  10.17%      7.66%
Average Shareholders' Equity to
   Average Assets.....................     5.78%         6.51%         6.27%      6.11%      5.67%      5.93%      7.49%
Interest Rate Spread..................     3.17%         2.96%         3.11%      2.80%      3.18%      3.03%      3.32%
Net Yield on Average Earning Assets...     3.32%         3.11%         3.23%      2.96%      3.27%      3.14%      3.52%
Noninterest Expenses to Average
   Assets.............................     3.72%         2.25%         2.38%      2.37%      2.47%      2.27%      2.42%
Noninterest Expenses (Excluding
   Foreclosed Property Expenses and
   Provisions) to Average Assets......     3.69%(c)      2.14%(c)      2.32%(c)   2.24%(c)   2.25%(c)   2.00%      2.00%
Ratio of Earnings to Fixed Charges....     0.44x         2.24x        2.35x      1.97x       2.08x      2.47x      2.89x

AT END OF PERIOD:
Book Value per Common Share ..........  $ 23.73       $ 24.18      $ 24.94     $24.16    $  21.12    $ 20.47    $ 18.22
Tangible Book Value per Common
   Share..............................  $ 20.06       $ 20.13      $ 21.17     $23.34    $  20.03    $ 18.90    $ 16.21
Common Shares Outstanding (000's) ....   13,726        13,118       13,113     13,136      11,702     10,267     10,141
Shareholders' Equity to Total Assets..     5.37%         6.12%        6.01%      6.85%       5.65%      5.83%      5.86%
Nonaccrual Assets to Total Assets.....     0.89%         1.36%        0.98%      1.53%       1.86%      2.29%      2.81%
Allowance for Loan Losses to
   Nonaccrual Loans...................   128.39%       103.49%      103.80%     96.08%     108.06%     97.94%     85.46%
Allowances for Nonaccrual Assets to
   Nonaccrual Assets..................    95.60%        73.66%       79.06%     69.02%      66.90%     61.24%     61.96%

(a) Includes non-recurring expenses of $25.5 million ($19.9 million of merger related costs and $5.6 million of provisions for loan losses related to the DS Bancor acquisition), $500,000 of merger related costs related to the Shawmut acquisition, $5.2 million ($4.7 million for a special assessment related to the recapitalization of the SAIF and $500,000 for conversion costs related to the Shawmut Acquisition), $6.4 million ($3.3 million of expenses related to the Shelton acquisition, $2.1 million of expenses related to changing the name of and merging together Webster's banking subsidiaries, and $1.0 million of expenses related to charges incurred in the preparation for the Shawmut Acquisition), and $5.7 million ($5.0 million related to the write-down of the First Constitution core deposit intangible asset and $700,000 of expenses related to the Shoreline acquisition) for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994, respectively.
(b) Net income per common share calculated on a primary and fully diluted basis, excluding non-recurring expenses, was $.80 and $.79, respectively, for the three months ended March 31, 1997, $.60 and $.58, respectively, for the three months ended March 31, 1996, $2.97 and $2.85, respectively, for the year ended December 31, 1996, $2.57 and $2.48, respectively, for the year ended December 31, 1995 and $2.50 and $2.37, respectively, for the year ended December 31, 1994.
(c) Return on average assets, excluding non-recurring expenses, was .77%, .69%, .76%, .69% and .68% for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994, respectively. Return on average shareholders' equity, excluding non-recurring expenses, was 13.39%, 10.54%, 12.08%, 11.35%, and 12.03% for the three months ended March
     31, 1997, and 1996 and for the years ended December 31, 1996, 1995, and 1994, respectively. Noninterest expenses (excluding foreclosed property expenses and provisions) to average assets, excluding non-recurring expenses, was 2.31%, 2.10%, 2.22%, 2.10% and 2.13% for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994, respectively.

                                  RISK FACTORS

         People's Corp. shareholders should consider, among other matters, the following factors in voting upon the proposal to approve and adopt the Merger Agreement and the Merger provided for therein, consummation of which will result in holders of People's Common Stock receiving shares of Webster Common Stock.

GROWTH THROUGH ACQUISITIONS

         Since 1991, Webster has experienced significant growth, primarily as a result of acquisitions of other financial institutions. In September 1991, Webster Bank acquired certain assets and liabilities of Suffield Bank from the FDIC in an assisted transaction. In that acquisition, which was accounted for as a purchase transaction, among other things, Webster Bank assumed $247 million of deposit liabilities. In 1992, Webster Bank acquired most of the assets, all of the deposits and certain other liabilities of First Constitution, New Haven, Connecticut, from the FDIC in an assisted transaction. This acquisition increased Webster Bank's assets by $1.3 billion and, at that time, doubled the number of its banking offices. The First Constitution acquisition also was accounted for as a purchase transaction.

         In March 1994, Webster completed a conversion/acquisition of Bristol Savings Bank ("Bristol"). Upon that acquisition, which was accounted for as a purchase transaction, Webster acquired five full-service banking offices with $453 million in deposits, as well as Bristol's mortgage banking subsidiary. Also in 1994, Webster acquired Shoreline in a transaction accounted for as a pooling-of-interests. Shoreline had total assets of $51 million, deposit liabilities of $47 million and shareholders' equity of $4 million.

         In November 1995, Webster acquired Shelton, the holding company of Shelton Savings Bank, a state-chartered savings bank headquartered in Shelton, Connecticut. In that transaction, which was accounted for as a pooling-of-interests, Webster acquired from Shelton approximately $298 million of assets, including $224 million of loans, and approximately $273 million of deposits.

         In February 1996, Webster acquired 20 branch banking offices from Shawmut. In that transaction, which was accounted for as a purchase, Webster Bank assumed approximately $845 million in deposits and acquired approximately $586 million in loans.

         In January 1997, Webster acquired DS Bancor, the holding company of Derby Savings Bank, a state-chartered savings bank headquartered in Derby,
Connecticut. In that transaction, which was accounted for as a pooling-of-interests, Webster acquired from DS Bancor approximately $1.2 billion of assets, including $847 million of loans and approximately $970 million of deposits.

         On May 6, 1997, Webster announced that it had signed a definitive merger agreement to acquire Sachem, a trust company headquartered in Guilford, Connecticut. The Sachem acquisition will be accounted for as a purchase.

LEGISLATIVE AND GENERAL REGULATORY DEVELOPMENTS

         Webster is registered with the OTS as a savings and loan holding company. Webster Bank is, and following the Merger will continue to be, subject to extensive regulation by the OTS as its primary federal regulator and also to regulation as to certain matters by the FDIC. The OTS and FDIC have adopted numerous regulations and undertaken other regulatory initiatives, and further regulations and initiatives may be adopted. Future legislation or regulatory developments could have an adverse effect on Webster Bank.

         Under legislation enacted in September 1996, it is contemplated that separate and distinct charters of banks and savings associations will be abolished and a common charter will be developed for all federal and national financial institutions. If legislation with respect to the development of a common charter is enacted, Webster Bank may be required to convert its federal savings bank charter to either a new federal type of bank charter or to a state depository institution charter. Future legislation also may result in Webster becoming regulated at the holding company level by the Federal Reserve Board rather than by the OTS. Regulation by the Federal Reserve Board could subject Webster to capital requirements that are not currently applicable to Webster as a holding company under OTS regulation and may result in statutory limitations on the type of business activities in which Webster may engage at the holding company level, which business activities currently are not restricted. Webster is unable to predict whether such legislation will be enacted.

SOURCES OF FUNDS FOR CASH DIVIDENDS

         The principal sources of funds for Webster's payments of cash dividends on the Webster Common Stock, as well as for the payment of principal and interest on its $40 million principal amount of 8 3/4% Senior Notes due 2000 (the "Senior Notes") and the capital debentures (the "Capital Debentures") of Webster issued in connection with the sale of capital securities, are cash dividends from Webster Bank and liquid assets at the holding company level. At March 31, 1997, at the holding company level, Webster had liquid investments of $50.3 million. Webster Bank is, and following the Merger will be, subject to certain regulatory requirements that affect its ability to pay cash dividends to Webster. In addition, the Senior Notes and Capital Debentures contain certain covenants that affect Webster's ability to pay cash dividends on the Webster
Common Stock. See "DESCRIPTION OF WEBSTER CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS" and "MARKET PRICES AND DIVIDENDS."

EFFECT OF INTEREST RATE FLUCTUATIONS

         Webster's consolidated results of operations depend to a large extent on the level of its net interest income, which is the difference between interest income from interest-earning assets (such as loans and investments) and interest expense on interest-bearing liabilities (such as deposits and borrowings). If interest-rate fluctuations cause Webster's cost of funds to increase faster than the yield on its interest-bearing assets, net interest income will be reduced. Webster measures its interest-rate risk using simulation, price elasticity and other methods.

         Based on Webster's asset/liability mix at March 31, 1997, management's simulation analysis of the effects of changing interest rates projects that an instantaneous +/-100 basis point fluctuation in interest rates would decrease net interest income for the following twelve months by less than two percent. Based on Webster's asset-liability mix at March 31, 1997, management of Webster believes its interest risk is reasonable. Management of Webster also believes that the addition of People's Corp.'s assets and liabilities does not significantly alter the pro forma interest rate risk of Webster.

         While Webster uses various monitors of interest-rate risk, Webster is unable to predict future fluctuations in interest rates or the specific impact thereof. The market values of most of its financial assets are sensitive to fluctuations in market interest rates. Fixed-rate investments, mortgage-backed securities and mortgage loans decline in value and fixed-rate liabilities rise in value as interest rates rise. Although Webster's investment and mortgage-backed securities portfolios have grown in recent quarters, most of the growth has been in adjustable-rate securities or short-term securities with durations of less than three years.

         Changes  in  interest  rates  also  can  affect  the  amount  of  loans originated by Webster, as well as the value of its loans and other interest-earning assets and its ability to realize gains on the sale of such assets and liabilities. The extent to which borrowers prepay loans also is affected by prevailing interest rates. When interest rates increase, borrowers are less likely to prepay their loans; whereas, when interest rates decrease, borrowers are more likely to prepay loans. Funds generated by prepayments may be invested at a lower rate. Prepayments may adversely affect the value of mortgage loans, the levels of such assets that are retained in their portfolio, net interest income and loan servicing income. Similarly, prepayments on mortgage-backed securities also may affect adversely the value of these securities and interest income.

         Increases in interest rates may cause depositors to shift funds from accounts that have a comparatively lower cost such as regular savings accounts to accounts with a higher cost such as certificates of deposit. If the cost of deposits increases at a rate that is greater than the increase in yields on interest-earning assets, the interest-rate spread is negatively affected. Changes in the asset and liability mix also affect the interest-rate spread.


                                 SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         This Proxy Statement/Prospectus is first being mailed to the holders of People's Common Stock on or about __________ __, 1997, and is accompanied by a proxy card furnished in connection with the solicitation of proxies by the People's Corp. Board of Directors for use at the Special Meeting. The Special Meeting is scheduled to be held on __________ __, 1997, at ____ __.m., at _____________________________________________, Connecticut. At the Special
Meeting, the holders of People's Common Stock will consider and vote upon: (i) the proposal to approve and adopt the Merger Agreement and the Merger provided for therein, and (ii) such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof including, without limitation, a motion to adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement and the Merger or otherwise.

RECORD DATE AND VOTING

         The Board of Directors of People's Corp. has fixed the close of business on __________ __, 1997 as the Record Date for the determination of the holders of People's Common Stock entitled to receive notice of and to vote at the Special Meeting. Only holders of record of People's Common Stock at the close of business on that date will be entitled to vote at the Special Meeting or at any adjournment or postponement thereof. At the close of business on the Record Date, there were __________ shares of People's Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately _______ shareholders of record. No shares of preferred stock of People's Corp. are issued and outstanding.

         Each holder of People's Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Special Meeting or at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the shares of People's Common Stock issued and outstanding and entitled to be voted at the Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the calculation of the number of shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Since approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of People's Common Stock entitled to be voted at the Special Meeting, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

         If a quorum is not obtained, or if fewer shares of People's Common Stock are voted in favor of the proposal for approval of the Merger Agreement than the number required for approval, it is expected that the Special Meeting will be adjourned for the purpose of allowing additional time for obtaining additional proxies. In such event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the Merger Agreement. The holders of a majority of the shares present at the Special Meeting would be required to approve any adjournment of the Special Meeting.

         If the enclosed proxy card is properly executed and received by People's Corp. in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED PROXIES WITH NO INSTRUCTIONS INDICATED THEREON WILL

BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER PROVIDED FOR THEREIN.

         The Board of Directors of People's Corp. is not aware of any matters other than the proposal to approve and adopt the Merger Agreement and the Merger (or a proposal to adjourn or postpone the Special Meeting as necessary) that may be properly brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of People's Corp.

         PEOPLE'S CORP. SHAREHOLDERS SHOULD NOT FORWARD ANY PEOPLE'S COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WOULD BE SENT TO PEOPLE'S CORP. SHAREHOLDERS BY THE EXCHANGE AGENT PROMPTLY AFTER THE EFFECTIVE TIME.

VOTE REQUIRED; REVOCABILITY OF PROXIES

         The affirmative vote of at least two-thirds of the issued and outstanding shares of People's Common Stock entitled to be voted at the Special Meeting is required in order to approve and adopt the Merger Agreement and the Merger provided for therein.

         THE REQUIRED VOTE OF THE PEOPLE'S CORP. SHAREHOLDERS WITH RESPECT TO THE MERGER AGREEMENT IS BASED UPON THE TOTAL NUMBER OF OUTSTANDING SHARES OF PEOPLE'S COMMON STOCK AND NOT UPON THE NUMBER OF SHARES WHICH ARE ACTUALLY VOTED. ACCORDINGLY, THE FAILURE TO SUBMIT A PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING OR THE ABSTENTION FROM VOTING BY A SHAREHOLDER WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT AND THE MERGER.

         All of the directors and executive officers of People's Corp., who beneficially owned, as of the Record Date, an aggregate of __________ shares of People's Common Stock (excluding all People's Options) or approximately ______% of the outstanding shares of People's Common Stock, have entered into the Stockholder Agreement with Webster pursuant to which they have each agreed, among other things, to certain transfer restrictions and to vote all shares of People's Common Stock with respect to which they have the right to vote (whether owned as of the date of the Stockholder Agreement or thereafter acquired) in
favor  of  the  Merger  Agreement,   the  Merger  and  the  other   transactions
contemplated by the Merger Agreement and against any third party merger proposal. No separate consideration was paid to any of the directors or the executive officers for entering into the Stockholder Agreement. Webster required that the Stockholder Agreement be executed as a condition to Webster entering into the Merger Agreement.

         The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by (i) delivering to Teresa D. Sasinski, Senior Vice President and Secretary, People's Savings Financial Corp., 123 Broad Street, New Britain, Connecticut 06053, a written notice of revocation prior to the Special Meeting, (ii) delivering to People's Corp. prior to the Special Meeting a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person.

         The obligations of People's Corp. and Webster to consummate the Merger Agreement are subject, among other things, to the condition that the Merger Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of People's Common Stock entitled to vote thereon. See "THE MERGER -- Conditions to the Merger."

SOLICITATION OF PROXIES

         In addition to solicitation by mail, directors, officers and employees of People's Corp. may solicit proxies for the Special Meeting from shareholders personally or by telephone or telegram without additional remuneration therefor. The cost of soliciting proxies will be paid by People's Corp. In addition, People's Corp. has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in such solicitation. The fee to be paid to such firm is $4,000, plus reasonable out-of-pocket expenses. Such fee will be paid by Webster. People's Corp. will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so.


                                   THE MERGER

         The information in this Section is qualified in its entirety by reference to the full text of the Merger Agreement (including each of the exhibits thereto), the Stockholder Agreement and the Option Agreement, all of which are incorporated herein by reference and the material features of which are described in this Proxy Statement/Prospectus. A copy of the Merger Agreement (including each of exhibits thereto) and the other documents described in this Proxy Statement/Prospectus will be provided promptly without charge upon oral or written request addressed to Lee A. Gagnon, Executive Vice President, Chief Operating Officer and Secretary, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, telephone (203) 578-2217.

THE PARTIES

         The Merger Agreement was entered into among Webster, Merger Sub and People's Corp. The Merger Agreement provides for, among other things, Webster's acquisition of People's Corp. through the merger of Merger Sub, a wholly-owned subsidiary of Webster, into People's Corp.

         WEBSTER. Webster is a Delaware corporation and the holding company of Webster Bank, its wholly-owned federal savings bank subsidiary, both of which are headquartered in Waterbury, Connecticut. Deposits at Webster Bank are FDIC insured. Through Webster Bank, Webster currently serves customers from 78 banking offices located in New Haven, Fairfield, Litchfield, Hartford and Middlesex Counties in Connecticut. Webster's focus is on providing financial services to individuals, families and businesses. Webster emphasizes three business lines consumer banking, business banking and mortgage banking; each supported by centralized administration, marketing, finance and operations. Webster Bank's goal is to provide banking services that are fairly priced, reliable and convenient.

         At March 31, 1997, Webster had total consolidated assets of $5.6 billion, total deposits of $4.1 billion, and shareholders' equity of $283.5 million or 5.1% of total assets. The Webster consolidated financial statements as of March 31, 1997 include DS Bancor, which was acquired by Webster on January 31, 1997. At March 31, 1997, Webster had loans receivable, net of $3.4 billion, which included $2.6 billion in residential mortgage loans, $269.5 million in commercial real estate loans, $180.7 million in commercial and industrial loans and $392.5 million in consumer loans (consisting primarily of home equity loans). In addition, Segregated Assets, net were $69.9 million at March 31, 1997, which were comprised of commercial and industrial, commercial real estate and multi-family loans. At March 31, 1997, nonaccrual loans and other real estate owned ("OREO") were $52.2 million. At that date, Webster's allowance for loan losses was $48.2 million, or 124.6% of nonaccrual loans, and its total allowance for loan and OREO losses was $48.8 million, or 92.4% of nonaccrual loans and OREO. Additional information regarding Webster is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Webster, as a holding company, is regulated by the OTS. Webster Bank, as a federal savings bank, also is regulated by the OTS and as to certain matters by the FDIC.

         MERGER SUB. Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of Webster formed solely to facilitate the Merger. The separate corporate existence of Merger Sub will terminate upon the Merger.

         PEOPLE'S CORP. People's Corp. is a Connecticut corporation and the holding company of PSB&T, its wholly-owned Connecticut-chartered savings bank subsidiary, both of which are headquartered in New Britain, Connecticut. Deposits at PSB&T are FDIC insured. Through PSB&T, People's Corp. is engaged primarily in the business of attracting deposits from the public and using such deposits, with other funds, to make various types of loans and investments. Through PSB&T, People's Corp. currently serves customers from nine banking offices and three trust offices located primarily in Hartford and New Haven Counties, Connecticut. Its principal market area encompasses the City of New Britain and the Towns of Berlin, Newington, Southington, Rocky Hill, Plainville and Meriden.

         At March 31, 1997, People's Corp. had total consolidated assets of $479.1 million, total deposits of $359.9 million, and shareholders' equity of $46.0 million, or 9.6% of total assets. At March 31, 1997, People's Corp. had loans receivable, net of $261.8 million, which included $208.7 million in residential mortgage loans, $15.6 million in commercial real estate loans, $1.8 million in commercial loans and $37.8 million in home equity credit lines and consumer installment loans. At March 31, 1997, nonperforming loans and OREO were $1.7 million. At that date, People's Corp.'s allowance for loan losses was $1.8 million, or 126.8% of nonperforming loans, and its total allowance for loan losses and OREO was $1.8 million, or 105.6% of nonperforming loans and OREO. Additional information regarding People's Corp. is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         People's Corp., as a holding company, is regulated primarily by the Federal Reserve Board at the federal level and by the Connecticut Commissioner. PSB&T, as a state-chartered savings bank, is regulated by the Connecticut Commissioner and by the FDIC.

BACKGROUND OF THE MERGER

         People's Corp. was incorporated in 1989 as the bank holding company of PSB&T, three years following the conversion of PSB&T from mutual to stock form. The Board of Directors and management of People's Corp. have periodically reviewed the objectives of People's Corp. and various strategic alternatives available to People's Corp. These reviews involved evaluation of the existing franchise of People's Corp. and opportunities to enhance shareholder value through expansion. People's Corp. considered and pursued various expansion opportunities, including the purchase of other financial institutions, both on a government-assisted basis as well as through private negotiations. In 1994, People's Corp. purchased the trust assets of New Meriden Trust and Safe Deposit Company from the FDIC.

         More recently, the Board of Directors of People's Corp. became concerned about the ability of People's Corp. to enhance shareholder value because of the stagnant economy of the City of New Britain, its core market, PSB&T's heavy reliance on the very competitive residential mortgage market, and the lack of attractive and affordable expansion opportunities. In the fall of 1996, representatives of People's Corp. were contacted by representatives of Webster and informal discussions were held. Although those discussions did not result in serious negotiations or an offer from Webster, they did result in the Board of Directors of People's Corp. determining to attempt to ascertain the value of the People's Corp. franchise from a merger and acquisition perspective, as compared to remaining independent. People's Corp. engaged Advest as its financial advisor to assist in that evaluation.

         In early 1997, Advest compiled a package of relevant materials about People's Corp. and distributed the package to a group of eight potential acquirors identified by People's Corp. and Advest. That effort resulted in responses by four parties, one of which was withdrawn shortly thereafter for reasons unrelated to People's Corp. The remaining three parties were asked to perform due diligence before finalizing their proposals.

         Over the next three weeks, each of the parties performed a detailed due diligence investigation of People's Corp., including an examination of the books and records of People's Corp., and meetings with management officials. Upon completion of the due diligence, the three parties were asked to submit final proposals on March 27, 1997. The proposals included a cash acquisition of People's Corp., an acquisition for a combination of cash and equity securities (either common stock or convertible preferred stock) and Webster's proposal for an all stock merger. Following a detailed evaluation of each of the proposals, including a review of strategic alternatives with its financial advisor, the Board of Directors of People's Corp. authorized its financial advisor to pursue negotiations for a strategic merger with Webster. Those negotiations continued through April 3, 1997 whereupon the Board of Directors approved the definitive Merger Agreement and the Merger provided for therein.

RECOMMENDATION  OF THE PEOPLE'S  CORP.  BOARD OF  DIRECTORS  AND REASONS FOR THE
MERGER

         The Board of  Directors  of  People's  Corp.  has  approved  the Merger
Agreement and has determined that the Merger is fair to, and in the best interests of, People's Corp. and its shareholders. THE PEOPLE'S CORP. BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF PEOPLE'S COMMON STOCK VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER PROVIDED FOR THEREIN. The People's Corp. Board of Directors believes that the Merger will enable holders of People's Common Stock to realize increased value due to the premium over market price, net income per share and book value per share of People's Common Stock. The Board also believes that the Merger may enable People's Corp. shareholders to participate in opportunities for appreciation of Webster Common Stock. See "-- Opinion of People's Corp. Financial Advisor" below. In reaching its decision to approve the Merger Agreement, the Board consulted with its outside counsel regarding the legal terms of the Merger and the Board's fiduciary obligations in its consideration of the proposed merger, its financial advisor, Advest, regarding the financial aspects and fairness of the proposed Merger Agreement, as well as with management of People's Corp. and, without assigning any relative or specific weight, considered the following, which are all of the material factors considered, both from a short-term and long-term perspective:

                  (i) The People's Corp. Board's familiarity with, and review of, the business, financial condition, results of operations and prospects of People's Corp., including, but not limited to, its potential growth, development, productivity and profitability and the business risks associated therewith;

                  (ii) The current and prospective environment in which People's Corp. operates, including national and local economic conditions, the highly competitive environment for financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation in the financial services industry;

                  (iii) The potential appreciation in market and book value of People's Common Stock on both a short- and long-term basis, as a stand alone entity;

                  (iv)      The proposals of the two other interested parties;

                  (v) Information concerning the business, financial condition, results of operations, asset quality and prospects of Webster including the long-term growth potential of Webster Common Stock, the future growth prospects of Webster, combined with People's Corp. following the proposed Merger, and the potential synergies expected from the Merger and the business risks associated therewith;

                  (vi) The fact that Webster's offer of Webster Common Stock in exchange for People's Common Stock can be effected on a tax-free basis for People's Corp. shareholders, and the potential for appreciation and growth for the market and book value of Webster Common Stock following the proposed Merger;

                  (vii) The oral presentation and opinion of Advest that the terms of the Merger Agreement are fair to the holders of People's Common Stock from a financial point of view (see "-- Opinion of People's Corp. Financial Advisor" below);

                  (viii)    The advantages and  disadvantages  of People's Corp.
                            remaining   as   an   independent   institution   or
                            affiliating with a larger institution;

                  (ix) The short- and long-term interests of People's Corp. and its shareholders, the interests of the employees, customers, creditors and suppliers of People's Corp., and the interests of the People's Corp. community that may be served to advantage by an appropriate affiliation with a larger institution with increased economies of scale, and with a greater capacity to serve all of the banking needs of the community; and

                  (x) The compatibility with respect to businesses and management philosophies of People's Corp. and Webster and Webster's strong commitment to the communities it serves.

         On the basis of these considerations, the Merger Agreement was approved, and the Board of Directors recommends that the shareholders vote for the approval of the Merger Agreement and the Merger provided for therein.

PURPOSE AND EFFECTS OF THE MERGER

         The purpose of the Merger is to enable Webster to acquire the assets and business of People's Corp. and PSB&T. After the Merger, certain of PSB&T's nine banking offices will be operated as banking offices of Webster Bank and certain of such offices will be consolidated with Webster Bank offices.

         The Merger will result in an expansion of Webster's primary market area to include PSB&T's banking offices and trust offices in Hartford and New Haven Counties in Connecticut. The assets and business of PSB&T's banking offices will broaden Webster's existing operations in Hartford and New Haven Counties where Webster currently has 67 banking offices. The addition of PSB&T's trust offices will strengthen Webster's franchise by increasing market share and by the addition of trust and investment management services, which will expand Webster's ability to address the financial needs of its consumer and business banking customers. Webster expects to achieve reductions in the current operating expenses of PSB&T upon the consolidation of PSB&T's operations into Webster Bank, which would cause the closing of certain of PSB&T's or Webster's existing banking offices as well as certain reductions in administrative and support personnel. Upon consummation of the Merger, the issued and outstanding shares of People's Common Stock will automatically be converted into Webster Common Stock based on the Exchange Ratio. See "-- Exchange Ratio."

STRUCTURE

         The Merger will be effected by merging Merger Sub, a wholly-owned subsidiary of Webster formed to facilitate the Merger, into People's Corp., which will be the Surviving Corporation. Immediately after the consummation of the Merger, (i) Webster intends that the Surviving Corporation, a wholly-owned subsidiary of Webster, will be merged into Webster, with Webster being the surviving holding company, and (ii) PSB&T (which will then be a wholly-owned subsidiary of Webster) will be merged into Webster Bank. Webster Bank will be the federal savings bank resulting from the Bank Merger.

         Upon consummation of the Merger, except as discussed below, each outstanding share of People's Common Stock will be converted into the equivalent of $34.00 of Webster Common Stock, plus cash to be paid in lieu of fractional shares. Shares held as treasury stock or held directly or indirectly by People's Corp., Webster or any of their subsidiaries (other than Trust Account Shares and DPC Shares) shall be canceled. Dissenting Shares will not be automatically converted. See "--Dissenters' Appraisal Rights."

         People's Corp. and Webster expect that the Merger will be consummated in the third quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods. If the Merger is not consummated by December 31, 1997, the Merger Agreement will be terminated unless People's Corp. and Webster mutually consent to an extension.

         Notwithstanding any provision of the Merger Agreement to the contrary, Webster may elect to modify the structure of the transactions contemplated by the Merger Agreement as noted therein so long as (i) there are no material adverse federal income tax consequences to the People's Corp. shareholders as a result of such modification, (ii) the consideration to be paid to People's Corp. shareholders under the Merger Agreement is not thereby changed or reduced in amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. Webster presently has no intent to modify the structure.

EXCHANGE RATIO

         The Merger Agreement provides that at the Effective Time, except as discussed below, each issued outstanding share of People's Common Stock will be converted automatically into the equivalent of $34 of Webster Common Stock at the Exchange Ratio. Shares held as treasury stock and shares held directly or indirectly by People's Corp., Webster or any of their subsidiaries (other than Trust Account Shares and DPC Shares) shall be canceled. Dissenting Shares will not be converted into the right to receive shares of Webster Common Stock unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right to payment under applicable law. See "--Dissenters' Appraisal Rights" and Appendix B. The Exchange Ratio is determined by dividing $34.00 by the Base Period Trading Price, computed to five decimal places. The Exchange Ratio is subject to adjustment such that if the Base Period Trading Price is greater than $40.00, the Exchange Ratio will be
0.85000 and if the Base Period Trading Price is less than $34.00, the Exchange Ratio will be 1.00000. Furthermore, if the Base Period Trading Price is less than $32.00, the Merger Agreement may be terminated by People's Corp. unless Webster elects that the Exchange Ratio shall equal 1.06250.

         Based on the $ * average  of the  daily  closing  prices  per share for
                       --
Webster Common Stock for the 15 consecutive trading days on which shares of Webster Common Stock were actually traded prior to __________ __, 1997 (the most recent practicable date prior to the date of this Proxy Statement/ Prospectus), the Exchange Ratio would be * . Because the market price of Webster Common Stock
                            --
is subject to fluctuation, the Exchange Ratio for the number of shares of Webster Common Stock that holders of People's Common Stock will receive in the Merger may materially increase or decrease prior to the Merger. No assurance can be given as to the market price of Webster Common Stock at the time of the Merger. See "MARKET PRICES AND DIVIDENDS." Such variance would not alter the obligation of Webster or People's Corp. to consummate the Merger, except as provided above. Based on the __________ shares of People's Common Stock outstanding on ___________ __, 1997 and the Exchange Ratio of * , Webster would
                                                               --
issue up to __________ shares of Webster Common Stock to People's Corp. shareholders in the Merger, plus cash in lieu of

----------
* Data/information to be calculated/provided immediately prior to effectiveness of Registration Statement.

fractional shares. These numbers do not reflect the additional shares of Webster Common Stock to be issued in the event of the exercise prior to the Merger of the * existing People's Options.
    --

         Certificates for fractions of shares of Webster Common Stock will not be issued. Under the Merger Agreement, in lieu of a fractional share of Webster Common Stock, each holder of People's Common Stock will be entitled to receive an amount of cash equal to the fraction of a share of Webster Common Stock to which such holder would otherwise be entitled multiplied by the average (without respect to the number of shares traded) of the daily closing prices of Webster Common Stock, as reported on The Nasdaq National Market, for the 15 consecutive trading days ending on the third day preceding the closing date of the Merger. Following consummation of the Merger, no holder of People's Common Stock will be entitled to any dividends or any other rights in respect of any such fraction. The aggregate number of shares of Webster Common Stock, along with any cash to be paid in lieu of a fraction of a share of Webster Common Stock, payable to each holder of People's Common Stock, is hereinafter referred to as the "Purchase Price."

         The conversion of People's Common Stock held by shareholders of People's Corp. into shares of Webster Common Stock at the Exchange Ratio will occur automatically upon the Merger. Pursuant to the Merger Agreement, after the Effective Time, Webster will cause the Exchange Agent to make payment of the Purchase Price to each holder of shares of People's Common Stock who surrenders the certificate or certificates representing such shares to the Exchange Agent, together with a duly executed letter of transmittal.

         As soon as practicable after the Effective Time, the Exchange Agent will mail a letter of transmittal and instructions for use in surrendering certificates to each holder of record of People's Common Stock immediately prior to the Effective Time. Webster will cause to be deposited with the Exchange Agent certificates representing the aggregate number of shares of Webster Common Stock to be issued to People's Corp. shareholders, along with the cash to be paid in lieu of fractional shares. The Exchange Agent shall not be obligated, however, to deliver or cause to be delivered the Purchase Price to which any holder of People's Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of People's Common Stock for exchange, or, if not available, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by Webster. Likewise, no dividends or distributions with respect to Webster Common Stock payable to any such holder will be paid until such holder surrenders the certificate or certificates representing the shares of People's Common Stock for exchange. No interest will be paid or accrued to the shareholders of People's Corp. on cash in lieu of fractional shares or unpaid dividends and distributions, if any.

         If any certificate representing shares of Webster Common Stock is to be issued in a name other than that in which the certificate for such shares surrendered in exchange is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall either (i) pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate to a person other than the registered holder of the certificate surrendered or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. After the close of business of the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of People's Corp. of the shares of People's Common Stock outstanding immediately prior to the Effective Time and any such shares presented to the Exchange Agent at or after the Effective Time shall be canceled and exchanged for the Purchase Price.

         ANY PORTION OF THE PURCHASE PRICE MADE AVAILABLE TO THE EXCHANGE AGENT THAT REMAINS UNCLAIMED BY THE SHAREHOLDERS OF PEOPLE'S CORP. FOR SIX MONTHS AFTER THE EFFECTIVE TIME WILL BE RETURNED TO WEBSTER. ANY SHAREHOLDER OF PEOPLE'S CORP. WHO HAS NOT EXCHANGED SHARES OF PEOPLE'S COMMON STOCK FOR THE PURCHASE PRICE IN ACCORDANCE WITH THE MERGER AGREEMENT PRIOR TO THAT TIME SHALL THEREAFTER LOOK ONLY TO WEBSTER FOR PAYMENT OF THE PURCHASE PRICE IN RESPECT OF SUCH SHARES AND ANY UNPAID DIVIDENDS OR DISTRIBUTIONS. NOTWITHSTANDING THE FOREGOING, NONE OF WEBSTER, PEOPLE'S CORP., THE

EXCHANGE AGENT OR ANY OTHER PERSON WILL BE LIABLE TO ANY SHAREHOLDER OF PEOPLE'S CORP. FOR ANY AMOUNT PROPERLY DELIVERED TO A PUBLIC OFFICIAL PURSUANT TO APPLICABLE ABANDONED PROPERTY, ESCHEAT OR SIMILAR LAWS.

         STOCK CERTIFICATES FOR SHARES OF PEOPLE'S COMMON STOCK SHOULD NOT BE RETURNED TO PEOPLE'S CORP. WITH THE ENCLOSED PROXY CARD AND SHOULD ONLY BE FORWARDED TO THE EXCHANGE AGENT AFTER RECEIPT OF THE LETTER OF TRANSMITTAL.

OPTIONS

         As of the Record Date, there were outstanding People's Options to purchase _______ shares of People's Common Stock at an average exercise price of $______ per share. These options are held as follows: options for ________ shares by non-employee directors; options for ____ shares by Messrs. Mansfield and Medvec and Ms. Sasinski, respectively; options for ____ shares by retired officers and directors; and options for ____ shares by other officers and employees. Under the Merger Agreement, shares of People's Common Stock issued prior to consummation of the Merger upon the exercise of outstanding People's Options will also be converted into Webster Common Stock at the Exchange Ratio. Each People's Option that is not exercised immediately prior to the Effective Time of the Merger will be converted automatically into an option to purchase shares of Webster Common Stock, with adjustment in the number of shares and exercise price to reflect the Exchange Ratio. The adjustment will be and is intended to be effective in a manner consistent with Section 424(a) of the Code. The duration and other terms of the People's Options will otherwise be unchanged.

REGULATORY APPROVALS

         Consummation of the Merger is conditioned upon the receipt of required regulatory approvals of the Connecticut Commissioner and the OTS and the approval of waiver of the Federal Reserve Board. Applications as to such approvals of the Connecticut Commissioner and the OTS and a request for a waiver from the Federal Reserve Board have been filed and are pending. No other regulatory approvals are required to effect the Merger pursuant to the Merger Agreement. Neither People's Corp. nor Webster is aware of any reason why all required regulatory approvals or waivers should not be obtained. See "-- Conditions to the Merger."

CONDITIONS TO THE MERGER

         The respective obligations of the parties under the Merger Agreement to consummate the Merger are subject to the satisfaction of the following conditions: (i) the Merger Agreement shall not have been terminated on or before the Effective Time; (ii) the Merger Agreement and the Merger shall have been approved by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of People's Common Stock entitled to vote thereon at the Special Meeting; (iii) the Webster Common Stock which shall be issued in the Merger (including the shares that may be issued upon the exercise of People's Options prior to the Effective Time) shall have been authorized for quotation on The Nasdaq National Market; (iv) all required regulatory approvals shall have been obtained and shall remain in full force and effect, all statutory waiting periods in respect thereof shall have expired, and no such regulatory approvals shall contain a non-customary condition that Webster reasonably deems to be burdensome or otherwise alters the benefits for which Webster bargained in the Merger Agreement; (v) the Registration Statement shall have become effective and shall not be subject to a stop order or any threatened stop order; (vi) no injunction preventing consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the certificate of merger shall be in effect and such consummation continues to be legal; and
(vii) a favorable tax opinion from Webster's special counsel shall have been received by Webster.

         The obligations of Webster and Merger Sub under the Merger Agreement to consummate the Merger are subject further to the satisfaction or waiver of certain conditions, including the following: (i) the representations and warranties of People's Corp. contained in the Merger Agreement shall be true and correct when made on the date of the Merger Agreement and as of the Effective Time, except where such failure or failures would not have a material adverse effect on People's Corp.; (ii) People's Corp. shall have performed in all material respects all covenants and agreements contained in the Merger Agreement to be performed by People's Corp. at or prior to the Effective Time;
(iii) People's Corp. shall have obtained the consent, approval or waiver of other persons whose consent or approval is required to permit the succession by the Surviving Bank under any lease or other agreement, except where such failure or failures would not have a material adverse effect on the Surviving Bank; (iv) no proceeding initiated by any governmental entity seeking an injunction shall be pending; (v) specified legal opinions of the counsel of People's Corp. and a comfort letter of the independent public accountants of People's Corp. shall have been received by Webster; and (vi) Webster shall have received a favorable accounting opinion from Webster's independent accountants, KPMG Peat Marwick LLP, as to the Merger being accounted for as a pooling-of-interests.

         The obligations of People's Corp. under the Merger Agreement to consummate the Merger are subject further to the satisfaction or waiver of certain conditions, including the following: (i) the representations and warranties of Webster contained in the Merger Agreement shall be true and correct when made on the date of the Merger Agreement and as of the Effective Time, except where such failure or failures would not have a material adverse effect on Webster; (ii) Webster and Merger Sub each shall have performed in all material respects all covenants and agreements contained in the Merger Agreement required to be performed by it at or prior to the Effective Time; (iii) Webster shall have obtained the consent, approval or waiver of other persons in connection with the transactions contemplated by the Merger Agreement that is required under any lease or other agreement to which Webster or Merger Sub is a party or otherwise bound; (iv) no proceeding initiated by any governmental entity seeking an injunction shall be pending; and (v) specified legal opinions of Webster's special counsel shall have been received by People's Corp.

CONDUCT OF BUSINESS PENDING THE MERGER

         The Merger Agreement contains various restrictions on the operations of People's Corp. and the subsidiaries of People's Corp. prior to the Effective Time. In general, the Merger Agreement obligates People's Corp. and each of its subsidiaries to continue to carry on their respective businesses in the ordinary course consistent with past practices and with prudent banking practices, with certain specific limitations on the lending activities of People's Corp. and other operations. People's Corp. and each of its subsidiaries also are prohibited by the Merger Agreement from declaring any dividends or other distributions on their capital stock other than specified dividends on People's Common Stock and dividends to People's Corp.; splitting, combining or reclassifying any of their capital stock; issuing or authorizing or proposing the issuance of any securities, other than the issuance of additional shares of People's Common Stock upon exercise of certain existing People's Options or the Option held by Webster; or repurchasing certain specified shares of capital stock. Also, under the terms of the Merger Agreement, People's Corp. and each of its subsidiaries may not amend their certificates of incorporation or bylaws, nor may they change their methods of accounting in effect at December 31, 1996, except as required by changes in regulatory or generally accepted accounting principles. In addition, the Merger Agreement restricts People's Corp. and PSB&T from increasing employee or director benefit arrangements or compensation other than the grant of certain special options to directors and normal annual increases in pay for employees consistent with past practices, including the granting of stock options and entering into any new employment or severance agreements, or paying any bonuses.

THIRD PARTY PROPOSALS

         The Merger Agreement provides generally that People's Corp. and each of its subsidiaries shall not authorize or permit any of their officers, directors, employees or agents, to solicit, initiate or encourage any inquiries relating to, or the making of, any third party takeover proposal. There is a similar prohibition as to any discussion or negotiation of any third party takeover proposal, or providing third parties with information relating to such inquiry or proposal, unless the Board of

Directors of People's Corp., following receipt of written advice of counsel, reasonably determines in the exercise of its fiduciary duty that such discussions or negotiations must be commenced or such information must be furnished.

EXPENSES; BREAKUP FEE

         The Merger Agreement generally provides for Webster and People's Corp. to pay their own expenses relating to the Merger Agreement, with Webster paying the filing and other fees paid to the SEC, the Connecticut Commissioner and the OTS. However, if the Merger Agreement is terminated by Webster or People's Corp. as a result of a material breach of a representation, warranty, covenant or other agreement contained therein by the other party, or if Webster terminates the Merger Agreement by reason of People's Corp. (i) failing to hold the Special Meeting on a timely basis; (ii) failing to recommend to its shareholders approval of the Merger Agreement and the transactions contemplated thereby;
(iii) failing to oppose any third party takeover proposal; or (iv) as a result of People's Corp. violating the restrictions on third party takeover proposals, the Merger Agreement provides for the non-terminating party to pay all reasonable expenses of the terminating party up to $500,000, plus a breakup fee of $500,000. If the Merger Agreement is terminated by Webster as a result of People's Corp. failing to obtain the approval of its shareholders necessary to consummate the Merger, Webster is entitled to have all of its reasonable expenses up to $500,000 paid by People's Corp. Certain events described above that would permit Webster to terminate the Merger Agreement would also constitute Preliminary Purchase Events (as defined) under the Option. See "-- Option Agreement."

OPINION OF PEOPLE'S CORP. FINANCIAL ADVISOR

         By an engagement letter dated January 14, 1997, the Board of Directors of People's Corp. retained the services of Advest as the financial advisor of People's Corp. and Advest agreed to render a fairness opinion regarding the consideration to be received in an acquisition transaction by shareholders if so requested by People's Corp.

         Advest is a nationally recognized investment banking firm and, as part of its investment banking business, is regularly engaged in the valuation of bank, bank holding company and thrift institution securities in connection with mergers, acquisitions and other securities transactions. As the financial advisor to People's Corp., Advest was involved in the discussions with various financial institutions that resulted in the offer by Webster, as well as the negotiations with Webster that resulted in the Merger Agreement.

         Advest delivered its initial opinion to the Board of Directors of People's Corp. on April 4, 1997, which stated that the Exchange Ratio is fair, from a financial point of view, to the shareholders of People's Corp. There were no limitations imposed by People's Corp. on Advest in connection with its rendering of the fairness opinion. Advest is a market maker in People's Common Stock.

         The full text of Advest's updated fairness opinion, dated the date of this Proxy Statement/Prospectus, which sets forth the assumptions made and matters considered in rendering the opinion, is attached as Appendix A to this Proxy Statement/Prospectus. PEOPLE'S CORP. SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. Advest's opinion is directed only to the consideration offered in the Merger and does not constitute a recommendation to any People's Corp. shareholder as to how such shareholder should vote at the Special Meeting. The summary information regarding Advest's opinion and the procedures followed in rendering such opinion set forth in this Proxy Statement/Prospectus are qualified in their entirety by reference to the full text of the opinion.

         In arriving at the opinion, Advest reviewed, among other things: (i) the Merger Agreement; (ii) the audited consolidated financial statements and managements' discussion and analysis of financial condition and results of operations of Webster and People's Corp. for each of the fiscal years ended December 31, 1996, 1995 and 1994; (iii) the unaudited consolidated financial statements and estimated results of operations for the interim period ending March 31, 1997 for Webster and People's Corp.; (iv) certain financial information as filed with federal banking agencies for each of the years ended December 31, 1996, 1995 and 1994 for both People's Corp. and Webster; (v) financial analyses and forecasts of People's Corp. prepared by and/or reviewed with management of People's Corp.;
(vi) the views of senior management of each of People's Corp. and Webster of their respective past and current business operations, results thereof, financial condition and future prospects; (vii) the reported price and trading activity for People's Common Stock and Webster Common Stock, including a comparison of certain financial and stock market information for People's Corp. and Webster with similar information for certain other companies, the securities of which are publicly traded; (viii) comparative financial and operating data on the banking industry and certain institutions which were deemed to be reasonably similar to both companies; (ix) certain bank mergers and acquisitions on a state, regional and nationwide basis for institutions which were deemed to be reasonably similar to People's Corp. and a comparison of the proposed financial consideration in the Merger with the consideration paid in other relevant mergers and acquisitions; (x) the pro forma impact of the Merger on Webster and People's Corp.; and (xi) other financial information, studies and analyses. Advest performed such other investigations and took into account such other matters as Advest deemed appropriate.

         In  performing  its review,  Advest  assumed and relied  upon,  without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with Advest. Advest did not make any independent evaluation or appraisal of specific assets, the collateral securing the assets or the liabilities of People's Corp. or Webster or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of People's Corp. and Webster). With respect to the financial projections reviewed with management, Advest assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of People's Corp. and Webster. Advest also assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of People's Corp. and Webster since the date of the last financial statements made available to Advest.

         In connection with rendering its fairness opinion to the Board of Directors of People's Corp., Advest performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of the Advest analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. Advest believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Advest's opinion.

         In performing its analyses, Advest made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of People's Corp., Webster or Advest. Any estimates contained in Advest's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in Advest's analyses was identical to People's Corp. or Webster or the Merger. Because such estimates are inherently subject to uncertainty, Advest assumes no responsibility for their accuracy.

Stock Trading History

         Advest examined the history of trading prices for both People's Common Stock and Webster Common Stock for the periods from December 31, 1994 through the date of this Proxy Statement/Prospectus. From year-end 1994 until August 1996, People's Common Stock slowly traded up from a low of $17.50 to a high of $22.50. With the exception of the month of July 1995, the rise was fairly slow and steady. In July

1995, the stock jumped from a trading range of $18.00 to $19.00 per share in June 1995 to a range of $21.00 to $22.50. However, between August 1995 and March 1996, People's Common Stock fell back to a trading range between $19.00 and $20.00 per share. In August 1996, People's Common Stock rapidly rose to a high of $30.25, on record of volume of 626,900 shares reported traded. Since year-end 1994, the previous highest monthly volume was 129,200 shares reported traded in July 1995. From September 1996 to November 1996, People's Common Stock slowly fell to a low of $26.00 on November 5, 1996. Over the next several months the stock rose to a high of $32.75 on February 25, 1997. From the end of February until the announcement of the transaction on April 4, 1997, People's Common Stock tended to trade between $31.00 and $32.00. Since the announcement of the transaction, People's Common Stock has traded steady at around $32.00.

         Webster Common Stock steadily rose from a low of $18.50 at year-end 1994 to a high of $41.38 on February 13, 1997. With the exception of the month of September 1995, when Webster Common Stock rose quickly to $31.00 from a trading range between $24.00 and $26.00, the rise in Webster Common Stock has been strong and steady. From February 14, 1997 until March 26, 1997, the stock slowly fell to $37.50. From March 27, 1997 until April 2, 1997, Webster Common Stock rapidly fell to a low of $34.88. The closing price of Webster Common Stock on April 3, 1997 was $35.50. Since the announcement of the Merger, the stock has tended to trade between $36.00 and $38.00 per share. However, the stock did hit a high of $39.50 on May 8, 1997.

Contribution Analysis

         Advest prepared a contribution analysis showing the percentage contributed by People's Corp. to the combined company on a pro forma basis of assets, deposits and common equity at March 31, 1997, and net income for the twelve months ended December 31, 1996 and three months ended March 31, 1997 for People's Corp. and Webster. Advest then compared these percentages to People Corp. shareholders' pro forma ownership of Webster. This analysis showed that as of March 31, 1997, People's Corp. would contribute 8.6% of pro forma consolidated assets, 8.8% of pro forma consolidated deposits, and 14.1% of pro forma consolidated equity.

         During the quarter ended March 31, 1997, Webster completed the acquisition of DS Bancor. As part of the consolidation related to the acquisition of DS Bancor, Webster incurred a non-recurring merger expense of $15 million (after tax). After adjusting the net income of Webster for the non-recurring expense, the contribution analysis for the three months ended March 31, 1997 shows that People Corp.'s would contribute 10.7% of pro forma consolidated net income. During the twelve months ended December 31, 1996, Webster incurred a non-recurring SAIF assessment of $5.23 million (before tax) and People's Corp. received non-recurring income of $300,000 (before tax). The contribution analysis for the twelve months ended December 31, 1996, adjusted for all non-recurring items, shows that People's Corp. would contribute 10.1% of pro forma consolidated net income.

         Based on an average price of $36.00 per share for Webster Common Stock, People's Corp. shareholders would hold 15.7% of the pro forma ownership of the combined company.

Comparable Company Analysis

         In its analysis, Advest compared the financial condition and financial operating performance of People's Corp. with a peer group of eight savings banks in Connecticut with between $250 to $750 million in assets. The review considered asset size, return on average assets and equity, the equity to assets ratio and the ratio of nonperforming assets to total assets, among other information. Compared to People's Corp., which had a return on average assets of
 .90%, and a return on average equity of 9.22%, based on the three months ended March 31, 1997 operating results, and an equity to assets ratio of 9.61% and a nonperforming assets to total assets ratio of .54% at March 31, 1997, the peer group had a median return on average assets of 1.17%, and a return on average equity of 12.52%, based on three months ended March 31, 1997 operating results, and an equity to average assets ratio of 7.52% and a nonperforming assets to total assets ratio of 1.77% at March 31, 1997. In summary, the peer group reported a higher return on average assets and equity and level of nonperforming assets to People's Corp. and a comparable equity to assets ratio.

Analysis of Selected Merger Transactions

         Advest reviewed certain financial data related to 115 acquisitions of thrift institutions nationwide with assets between $250 to $750 million announced since January 1, 1993, 49 of which were announced since January 1, 1995. Advest also reviewed selected regional acquisitions, including the following most recent transactions in the New England region (identified by acquiror/acquiree): Eagle Financial Corp./MidConn Bank, MASSBANK Corporation/Glendale Co-Op Bank, Citizens Financial Group/Grove Bank and Farmers & Mechanics Savings Bank, CFX Corporation/Portsmouth Bank Shares, Vermont Financial Services/Eastern Bancorp Inc., Webster Financial Corporation/DS Bancor and Shelton, First Union Corp/Center Financial Corporation and Center Financial Corporation/Great Country Bank.

         Advest calculated median price as a multiple of the target's earnings for the last four quarters (trailing 12 months) and as a percentage of stated book value and tangible book value, and calculated tangible premium as a percentage of core deposits. For nationwide thrift transactions announced since January 1, 1995, the calculations yielded, as of the date of the announcement of these transactions, the following averages: (i) price offered as a multiple of earnings 17.9 times (15.0 times for regional transactions), compared with a multiple of 16.8 times for the Webster proposal; (ii) price offered as a percentage of book value of 147% (151% for regional transactions), compared with 140% for the Webster proposal; (iii) price offered as a percentage of tangible book value of 151% (160% for regional transactions), compared with 150% for the Webster proposal; and (iv) premium as a percentage of core deposits of 7.33% (7.10% for regional transactions), compared to 7.51% for the Webster proposal.

         No company or transaction used as a comparison in the above analysis is identical to People's Corp., Webster or the Merger. Accordingly, an analysis of the results of the foregoing is not a mathematical analysis, rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value of the companies to which they are being compared.

Impact Analysis

         Advest analyzed the changes in the amount of fully diluted earnings per share and book value represented by the issuance of .944 shares (based on a $36.00 price per share) of Webster Common Stock for each share of People's Common Stock. The analysis evaluated, among other things, possible dilution or accretion in fully diluted earnings per share and book value per share for Webster. The analysis was based upon (i) March 31, 1997 balance sheet data; (ii) latest three months earnings for the period ended March 31, 1997; and (iii) latest twelve months earnings for the period ended December 31, 1996. Both companies' earnings excluded any non-recurring items incurred.

         As of March 31, 1997, these pro forma analyses indicated that the Merger would be approximately 4.50% dilutive to Webster's fully diluted earnings per share and approximately .05% dilutive to Webster's book value per share and 1.53% accretive to Webster's tangible book value per share.

         Advest also analyzed the impact of the Merger on certain pro forma March 31, 1997 Webster values per share of People's Common Stock based on an Exchange Ratio of .944 shares of Webster Common Stock for one share of People's Common Stock. That analysis, which was based on certain assumptions made by Advest, found that, based on the proposed Exchange Ratio, Webster's equivalent earnings per share would be $0.74 per share or 36.82% greater than the existing People's Corp. earnings per share; that Webster's equivalent book value per share would be $22.38 or 7.28% less than the existing People's Corp. book value per share; and that Webster's equivalent quarterly dividend income would be $.17 per share.

         The Advest engagement letter, as amended, provides that People's Corp. will pay Advest a transaction fee in connection with the Merger, a substantial portion of which is contingent upon consummation of the Merger. Under its terms, People's Corp. will pay Advest a fee equal to 1% of the aggregate consideration paid to People's Corp. shareholders and option holders in the Merger, or approximately $677,000 (assuming a market price of $36 for Webster Common
Stock), net of $175,000 in fees already paid to Advest in relation to the Merger. Total fees to be paid include $25,000 to be paid upon acceptance of the engagement letter, $75,000 to be paid upon execution of the Merger Agreement and $100,000 to be paid upon delivery of Advest's initial written fairness opinion). The total fees for Advest's engagement by People's Corp., excluding reimbursement for reasonable out-of-pocket expenses, will not exceed 1% of the market value of the aggregate consideration in the Merger. People's Corp. has also agreed to indemnify Advest against certain liabilities related to the Merger. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with an arms-length merger or other business combination transaction upon consummation of such transaction, as is the case with the Merger, might be viewed as giving such financial advisor a financial interest in the successful completion of the transaction, such compensation arrangements are standard and customary for transactions of the size and type of the Merger.

CERTAIN PROVISIONS OF THE MERGER AGREEMENT

         Under the Merger Agreement, People's Corp. has made certain representations and warranties to Webster and Merger Sub. The material representations and warranties of People's Corp. are those with regard to (i) the organization and good standing of People's Corp. and PSB&T; (ii) insurance of deposit accounts of PSB&T; (iii) capitalization; (iv) corporate power and authority; (v) the execution and delivery of the Merger Agreement and the Option Agreement; (vi) consents and approvals required for the Merger and the Bank Merger; (vii) loan portfolio and reports; (viii) financial statements and books and records; (ix) broker's fees; (x) absence of any material adverse change in People's Corp.; (xi) legal proceedings; (xii) tax matters; (xiii) employee benefit plans; (xiv) certain contracts; (xv) certain regulatory matters; (xvi) state takeover laws and charter takeover provisions; (xvii) environmental matters; (xviii) loss reserves; (xix) properties and assets; (xx) insurance matters; (xxi) liquidation account of PSB&T; (xxii) compliance with applicable laws; (xxiii) loan information; (xxiv) agreements with directors, executive officers and affiliates; (xxv) ownership of Webster Common Stock; and (xxvi) receipt of the fairness opinion of Advest.

         Under the Merger Agreement, Webster has made certain representations and warranties to People's Corp. The material representations and warranties of Webster are those with regard to (i) the organization and good standing of Webster and Merger Sub and the chartering of Webster Bank; (ii) capitalization;
(iii) the corporate power and authority of Webster, Merger Sub and Webster Bank;
(iv)  the  execution  and  delivery  of the  Merger  Agreement  and  the  Option
Agreement; (v) consents and approvals required for the Merger and the Bank Merger; (vi) financial statements and books and records; (vii) the absence of any material adverse change in Webster; (viii) compliance with applicable laws;
(ix) ownership of People's Common Stock; (x) employee benefit plans; and (xi) certain regulatory matters.

TERMINATION AND AMENDMENT OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated by Webster or People's Corp. (provided the terminating party is not in violation of the Merger Agreement) as summarized below:

                  (i)      by mutual  written  consent of Webster  and  People's
                           Corp.;

                  (ii) by Webster or People's Corp. if (a) 30 days after any required regulatory approval is denied or regulatory application is withdrawn at a regulator's request, unless action is timely taken for a rehearing or to file an amended application; (b) the Merger has not occurred on or before December 31, 1997; or (c) the shareholders of People's Corp. fail to approve the Merger Agreement;

                  (iii) by Webster, in the event of a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement by People's Corp., if such breach or breaches would have a material adverse effect on People's Corp.;

                  (iv) by People's Corp., in the event of a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement by Webster, if such breach or breaches would have a material adverse effect on Webster;

                  (v) by Webster, if People's Corp. or its Board of Directors (a) fails to hold the Special Meeting on a timely basis; (b) fails to recommend to the shareholders of People's Corp. the approval of the Merger Agreement and the transactions contemplated thereby; (c) fails to oppose any third party takeover proposals; or (d) violates the covenant relating to third party proposals; and

                  (vi) by People's Corp., if the Base Period Trading Price is less than $32.00 unless Webster elects that the Exchange Ratio shall be 1.06250.

         The Merger Agreement also provides that subject to applicable law, the Board of Directors of the parties may (i) amend the Merger Agreement (except as provided below); (ii) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (iii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto; or (iv) waive compliance with any of the agreements or conditions contained in the Merger
Agreement. After approval of the Merger Agreement by the shareholders of People's Corp., no amendment of the Merger Agreement may be made without further shareholder approval if the amendment would reduce the amount or change the form of the consideration to be delivered to the shareholders of People's Corp. under the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary discusses the material federal income tax consequences of the Merger. The summary is based upon the Code, applicable U.S. Treasury Regulations thereunder, administrative rulings and judicial authority, all as of the date hereof. All of the foregoing are subject to change, and any such change could affect the continuing validity of this summary. The summary assumes that the holders of shares of People's Common Stock hold such shares as a capital asset. The summary does not address the tax consequences that may be applicable to a particular People's Corp. shareholder subject to special tax rules, such as tax-exempt organizations, dealers in securities, financial institutions, insurance companies, non-United States persons, shareholders who acquired shares of People's Common Stock pursuant to the exercise of options or otherwise as compensation or through a qualified retirement plan and shareholders who hold shares of People's Common Stock as part of a "straddle," "hedge," or "conversion transaction." This summary also does not address any consequences arising under the tax laws of any state, locality, or foreign jurisdiction.

         Consummation of the Merger is subject to the prior receipt by Webster of an opinion from Hogan & Hartson L.L.P., its special counsel, that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368 of the Code. The opinion of Hogan & Hartson L.L.P. will be based on the Code, the U.S. Treasury Regulations promulgated thereunder, the administrative interpretations thereof and the judicial decisions with respect thereto, all as in effect as of the Effective Time of the Merger, on the assumption that the Merger takes place as described in the Merger Agreement, and on certain certificates and representations provided and to be provided by People's Corp. and certain shareholders of People's Corp. regarding the satisfaction of certain requirements to a reorganization within the meaning of Section 368(a) of the Code (including the absence of any plan or intention by certain holders of People's Common Stock to sell, exchange or otherwise dispose of shares of Webster Common Stock to be received by such person upon the Merger). Unlike a ruling from the Internal Revenue Service ("IRS"), an opinion of counsel is not binding on the IRS and there can be no assurance that the IRS will not take a position contrary to one or more of the positions reflected in such opinion or that such positions will be upheld by the courts if challenged by the IRS. If such opinion is not received, or if the material tax consequences described therein materially differ from those as stated below, People's Corp. will resolicit shareholders.

         If, as concluded in the opinion of counsel, the Merger qualifies as a tax-free reorganization within the meaning of Section 368 of the Code, then:

                  (1) Except as discussed in (4) below with respect to cash received in lieu of a fractional share of Webster Common Stock, a People's Corp. shareholder will recognize no gain or loss upon the exchange of People's Common Stock for Webster Common Stock pursuant to the Merger.

                  (2) The tax basis of the Webster Common Stock received by a People's Corp. shareholder in the Merger will be the same as the shareholder's tax basis in the People's Common Stock surrendered in exchange therefor.

                  (3) The holding period of the Webster Common Stock received by a People's Corp. shareholder in the
                           Merger will include the holding period of the People's Common Stock surrendered in exchange therefor (assuming the People's Common Stock was held as a capital asset).

                  (4) The receipt by a People's Corp. shareholder of cash in lieu of fractional shares of Webster Common Stock will be treated as if the fractional shares were distributed as part of the Merger and then were redeemed by Webster. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, as provided in Section 302(a) of the Code.

                  (5) Neither Webster, Merger Sub, nor People's Corp. will recognize any gain or loss as a result of the Merger.

         The shareholders of People's Corp. are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other applicable tax laws, and the effect of any proposed changes in the tax laws.

         As described above (see "-- Options"), holders of People's Options will have such People's Options converted into options to purchase shares of Webster Common Stock. The assumption of the options by Webster should not be a taxable event and former holders of People's Options who hold options to purchase Webster Common Stock after the Merger should be subject to the same federal income tax treatment upon exercise of such options as would have applied had they exercised their People's Options.

         Holders of People's Options are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, available elections, the applicability and effect of federal, state, local and other applicable tax laws, and the effect of any proposed changes in the tax laws.

ACCOUNTING TREATMENT

         The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Under the pooling-of-interests method of accounting, the recorded assets and liabilities of People's Corp. will be carried forward to Webster at their recorded amounts. Revenues and expenses of Webster will include revenues and expenses of People's Corp. for the entire fiscal year of Webster in which the Merger occurs, and the reported revenues and expenses of People's Corp. for prior periods will be combined with those of Webster, whose financial statements will then be restated.

         It is a condition to the Merger that Webster receive an opinion of its independent accountants, KPMG Peat Marwick LLP, to the effect that the Merger will be accounted for as a pooling-of-interests. See "-- Conditions to the Merger."

RESALES OF WEBSTER COMMON STOCK RECEIVED IN THE MERGER

         The shares of Webster Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any People's Corp. shareholder who may be deemed to be an "affiliate" of People's Corp. for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of Webster Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares, in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. This Proxy Statement/Prospectus does not cover any resales of Webster Common Stock received by persons who may be deemed to be affiliates of People's Corp. Persons who may be deemed to be affiliates of People's Corp. generally include individuals or entities who control, are controlled by or are under common control with People's Corp., and may include certain officers or directors, as well as principal shareholders of People's Corp.

DISSENTERS' APPRAISAL RIGHTS

         The holders of Webster Common Stock do not have dissenters' rights in connection with the Merger.

         Section 33-856 of the CGS provides that, in connection with a merger for which shareholder approval is required by Section 33-817 of the CGS, any shareholder of a constituent bank who dissents from the merger is entitled to assert dissenters' rights under Sections 33-855 to 33-872, inclusive, of the CGS (collectively such rights, "Dissenters' Rights"). In accordance with Sections 33-855 through 33-872, inclusive, of the CGS, if the proposed Merger is approved and consummated, holders of shares of People's Common Stock who do not vote in favor of the Merger will have the right to demand the purchase of their shares at their "fair value" immediately before effectuation of the Merger (exclusive of any appreciation or depreciation in anticipation of the Merger) if they fully comply with the provisions of Sections 33-855 to 33-872 of the CGS.

         The following is a brief summary of the procedures set forth in Sections 33-855 to 33-872 which are required to be followed by holders of shares of People's Common Stock who wish to dissent from the Merger and demand the purchase of their shares at their fair value. This summary is qualified in its entirety by reference to Sections 33-855 to 33-872, inclusive, the complete texts of which are attached to this Proxy Statement/Prospectus as Appendix B. Dissenting shareholders are advised to seek independent counsel with respect to exercising their dissenters' rights. This Proxy Statement/Prospectus constitutes notice to holders of shares of People's Common Stock concerning the availability of Dissenters' Rights under Sections 33-855 to 33-872 of the CGS.

         Dissenting shareholders must satisfy all of the conditions of Sections 33-855 to 33-872. Each dissenting shareholder must, before the taking of the vote on the adoption of the Merger at the Special Meeting, give written notice to the Secretary of People's Corp. (together with Webster, the

"Corporation") of such shareholder's intent to demand payment for his shares if the Merger is effectuated. This notice must be in addition to and separate from any abstention or any vote, in person or by proxy, cast against approval of the Merger.

         NEITHER VOTING "AGAINST," ABSTAINING FROM VOTING, OR FAILING TO VOTE ON THE ADOPTION OF THE MERGER WILL CONSTITUTE NOTICE OF INTENT TO DEMAND PAYMENT OR DEMAND FOR PAYMENT OF FAIR VALUE WITHIN THE MEANING OF SECTIONS 33-855 TO 33-872, INCLUSIVE.

         A Dissenting shareholder must NOT vote for approval and adoption of the Merger. If a holder of shares of People's Common Stock returns a signed proxy but does not specify therein a vote "AGAINST" adoption of the Merger Agreement and the Merger provided for therein or an instruction to abstain, the proxy will be voted "FOR" adoption of the Merger Agreement and the Merger, which will have the effect of waiving the rights of that holder of shares of People's Common Stock to have his shares purchased at fair value. Abstaining from voting or voting against the adoption of the Merger Agreement and the Merger will NOT constitute a waiver of such shareholder's rights.

         After the vote is taken at the Special Meeting, if the Merger is approved, and in any event no later than 10 days after consummation of the Merger, a "Dissenters' Notice" shall be sent to each dissenting shareholder who has given the written notice described above and did not vote in favor of the Merger. The Dissenters' Notice will state the results of the vote on the Merger Agreement, where the payment demand must be sent, where and when certificates must be deposited and will set a date, not fewer than thirty nor more than sixty days after delivery of such notice, by which the payment demand must be received from the dissenting shareholder. Such notice will include a form for demanding payment that will require that the dissenting shareholder certify whether or not such shareholder acquired beneficial ownership of the shares before April 3, 1997. (PLEASE NOTE THAT SHARES ACQUIRED AFTER April 3, 1997 ("AFTER ACQUIRED SHARES"), MAY BE SUBJECT TO DIFFERENT TREATMENT IN ACCORDANCE WITH SECTION 33-867 OF THE CGS THAN ARE SHARES ACQUIRED PRIOR TO SUCH DATE). The Dissenters' Notice will also include a copy of Sections 33-855 to 33-872, inclusive, of the CGS. A dissenting shareholder who receives a Dissenters' Notice must comply with the terms of such notice. A dissenting shareholder who does so by demanding payment, depositing his certificates in accordance with the terms of the notice and certifying that beneficial ownership was acquired before April 3, 1997 will retain all other rights of a shareholder until such rights are canceled or modified by the Merger. A dissenting shareholder who receives a Dissenters' Notice and does not comply with the terms therein is not entitled to payment for his shares under Sections 33-855 to 33-872 of the CGS.

         Dissenters' Rights under Sections 33-855 through 33-872 may be asserted by either a beneficial shareholder or record shareholder. A record shareholder may assert Dissenters' Rights as to fewer than every share registered in his name only if he dissents with respect to all shares beneficially owned by any one person. A beneficial shareholder may assert Dissenters' Rights as to shares held on his behalf only if he submits the record shareholder's written consent prior to or at the time he asserts Dissenters' Rights and he does so with respect to all shares of which he is beneficial owner or over which he has the power to direct the vote.

         After the Merger is consummated, or upon receipt of a payment demand, the Corporation shall pay each dissenting shareholder who complied with the terms of the Dissenters' Notice the amount the Corporation estimates to be the fair value of the shares, plus accrued interest. Within 30 days of such payment, if a dissenting shareholder believes that the amount paid is less than the fair value of the shares or that the interest due is incorrectly calculated, such shareholder may notify the Corporation in writing of his own estimate of the fair value of the shares and interest due. If such a claim is made by a dissenting shareholder, and it cannot be settled, the Corporation will within 60 days after receiving the payment demand, petition the court to determine the fair value of the shares and accrued interest.

         The costs and expenses of any such court proceeding shall be determined by the court and shall be assessed against the Corporation, but such costs and expenses may be assessed as the court shall deem equitable against any or all dissenting shareholders who are parties to the proceeding if the court finds the action of such dissenting shareholders in failing to accept the Corporation's offer was arbitrary or vexatious or not in good faith. Such expenses may include the fees and expenses of counsel and experts employed by the respective parties.

         All written notices of intent to demand payment of fair value should be sent or delivered to Teresa D. Sasinski, Senior Vice President and Secretary, People's Savings Financial Corp., 123 Broad Street, New Britain, Connecticut 06053. People's Corp. suggests that shareholders use registered or certified mail, return receipt requested, for this purpose.

         HOLDERS OF SHARES OF PEOPLE'S COMMON STOCK CONSIDERING DEMANDING THE PURCHASE OF THEIR SHARES AT FAIR VALUE SHOULD KEEP IN MIND THAT THE FAIR VALUE OF THEIR SHARES DETERMINED UNDER SECTIONS 33-855 TO 33-872, INCLUSIVE, COULD BE MORE, THE SAME, OR LESS THAN THE MERGER CONSIDERATION THEY ARE ENTITLED TO RECEIVE PURSUANT TO THE MERGER IF THEY DO NOT DEMAND THE PURCHASE OF THEIR SHARES AT FAIR VALUE.

         THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE CGS RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS OF SHARES OF PEOPLE'S COMMON STOCK AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 33-855 THROUGH 33-872 OF THE CGS, WHICH ARE INCLUDED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF SHARES OF PEOPLE'S COMMON STOCK INTENDING TO DEMAND THE PURCHASE OF THEIR SHARES AT FAIR VALUE ARE URGED TO REVIEW CAREFULLY APPENDIX B AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

INTERESTS OF CERTAIN PERSONS IN THE MERGER -- ARRANGEMENTS WITH AND PAYMENTS TO PEOPLE'S CORP. DIRECTORS AND EXECUTIVE OFFICERS

         The Merger Agreement provides for one director of People's Corp. (selected by the Board of Directors of Webster in consultation with People's Corp.) to be invited to serve as an additional member of the Board of Directors of Webster Bank upon consummation of the Merger for a term not to expire prior to Webster's 2000 annual meeting of shareholders. This director will receive director's fees on the same basis as other non-employee directors of Webster Bank who are not directors of Webster, which fees are based on an annual retainer of $10,000 (payable in shares of Webster Common Stock, in accordance with the Directors Retainer Fees Plan of Webster) and $750 per meeting attended. In addition, the non-employee directors of People's Corp. serving immediately prior to the Effective Time will be invited to serve on an advisory board to Webster Bank after the Bank Merger for a period of up to 24 months, with their compensation as advisory directors to be based on a quarterly retainer of $3,500 and a quarterly meeting attendance fee of $1,500. Such fees will not be payable to the advisory director who also serves as a Webster Bank director.

         Pursuant to existing employment and severance agreements of PSB&T, severance payments will be made upon consummation of the Merger to Richard S. Mansfield, John G. Medvec and Teresa D. Sasinski. The payments to Messrs. Mansfield and Medvec and Ms. Sasinski, which are limited to the maximum amount that can be paid without adverse tax consequences under Section 280G of the Code, will be based on three times their respective average annual compensation includible in their gross income for federal tax purposes for the calendar years 1992 through 1996, including taxable income attributable to stock options exercised. On this basis, the severance payable to Messrs. Mansfield and Medvec and Ms. Sasinski upon consummation of the Merger would be approximately $494,000, $357,000 and $197,000, respectively.

         Webster has agreed to honor existing written deferred compensation, employment, change of control and severance contracts with the directors and employees of People's Corp. and PSB&T. The employment agreements of Messrs. Mansfield and Medvec and Ms. Sasinski were amended in connection with the Merger Agreement. As amended, those agreements provide that upon consummation of the Merger, Webster Bank has agreed to employ Messrs. Mansfield and Medvec and Ms. Sasinski for three years as officers of Webster Bank. Mr. Mansfield's salary will be $90,000 per year with an annual bonus of up to 20% of his annual salary, of which $10,000 per year is guaranteed. Mr. Medvec's salary will be $75,000 per year with an annual bonus, of which $7,500 will be guaranteed. Ms. Sasinski's salary will be $60,000 per year with an annual bonus, of which $6,000 is guaranteed. Messrs. Mansfield and Medvec and Ms. Sasinski also will be eligible to participate in certain employee benefit plans, and, except for the employee stock ownership plan, their previous service with PSB&T will be included in determining their eligibility for those plans. Webster Bank also will offer a position of at-will employment to each of PSB&T branch office personnel in good standing at the Effective Time and will provide severance as well as outplacement assistance to other employees of People's Corp. and PSB&T who are not offered positions at the Effective Time.

INDEMNIFICATION

         In the Merger Agreement, Webster has agreed to indemnify, defend and hold harmless each person who is, has been, or becomes prior to the Effective Time, a director, officer or employee of People's Corp. to the fullest extent permitted under applicable law and Webster's Restated Certificate of Incorporation and Bylaws or the Certificate of Incorporation and Bylaws of Merger Sub, as applicable, with respect to any claims made against such person because he or she is or was a director, officer or employee of People's Corp. or in connection with the Merger Agreement. In the Merger Agreement, Webster has also agreed to use commercially reasonable efforts to cover the officers and directors of People's Corp. under a directors' and officers' liability insurance policy for a period of at least one year after the Effective Time.

OPTION AGREEMENT

         As a condition of and inducement to Webster's entering into the Merger Agreement, Webster and People's Corp. entered into the Option Agreement immediately after the execution of the Merger Agreement. Pursuant to the Option Agreement, People's Corp. granted Webster the Option, which entitles Webster to purchase, subject to the terms thereof, up to 476,167 fully paid and nonassessable shares of People's Common Stock, or approximately 19.99% of the shares of People's Common Stock then outstanding, under the circumstances described below, at a price per share of $25.00, subject to adjustment in certain circumstances. The Option is intended to discourage the making of alternative acquisition-related proposals and to significantly increase the cost to a potential third party of acquiring People's Corp., under specified circumstances, compared to its cost had People's Corp. not entered into the Option Agreement and, therefore, is likely to discourage third parties from proposing a competing offer to acquire People's Corp., even if such offer involves a higher price per share for the People's Common Stock than the per share consideration to be paid pursuant to the Merger Agreement.

         The following brief summary of certain provisions of the Option Agreement is qualified in its entirety by reference to the Option Agreement. A copy of the Option Agreement, as well as the other documents described in this Proxy Statement/Prospectus, will be provided without charge upon oral or written request to Lee A. Gagnon, Executive Vice President, Chief Operating Officer and Secretary of Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, telephone (203) 578-2217.

         Subject to applicable law and regulatory restrictions, Webster may exercise the Option, in whole or in part, following the occurrence of a "Purchase Event" (as defined below), provided that the Option shall not have first terminated upon the occurrence of an "Exercise Termination Event" (as defined below). "Purchase Event" means, in substance, either (i) the acquisition by any third party of beneficial ownership of 25% or more of the outstanding People's Common Stock or (ii) the entry by

People's Corp. into a letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any third party, or the recommendation by the Board of Directors of People's Corp. that its shareholders approve or accept any Acquisition Transaction with any third party.

         For purposes of the Option Agreement,  "Acquisition  Transaction" means
(x) a merger, consolidation or other business combination, involving People's Corp., (y) a purchase, lease or other acquisition of all or substantially all of the assets of People's Corp., or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of 25% or more of the voting power of People's Corp. as to a Purchase Event (described above) or 10% as to a Preliminary Purchase Event (defined below).

         The Option Agreement defines an "Exercise Termination Event" to mean the earliest to occur of the following: (i) the time immediately prior to the Effective Time of the Merger; (ii) 12 months after the first occurrence of a Purchase Event; (iii) 12 months after the termination of the Merger Agreement following the occurrence of a Preliminary Purchase Event (unless clause (vii) is applicable); (iv) upon the termination of the Merger Agreement, prior to the occurrence of a Purchase Event or Preliminary Purchase Event, (A) by People's Corp., if the Base Period Trading Price of Webster Common Stock is less than $32.00 unless Webster takes certain specified action; (B) by both parties, if the Merger Agreement is terminated by mutual consent; (C) by either Webster or People's Corp., if the Merger Agreement has been terminated as a result of regulatory denial or requested withdrawal of a regulatory application, if the Merger has not occurred by December 31, 1997; or (D) by People's Corp., if the Merger Agreement is terminated as a result of a material breach of any representation, warranty, covenant or other agreement by Webster; (v) 12 months after the termination of the Merger Agreement, if the People's Corp. shareholders have failed to approve the Merger Agreement and no Purchase Event or Preliminary Purchase Event has occurred prior to the Special Meeting; (vi) 12 months after the termination of the Merger Agreement by Webster as a result of a material breach or breaches of any representation, warranty, covenant or other agreement by People's Corp., if such breach or breaches were not willful or intentional by People's Corp.; or (vii) 24 months after the termination of the Merger Agreement by Webster (A) as a result of a willful or intentional material breach or breaches of any representation, warranty, covenant or agreement by People's Corp.; or (B) as a result of a failure of People's Corp. or its Board of Directors to hold the Special Meeting on a timely basis, to recommend to People's Corp.'s shareholders that they approve the Merger Agreement, or to oppose any third party takeover proposal, or based on a violation by People's Corp. of the covenant on third party takeover proposals.

         "Preliminary Purchase Event", as defined in the Option Agreement, includes (i) the entry by People's Corp. into a letter of intent or definitive agreement to engage in an Acquisition Transaction with any third party, or the recommendation by the Board of Directors of People's Corp. that its shareholders approve or accept any Acquisition Transaction with any third party; (ii) an acquisition by any third party of beneficial ownership of 10% or more of the outstanding shares of People's Common Stock; (iii) the making of a bona fide proposal for an Acquisition Transaction by any third party to People's Corp., or a public announcement or written communication that is publicly disclosed to People's Corp.'s shareholders as to a third party engaging in an Acquisition Transaction and the shareholders of Peoples Corp. do not approve the Merger;
(iv) a willful or intentional material breach by People's Corp. of any representation, warranty, covenant or agreement that would entitle Webster to terminate the Merger Agreement; (v) a failure by the People's Corp. shareholders to approve the Merger Agreement, a failure to recommend or a withdrawal or modification in any manner adverse to Webster by People's Corp.'s Board of Directors of its approval or recommendation as to the Merger Agreement, or a failure by People's Corp. or its Board of Directors to oppose any third party takeover proposal; or (vi) a filing by any third party of an application or notice with any regulatory authority for approval to engage in an Acquisition Transaction.

         The Option may not be assigned by Webster to any other person without the express written consent of People's Corp., except that Webster may assign its rights under the Option Agreement to a wholly-owned subsidiary or may assign its rights in whole or in part after the occurrence of a

Preliminary Purchase Event. People's Corp. also has agreed to prepare and file a registration statement if the Option is exercised with respect to the shares to be issued upon exercise of the Option under applicable federal and state securities laws. Upon the occurrence of a Purchase Event prior to an Exercise Termination Event, at the request of Webster, People's Corp. will be obligated to repurchase the Option, and any shares of People's Common Stock theretofore purchased pursuant to the Option, at prices determined as set forth in the Option Agreement, except to the extent prohibited by applicable law, regulation or administrative policy.

         In the event that prior to an Exercise Termination Event, People's Corp. enters into a letter of intent or definitive agreement (i) to consolidate or merge with any third party, and People's Corp. is not the continuing or surviving corporation in such consolidation or merger; (ii) to permit any third party to merge into People's Corp., and People's Corp. is the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of People's Common Stock will be changed into or exchanged for stock or other securities of any third party or cash or any other property or the then outstanding shares of People's Common Stock will after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any third party, then, and in each such case, the agreement governing such transaction must make proper provision so that the Option shall, upon the consummation of such transaction, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Webster, of either (x) the acquiring corporation or (y) any person that controls the acquiring corporation. The Substitute Option will be exercisable for shares of the issuer's common stock in such number and at such exercise price as is set forth in the Option Agreement and will otherwise have the same terms as the Option, except that the number of shares subject to the Substitute Option may not exceed 19.99% of the issuer's outstanding shares of common stock.


                     PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following Pro Forma Combined Statement of Condition as of March 31, 1997 combines the historical consolidated statements of financial condition of Webster, People's Corp. and Sachem as if the Merger had occurred on March 31, 1997, after giving effect to the pro forma adjustments described in the accompanying notes. The Pro Forma Combined Statements of Income for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994 are presented as if the Merger had been consummated at the beginning of each period presented.

         The pro forma combined financial statements should be read in conjunction with the separate historical consolidated financial statements and notes of Webster and People's Corp. incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The pro forma combined financial statements are not necessarily indicative of the consolidated financial position or results of future operations of the combined entity or of the actual results that would have been achieved had the Merger been consummated prior to the periods indicated.

WEBSTER FINANCIAL CORPORATION
PEOPLE'S SAVINGS FINANCIAL CORP.
SACHEM TRUST NATIONAL ASSOCIATION
PRO FORMA COMBINED STATEMENT OF CONDITION
MARCH 31, 1997
(UNAUDITED)

                                                                                            SACHEM
                                                                                           (HISTORICAL
                                              WEBSTER    PEOPLE'S CORP.     PRO FORMA     AND PRO FORMA    PRO FORMA
                                           (HISTORICAL)   (HISTORICAL)     ADJUSTMENTS    ADJUSTMENTS)     COMBINED
                                           ------------   ------------     -----------    ------------     --------

ASSETS                                                                (In Thousands)
Cash and Due from Depository
   Institutions........................      $ 90,578          $5,081        $     -           $ 36      $   95,695
Interest-Bearing Deposits..............        23,702           4,934              -              -          28,636
Securities:
   Trading Securities at Fair Value....        62,440               -              -              -          62,440
   Available for Sale, at Market Value.     1,243,123         168,272         (1,952) (a)        79       1,409,522
   Held to Maturity (Market:
     $489,466).........................       472,465          26,619              -              -         499,084
Loans Receivable, Net..................     3,431,896         261,799         (1,500) (c)         -       3,692,195
Accrued Interest Receivable............        30,942           4,484              -             33          35,459
Premises and Equipment, Net............        56,108           2,071         (1,100) (c)       220          57,299
Segregated Assets, Net.................        69,889               -              -              -          69,889
Foreclosed Properties, Net.............        13,519             287              -              -          13,806
Core Deposit Intangible................        44,971               -              -              -          44,971
Goodwill...............................             -           2,910              -          2,520 (f)       5,430
Prepaid Expenses and Other Assets......        43,986           2,642            340 (b)      1,396          48,364
                                          -----------     -----------    -----------     ----------      ----------
     TOTAL ASSETS......................    $5,583,619      $  479,099     $   (4,212)        $4,284      $6,062,790
                                           ==========      ==========     ==========         ======      ==========

LIABILITIES AND SHAREHOLDERS'
   EQUITY
Deposits...............................    $4,054,179      $  359,853     $        -         $    -      $4,414,032
Federal Home Loan Bank Advances........       660,945          46,045              -              -         706,990
Other Borrowings.......................       420,136          21,500              -            191         441,827
Advanced Payments by Borrowers for
   Taxes and Insurance.................        11,953           1,621              -              -          13,574
Accrued Expenses and Other
   Liabilities.........................        52,869           4,055          2,500 (c)      1,213          60,637
                                          -----------     -----------    -----------          -----      ----------
Total Liabilities......................     5,200,082         433,074          2,500          1,404       5,637,060
Corporation-Obligated Mandatorily
   Redeemable Capital Securities of
   Subsidiary Trust....................       100,000               -              -              -         100,000
                                          -----------     -----------    -----------    -----------     -----------

SHAREHOLDERS' EQUITY
   Common Stock........................           120           2,544         (2,527) (d)         -             137
   Paid-in Capital.....................       153,541          22,293         (7,455) (a,d)   2,880 (f)     171,259
   Retained Earnings...................       133,270          30,337         (5,100) (b,c)       -         158,507
   Less Treasury Stock at Cost.........        (1,710)         (8,839)         8,839  (d)         -          (1,710)
   Unrealized Gains (Losses), Net......           287            (310)          (469) (a)         -            (492)
   Less Employee Stock Ownership Plan
     Shares Purchased with Debt........        (1,971)              -              -              -          (1,971)
                                          ------------    -----------    -----------    -----------     ------------
Total Shareholders' Equity.............       283,537          46,025         (6,712)         2,880         325,730
                                          -----------     -----------    -----------    -----------     -----------
TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY................    $5,583,619     $   479,099       $($4,212)        $4,284     $ 6,062,790
                                           ==========     ===========       ========         ======     ===========

         The pro forma combined  statement of condition has not been adjusted to
reflect  any  of  the  improvements  in  operating   efficiencies  that  Webster
anticipates may occur in the future due to the Merger.

         See accompanying notes to pro forma combined financial statements.

WEBSTER FINANCIAL CORPORATION
PEOPLE'S SAVINGS FINANCIAL CORP.
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1997
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                   Webster      People's Corp.         Pro Forma
                                                                (historical)    (historical)            Combined
                                                                ------------    ------------            --------

INTEREST INCOME:
  Loans and Segregated Assets.............................    $      67,338       $     5,120      $      72,458
  Securities..............................................           24,688             3,396             28,084
                                                              -------------       -----------      -------------
     Total Interest Income................................           92,026             8,516            100,542
INTEREST EXPENSE:
  Interest on Deposits....................................           39,315             3,641             42,956
  Interest on Borrowings..................................           11,340             1,013             12,353
                                                              -------------       -----------      -------------
     Total Interest Expense...............................           50,655             4,654             55,309
     Net Interest Income..................................           41,371             3,862             45,233
  Provision for Loan Losses...............................            7,025               240              7,265
                                                              -------------       -----------      -------------
  Net Interest Income after Provision for Loan Losses.....           34,346             3,622             37,968
NONINTEREST INCOME:
  Fees and Service Charges................................            5,603               655              6,258
  Gain on Sale of Loans and Securities, Net...............              537                 5                542
  Other Noninterest Income................................            1,165                81              1,246
                                                              -------------       -----------      -------------
    Total Noninterest Income..............................            7,305               741              8,046
                                                              -------------       -----------      -------------
NONINTEREST EXPENSES:
  Salaries and Employee Benefits..........................           14,596             1,295             15,891
  Occupancy Expense of Premises...........................            2,949               275              3,224
  Furniture and Equipment Expenses........................            2,701               254              2,955
  Federal Deposit Insurance Premiums......................              247                 5                252
  Foreclosed Property Expenses and
     Provisions, Net......................................              437                35                472
  Core Deposit Amortization...............................            1,471                 -              1,471
  Marketing Expenses......................................            1,494                70              1,564
  Non-Recurring Expenses..................................           19,858                 -             19,858
  Capital Securities Expenses.............................            1,648                 -              1,648
  Other Operating Expenses................................            5,458               678              6,136
                                                              -------------       -----------      -------------
    Total Noninterest Expenses............................           50,859             2,612             53,471
                                                              -------------       -----------      -------------
Income (Loss) before Income Taxes.........................           (9,208)            1,751             (7,457)
Income Taxes..............................................           (4,250)              677             (3,573)
                                                              --------------      -----------      --------------
NET INCOME (LOSS)                                             $      (4,958)      $     1,074      $      (3,884)
                                                              ==============      ===========      ==============

NET INCOME (LOSS) PER COMMON SHARE:(e)
     Primary..............................................    $        (0.41)     $     0.54       $       (0.28)
                                                              ===============     ==========       ==============
     Fully Diluted........................................    $        (0.41)     $     0.54       $       (0.28)
                                                              ===============     ==========       ==============


     The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that Webster anticipates may occur in the future due to the Merger.

     See accompanying notes to pro forma combined financial statements.

WEBSTER FINANCIAL CORPORATION
PEOPLE'S SAVINGS FINANCIAL CORP.
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 1996
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   Webster      People's Corp.         Pro Forma
                                                                (historical)    (historical)            Combined
                                                                ------------    ------------            --------

INTEREST INCOME:
  Loans and Segregated Assets.............................    $      62,608       $     4,781      $      67,389
  Securities..............................................           21,571             2,278             23,849
                                                              -------------       -----------      -------------
     Total Interest Income................................           84,179             7,059             91,238
INTEREST EXPENSE:
  Interest on Deposits....................................           39,480             3,557             43,037
  Interest on Borrowings..................................            9,822               215             10,037
                                                              -------------       -----------      -------------
     Total Interest Expense...............................           49,302             3,772             53,074
     Net Interest Income..................................           34,877             3,287             38,164
  Provision for Loan Losses...............................            1,650                64              1,714
                                                              -------------       -----------      -------------
  Net Interest Income after Provision for Loan Losses.....           33,227             3,223             36,450
NONINTEREST INCOME:
  Fees and Service Charges................................            3,987               578              4,565
  Gain (Loss) on Sale of Loans and Securities, Net........              697               (89)               608
  Other Noninterest Income................................            1,050                77              1,127
                                                              -------------       -----------      -------------
    Total Noninterest Income..............................            5,734               566              6,300
                                                              -------------       -----------      -------------
NONINTEREST EXPENSES:
  Salaries and Employee Benefits..........................           13,380             1,249             14,629
  Occupancy Expense of Premises...........................            2,698               268              2,966
  Furniture and Equipment Expenses........................            1,905               221              2,126
  Federal Deposit Insurance Premiums......................              526                 1                527
  Foreclosed Property Expenses and
     Provisions, Net......................................            1,393                (1)             1,392
  Core Deposit Intangible.................................              913                 -                913
  Marketing Expenses......................................            1,422                25              1,447
  Non-Recurring Expenses..................................              500                 -                500
  Other Operating Expenses................................            3,942               605              4,547
                                                              -------------       -----------      -------------
    Total Noninterest Expenses............................           26,679             2,368             29,047
                                                              -------------       -----------      -------------
Income before Income Taxes................................           12,282             1,421             13,703
Income Taxes..............................................            4,594               533              5,127
                                                              -------------       -----------      -------------
NET INCOME                                                            7,688               888              8,576
Preferred Stock Dividends.................................              324                 -                324
                                                              -------------       -----------      -------------
Net Income Available to Common Shareholders...............    $       7,364       $       888      $       8,252
                                                              =============       ===========      =============

NET INCOME PER COMMON SHARE:(e)
     Primary..............................................    $        0.62       $     0.45       $        0.60
                                                              =============       ==========       =============
     Fully diluted........................................    $        0.60       $     0.45       $        0.58
                                                              =============       ==========       =============


     The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that Webster anticipates may occur in the future due to the Merger.

     See accompanying notes to pro forma combined financial statements.

WEBSTER FINANCIAL CORPORATION
PEOPLE'S SAVINGS FINANCIAL CORP.
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   Webster      People's Corp.         Pro Forma
                                                                (historical)    (historical)            Combined
                                                                ------------    ------------            --------

INTEREST INCOME:
  Loans and Segregated Assets.............................    $     266,056       $    19,558      $     285,614
  Securities..............................................           89,881            10,963            100,844
                                                              -------------       -----------      -------------
     Total Interest Income................................          355,937            30,521            386,458
INTEREST EXPENSE:
  Interest on Deposits....................................          159,498            14,436            173,934
  Interest on Borrowings..................................           41,495             1,992             43,487
                                                              -------------       -----------      -------------
     Total Interest Expense...............................          200,993            16,428            217,421
     Net Interest Income..................................          154,944            14,093            169,037
  Provision for Loan Losses...............................            8,850               938              9,788
                                                              -------------       -----------      -------------
  Net Interest Income after Provision for Loan Losses.....          146,094            13,155            159,249
NONINTEREST INCOME:
  Fees and Service Charges................................           19,790             2,452             22,242
  Gain (Loss) on Sale of Loans and Loan Servicing, Net....              783               (46)               737
  Gain (Loss) on Sale of Securities, Net..................            4,153               (20)             4,133
  Other Noninterest Income................................            4,798               269              5,067
                                                              -------------       -----------      -------------
    Total Noninterest Income..............................           29,524             2,655             32,179
                                                              -------------       -----------      -------------
NONINTEREST EXPENSES:
  Salaries and Employee Benefits..........................           55,778             4,924             60,702
  Occupancy Expense of Premises...........................           11,285             1,052             12,337
  Furniture and Equipment Expenses........................           10,216               960             11,176
  Federal Deposit Insurance Premiums......................            1,575                 2              1,577
  Other Real Estate Owned Expenses and
     Provisions, Net......................................            3,389               118              3,507
  Core Deposit Intangible Amortization....................            5,338                 -              5,338
  Marketing Expenses......................................            5,634               266              5,900
  Non-Recurring Expenses..................................            5,230                 -              5,230
  Other Operating Expenses................................           22,296             2,492             24,788
                                                              -------------       -----------      -------------
    Total Noninterest Expenses............................          120,741             9,814            130,555
                                                              -------------       -----------      -------------
Income Before Income Taxes................................           54,877             5,996             60,873
Income Taxes..............................................           20,390             1,982             22,372
                                                              -------------       -----------      -------------
NET INCOME                                                           34,487             4,014             38,501
Preferred Stock Dividends.................................            1,149                 -              1,149
                                                              -------------       -----------      -------------
Net Income Available to Common Shareholders...............    $      33,338       $     4,014      $      37,352
                                                              =============       ===========      =============

NET INCOME PER COMMON SHARE:(e)
     Primary..............................................    $        2.82       $     2.05       $        2.74
                                                              =============       ==========       =============
     Fully Diluted........................................    $        2.70       $     2.03       $        2.64
                                                              =============       ==========       =============

    The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that Webster anticipates may occur in the future due to the Merger.

     See accompanying notes to pro forma combined financial statements.

WEBSTER FINANCIAL CORPORATION
PEOPLE'S SAVINGS FINANCIAL CORP.
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   Webster      People's Corp.         Pro Forma
                                                                (historical)    (historical)            Combined
                                                                ------------    ------------            --------

INTEREST INCOME:
  Loans and Segregated Assets.............................    $     219,636       $    18,297      $     237,933
  Securities..............................................           85,764             9,225             94,989
                                                              -------------       -----------      -------------
     Total Interest Income................................          305,400            27,522            332,922
INTEREST EXPENSE:
  Interest on Deposits....................................          144,402            13,229            157,631
  Interest on Borrowings..................................           38,706             1,254             39,960
                                                              -------------       -----------      -------------
     Total Interest Expense...............................          183,108            14,483            197,591
     Net Interest Income..................................          122,292            13,039            135,331
  Provision for Loan Losses...............................            5,625               101              5,726
                                                              -------------       -----------      -------------
  Net Interest Income after Provision for Loan Losses.....          116,667            12,938            129,605
NONINTEREST INCOME:
  Fees and Service Charges................................           15,644             2,131             17,775
  Gain on Sale of Loans and Loan Servicing, Net...........            4,615                29              4,644
  Gain (Loss) on Sale of Securities, Net..................              653              (121)               532
  Other Noninterest Income................................            4,747               204              4,951
                                                              -------------       -----------      -------------
    Total Noninterest Income..............................           25,659             2,243             27,902
                                                              -------------       -----------      -------------
NONINTEREST EXPENSES:
  Salaries and Employee Benefits..........................           48,167             4,558             52,725
  Occupancy Expense of Premises...........................            8,204               928              9,132
  Furniture and Equipment Expenses........................            7,362               893              8,255
  Federal Deposit Insurance Premium.......................            5,508               380              5,888
  Other Real Estate Owned Expenses and
     Provisions, Net......................................            5,801               453              6,254
  Core Deposit Intangible Amortization....................            1,444                 -              1,444
  Marketing Expenses......................................            4,603               226              4,829
  Non-Recurring Expenses..................................            6,371                 -              6,371
  Other Operating Expenses................................           15,667             2,171             17,838
                                                              -------------       -----------      -------------
    Total Noninterest Expenses............................          103,127             9,609            112,736
                                                              -------------       -----------      -------------
Income before Income Taxes................................           39,199             5,572             44,771
Income Taxes..............................................           13,266             2,184             15,450
                                                              -------------       -----------      -------------
NET INCOME                                                           25,933             3,388             29,321
Preferred Stock Dividends.................................            1,296                 -              1,296
                                                              -------------       -----------      -------------
Net Income Available to Common Shareholders...............    $      24,637       $     3,388      $      28,025
                                                              =============       ===========      =============

NET INCOME PER COMMON SHARE:(e)
     Primary..............................................    $        2.35       $     1.71       $        2.27
                                                              =============       ==========       =============
     Fully Diluted........................................    $        2.25       $     1.70       $        2.20
                                                              =============       ==========       =============

     The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that Webster anticipates may occur in the future due to the acquisition of People's Corp.

     See accompanying notes to pro forma combined financial statements.

WEBSTER FINANCIAL CORPORATION
PEOPLE'S SAVINGS FINANCIAL CORP.
PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1994
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   Webster      People's Corp.         Pro Forma
                                                                (historical)    (historical)            Combined
                                                                ------------    ------------            --------

INTEREST INCOME:
  Loans and Segregated Assets.............................    $     196,450       $    16,297      $     212,747
  Securities..............................................           71,652             8,765             80,417
                                                              -------------       -----------      -------------
     Total Interest Income................................          268,102            25,062            293,164
INTEREST EXPENSE:
  Interest on Deposits....................................          112,843             9,815            122,658
  Interest on Borrowings..................................           28,439             1,455             29,894
                                                              -------------       -----------      -------------
     Total Interest Expense...............................          141,282            11,270            152,552
     Net Interest Income..................................          126,820            13,792            140,612
  Provision for Loan Losses...............................            5,480               129              5,609
                                                              -------------       -----------      -------------
  Net Interest Income after Provision for Loan Losses.....          121,340            13,663            135,003
NONINTEREST INCOME:
  Fees and Service Charges................................           13,554             1,071             14,625
  Gain (Loss) on Sale of Loans and Loan Servicing, Net....              360              (376)               (16)
  Gain (Loss) on Sale of Securities, Net..................             (894)             (156)            (1,050)
  Other Noninterest Income................................            3,710               198              3,908
                                                              -------------       -----------      -------------
    Total Noninterest Income..............................           16,730               737             17,467
                                                              -------------       -----------      -------------
NONINTEREST EXPENSES:
  Salaries and Employee Benefits..........................           45,075             3,556             48,631
  Occupancy Expense of Premises...........................            7,790               844              8,634
  Furniture and Equipment Expenses........................            7,015               707              7,722
  Federal Deposit Insurance Premium.......................            8,512               696              9,208
  Other Real Estate Owned Expenses and
     Provisions, Net......................................            9,853               253             10,106
  Core Deposit Intangible Amortization....................            2,082                 -              2,082
  Marketing Expenses......................................            3,392               215              3,607
  Non-Recurring Expenses..................................            5,700                 -              5,700
  Other Operating Expenses................................           15,486             2,123             17,609
                                                              -------------       -----------      -------------
    Total Noninterest Expenses............................          104,905             8,394            113,299
                                                              -------------       -----------      -------------
Income before Income Taxes................................           33,165             6,006             39,171
Income Taxes..............................................            8,770             2,441             11,211
                                                              -------------       -----------      -------------
NET INCOME                                                           24,395             3,565             27,960
Preferred Stock Dividends.................................            1,716                 -              1,716
                                                              -------------       -----------      -------------
Net Income Available to Common Shareholders...............    $      22,679       $     3,565      $      26,244
                                                              =============       ===========      =============

NET INCOME PER COMMON SHARE:(e)
     Primary..............................................    $        2.31       $     1.76       $        2.22
                                                              =============       ==========       =============
     Fully Diluted........................................    $        2.19       $     1.76       $        2.12
                                                              =============       ==========       =============

     The pro forma combined statement of income has not been adjusted to reflect any of the improvements in operating efficiencies that Webster anticipates may occur in the future due to the Merger.

     See accompanying notes to pro forma combined financial statements.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS


(a) Represents the conversion to treasury stock and subsequent retirement of 61,000 shares of People's Common Stock owned by Webster.

(b) Represents the reversal of the tax effect of the gain on People's Common Stock currently owned by Webster.

(c) Represents the estimated merger related costs that will be incurred by Webster and People's Corp. These costs are not reflected in the Pro Forma Combined Statements of Income since these items do not have a continuing impact upon Webster. The following table summarizes the financial impact of the additional accruals as reflected in the Pro Forma Combined Statement of Condition (in thousands):

         Credit Related:
                Additions to allowances for loan losses
                to conform to Webster credit policies              $     1,500

         Merger Related Costs:
                Compensation (severance and related costs)               2,500
                Writedown of fixed assets in preparation for sale        1,100
                Facilities (lease buyouts)                                 750
                Transaction costs (including investment bankers,
                  attorneys and accountants)                             1,100
                Miscellaneous expenses                                   1,750
                                                                   -----------
                 Total merger related costs                              7,200
                                                                   -----------
                 Total pre-tax adjustments                               8,700
                Income tax effect                                       (3,600)
                                                                   -----------
                 Net after-tax adjustments                         $     5,100
                                                                   ===========

         The above estimated Merger-related costs that will be incurred by Webster and People's Corp. include only those expenses that are estimated to be incurred from the transaction. Compensation costs include estimated severance to People's Corp. employees and other related expenses as a result of merging administrative staff and consolidating overlapping branch locations. The writedown of fixed assets represents the estimated loss on the sale of excess fixed assets due to consolidation of overlapping branch locations.

(d) Represents the elimination of the historical aggregate $1.00 per share par value of $2.5 million of People's Corp., the issuance of Webster Common Stock at the aggregate $0.01 per share par value of $17,000, the elimination of the treasury stock of People's Corp. and the net effect on paid-in capital.

(e) Pro Forma Combined Webster and People's Corp. Net Income per Common Share data have been determined based upon (i) the combined historical net income of Webster and People's Corp. and (ii) the combined historical weighted average common equivalent shares of Webster and People's Corp. For the purposes of this determination, the historical weighted average common shares outstanding of People's Corp. were multiplied by an assumed .91892 Exchange Ratio. See "THE MERGER -- Exchange Ratio."

(f) Represents the issuance of 76,800 shares net of a holdback of 8,500 shares based on an estimated market price of $37.50 of Webster Common Stock in exchange for Sachem stock and the corresponding goodwill recorded in the purchase business combination.

                           MARKET PRICES AND DIVIDENDS

WEBSTER COMMON STOCK

         The following sets forth the range of high and low sale prices of Webster Common Stock as reported on The Nasdaq National Market, as well as cash dividends paid during the periods indicated:

                                    Market Price                      Cash
                                    ------------                      ----
                                 High            Low             Dividends Paid
                                 ----            ---             --------------
Quarter Ended:
     March 31, 1995             $22.25         $18.00                 $0.16
     June 30, 1995               26.00          21.25                  0.16
     September 30, 1995          31.00          23.00                  0.16
     December 31, 1995           29.50          24.50                  0.16

     March 31, 1996              30.25          27.50                  0.16
     June 30, 1996               29.38          26.75                  0.16
     September 30, 1996          35.75          28.00                  0.18
     December 31, 1996           38.25          33.50                  0.18

     March 31, 1997              41.00          35.13                  0.18

     (through _______ __, 1997)

         On April 3, 1997, the last trading day prior to the public announcement of the Merger, the closing price of Webster Common Stock on The Nasdaq National Market was $35.50. On __________ __, 1997 (the most recent practicable date prior to the printing of this Proxy Statement/Prospectus), the closing price of Webster Common Stock on The Nasdaq National Market was $_____.

 PEOPLE'S COMMON STOCK

                                     Market Price                      Cash
                                     ------------                      ----
                                 High            Low              Dividends Paid
                                 ----            ---              --------------
Quarter Ended:
     March 31, 1995             $18.75         $17.50                  $ 0.22
     June 30, 1995               19.50          18.00                    0.22
     September 30, 1995          22.50          19.25                    0.22
     December 31, 1995           20.00          19.00                    0.22

     March 31, 1996              20.75          19.00                    0.22
     June 30, 1996               22.38          20.25                    0.23
     September 30, 1996          30.20          21.75                    0.23
     December 31, 1996           29.00          26.25                    0.23

     March 31, 1997              32.88          27.50                    0.23

     (through _______ __, 1997)


         On April 3, 1997, the last trading day prior to the public announcement of the Merger, the closing price of People's Common Stock on The Nasdaq National Market was $32.00. On __________ __, 1997 (the most recent practicable date prior to the printing of this Proxy Statement/Prospectus), the closing price of People's Common Stock on The Nasdaq National Market was $____.

                    DESCRIPTION OF WEBSTER CAPITAL STOCK AND
                        COMPARISON OF SHAREHOLDER RIGHTS

         Set forth below is a description of Webster's capital stock, as well as a summary of the material differences between the rights of holders of People's Common Stock and their prospective rights as holders of Webster Common Stock. If the Merger Agreement is approved and adopted and the Merger is consummated, the holders of People's Common Stock will become holders of Webster Common Stock. As a result, Webster's Restated Certificate of Incorporation and Bylaws, and the applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL"), will govern the rights of current shareholders of People's Common Stock. The rights of those shareholders are currently governed by the Certificate of Incorporation and Bylaws of People's Corp., and the applicable provisions of the State of Connecticut Stock Corporation Act, as amended (the "Connecticut Corporation Law").

         The following comparison is based on the current terms of the governing documents of Webster and People's Corp. and on the provisions of the DGCL and the Connecticut Corporation Law. The discussion is intended to highlight important similarities and differences between the rights of holders of Webster Common Stock and People's Common Stock.

WEBSTER COMMON STOCK

         Webster is authorized to issue 30,000,000 shares of Webster Common Stock. As of the Record Date, __________ shares of Webster Common Stock were issued and outstanding and Webster had outstanding stock options granted to directors, officers and other employees for __________ shares of Webster Common Stock. Webster has issued a warrant to Fleet Financial Group, Inc. for 300,000 shares of Webster Common Stock. Each share of Webster Common Stock has the same relative rights and is identical in all respects to each other share of Webster Common Stock. The Webster Common Stock is non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other governmental entity.

         Holders of Webster Common Stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of Webster Common Stock do not have the right to cumulate their votes for the election of directors, and they have no preemptive or conversion rights with respect to any shares that may be issued. Webster Common Stock is not subject to additional calls or assessments by Webster, and all shares of Webster Common Stock currently outstanding are fully paid and nonassessable. For a discussion of the voting rights of Webster Common Stock, classification of Webster's Board of Directors and provisions of Webster's Restated Certificate of Incorporation and Bylaws that may prevent a change in control of Webster or that would operate only with respect to an extraordinary corporate transaction involving Webster or its subsidiaries, see "-- Certificate of Incorporation and Bylaw Provisions."

         Holders of Webster Common Stock and any class or series of stock entitled to participate therewith are entitled to receive dividends when and as declared by the Board of Directors of Webster out of any assets legally available for distribution. No such dividends or other distributions may be declared or paid, however, unless all accumulated dividends and any sinking fund, retirement fund or other retirement payments have been paid, declared or set aside on any class of stock having preference as to payments of dividends over the Webster Common Stock. In addition, as described below, the Indenture (as defined below) for the Senior Notes places certain restrictions on Webster's ability to pay dividends on Webster Common Stock. See "-- Senior Notes."

         In the unlikely event of any liquidation, dissolution or winding up of Webster, the holders of Webster Common Stock and any class or series of stock entitled to participate therewith would be entitled to receive, after payment or provision for payment of all debts and liabilities of Webster and after the liquidation preferences of all outstanding shares of any class of stock having preference over the Webster Common Stock have been fully paid or set aside, all remaining assets of Webster available for distribution, in cash or in kind.

WEBSTER PREFERRED STOCK

         Webster's Restated Certificate of Incorporation authorizes its Board of Directors, without further shareholder approval, to issue up to 3,000,000 shares of serial preferred stock for any proper corporate purpose. In approving any issuance of serial preferred stock, the Board of Directors has broad authority to determine the rights and preferences of the serial preferred stock, which may be issued in one or more series. These rights and preferences may include voting, dividend, conversion and liquidation rights that may be senior to the Webster Common Stock.

         Webster's Series A Cumulative Perpetual Preferred Stock ("Series A Stock") was issued in connection with the First Constitution acquisition. See "RISK FACTORS -- Growth through Acquisitions." All of the shares of Series A Stock that were authorized and issued have been redeemed. Webster's Series B 7 1/2% Cumulative Convertible Preferred Stock ("Series B Stock") was issued in part to redeem shares of Webster's Series A Stock. All of the shares of Series B Stock that were authorized and issued have been redeemed. Webster's Series C Participating Preferred Stock ("Series C Stock") was authorized in connection with a Rights Agreement, which was adopted in February 1996. Webster adopted the Rights Agreement to protect shareholders in the event of an inadequate takeover offer or to deter coercive or unfair takeover tactics. Each right entities a holder to purchase 1/1,000th of a share of Series C Stock upon the occurrence of certain specified events. As of the date of this Proxy Statement/Prospectus, no shares of Series C Stock have been issued.

SENIOR NOTES

         The 8 3/4% Senior Notes due 2000 were issued by Webster in an aggregate principal amount of $40,000,000 pursuant to an Indenture (the "Indenture"), dated as of June 15, 1993, between Webster and Chemical Bank, as trustee (the "Trustee"). Certain provisions of the Indenture are summarized below because of their impact on the Webster Common Stock. The Senior Notes bear interest at 8 3/4% payable semi-annually on each June 30 and December 30 until maturity on June 30, 2000. The Senior Notes are unsecured general obligations only of Webster and not of its subsidiaries. The Senior Notes may not be redeemed by Webster prior to maturity. This provision is not expected to have an anti-takeover effect since the Notes would be assumed by any acquirer of Webster. The Indenture contains covenants that limit Webster's ability at the holding company level to incur additional Funded Indebtedness (defined below), to make Restricted Distributions (defined below), to engage in certain dispositions affecting Webster Bank or its voting stock, to create certain liens upon Webster's assets at the holding company level (including a negative pledge clause), and to engage in mergers, consolidations, or a sale of substantially all of Webster's assets unless certain conditions are satisfied. The Indenture also requires that Webster maintain a specified level of liquid assets at the holding company level.

         RESTRICTIONS ON ADDITIONAL INDEBTEDNESS. The Indenture limits the amount of Funded Indebtedness which Webster may incur or guarantee at the holding company level. Funded Indebtedness includes any obligation of Webster with a maturity in excess of one year for borrowed money, for the deferred purchase price of property or services, for capital lease payments, or related to the guarantee of such obligations. Webster may not incur or guarantee any Funded Indebtedness if, immediately after giving effect thereto, the amount of Funded Indebtedness of Webster at the holding company level, including the Senior Notes, would be greater than 90% of Webster's consolidated net worth. As of March 31, 1997, Webster's consolidated net worth was $325.7 million and it had $42.0 million of Funded Indebtedness.

         RESTRICTED DISTRIBUTIONS. Under the Indenture, Webster may not, directly or indirectly, make any Restricted Distribution, except in capital stock of Webster, if, at the time or after giving effect thereto: (a) an event of default shall have occurred and be continuing under the Indenture; (b) Webster Bank would fail to meet any of the applicable minimum capital requirements under OTS regulations; (c) Webster would fail to maintain sufficient liquid assets to comply with the terms of the covenant described under "Liquidity Maintenance" below; or (d) the aggregate amount of all Restricted Distributions subsequent to March 31, 1993 would exceed the sum of
(i) $5 million, plus

(ii) 75% of Webster's aggregate consolidated net income (or if such aggregate consolidated net income shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis in the period commencing on June 30, 1993 and ending on the last day of the fiscal quarter immediately preceding the date of the Restricted Distribution, and plus (iii) 100% of the net proceeds received by Webster from any capital stock issued by Webster (other than to a subsidiary) subsequent to March 31, 1993. As of March 31, 1997, Webster had the ability to pay $113.4 million in Restricted Distributions.

         Restricted Distribution means: (a) any dividend, distribution or other payment (except for dividends, distributions or payments payable in capital stock or dividends on the Series B Stock, which was previously redeemed) on the capital stock of Webster or any subsidiary (other than a wholly owned subsidiary); (b) any payment to purchase, redeem, acquire or retire any capital stock of Webster (other than the Series A Stock, which was previously redeemed) or the capital stock of any subsidiary (other than a wholly-owned subsidiary); and (c) any payment by Webster of principal (whether a prepayment, redemption or at maturity) of, or to acquire, any indebtedness for borrowed money issued or guaranteed by Webster (other than the Senior Notes or pursuant to a guarantee by Webster of any borrowing by any employee stock ownership plan established by Webster or a wholly owned subsidiary), except that any such payment of, or to acquire, any such indebtedness for borrowed money that is not subordinated to the Senior Notes will not constitute a Restricted Distribution if such indebtedness was issued or guaranteed by Webster at a time when the Senior Notes were rated in the same or higher rating category as the rating assigned to the Senior Notes by Standard & Poor's ("S&P") at the time the Senior Notes were issued.

         LIQUIDITY MAINTENANCE. The Indenture requires that Webster maintain at all times, on an unconsolidated basis, liquid assets in an amount equal to or greater than 150% of the aggregate interest expense on the Senior Notes and all other indebtedness for borrowed money of Webster for 12 full calendar months immediately following each determination date under the Indenture, provided that Webster will not be required to maintain such liquid assets once the Senior Notes have been rated "BBB-" or higher by S&P for six calendar months and remain rated in such category.

CAPITAL SECURITIES

         In January 1996, Webster raised $100 million through the sale of capital securities that will be used for general corporate purposes. Webster formed a business trust for the purpose of issuing capital securities and investing the net proceeds in the Capital Debentures.

CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

         GENERAL. Certain provisions included in Webster's Restated Certificate of Incorporation and Bylaws may serve to entrench current management and to prevent a change in control of Webster even if desired by a majority of shareholders. These provisions are designed to encourage potential acquirers to negotiate directly with the Board of Directors of Webster and to discourage other takeover attempts. The following discussion is a general summary of certain provisions of Webster's Restated Certificate of Incorporation and Bylaws, and a comparison of those provisions to similar types of provisions in the Certificate of Incorporation and Bylaws of People's Corp. The discussion is necessarily general and, with respect to provisions contained in Webster's Restated Certificate of Incorporation and Bylaws, reference should be made to the document in question, each of which is an exhibit to Webster's registration statement.

         DIRECTORS. Certain provisions of Webster's Restated Certificate of Incorporation and Bylaws will impede changes in majority control of Webster's Board of Directors. The Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes, with directors in each class elected for three-year staggered terms. The Restated Certificate of Incorporation further provides that the size of the Board of Directors shall be within a 7 to 15 range. The Bylaws currently provide that there shall be 12 directors.

         Webster's Restated Certificate of Incorporation and Bylaws provide that a vacancy occurring in the Board of Directors, including a vacancy created by any increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Webster's Restated Certificate of Incorporation provides that a director may be removed only for cause and then only by the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for that purpose and that 30 days' written notice must be provided to any director or directors whose removal is to be considered at a shareholders' meeting.

         The provisions of the Certificate of Incorporation and Bylaws of People's Corp. with regard to directors are similar to those of Webster. The Certificate of Incorporation of People's Corp. provides that the number of directors shall not be less than 3 and the Bylaws provide that the range as to the number of directors shall be 10 to 16. The Bylaws of People's Corp. provide that for any fiscal year, the number of positions on the Board of Directors may be increased by no more than two. The Certificate of Incorporation and Bylaws of People's Corp. provide that any director may be removed without cause by the affirmative vote of the holders of at least 80% of the voting power of the issued and outstanding shares entitled to vote thereon at a meeting of shareholders called for such purpose; provided, however, that if there is an Interested Shareholder (defined below), such 80% vote must include the affirmative vote of at least two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon (excluding shares held by an Interested Shareholder). The Bylaws further provide that any director may be removed with cause by a majority vote of the Board of Directors.

         Webster's Bylaws impose certain restrictions on the nomination by shareholders of candidates for election to the Board of Directors and the proposal by shareholders of business to be acted upon at an annual meeting of shareholders. The Bylaws of People's Corp. contain a similar restriction on shareholder nominations but do not contain a provision concerning the proposal by shareholders of other business to the acted upon at a meeting. Webster's Bylaws provide that to be eligible for nomination as a director, a nominee must be a resident of the State of Connecticut at the time of his nomination or, if not then a resident, have been previously a resident for at least three years. Webster's Bylaws further provide that each director is required to own not less than 100 shares of Webster Common Stock. Webster's Bylaws also provide that more than three consecutive absences from regular meetings of the Board of Directors, unless excused by a Board resolution, shall automatically constitute a resignation. The Bylaws of People's Corp. provide that a director's failure to maintain an attendance record of 75% at Board meetings for two consecutive years shall automatically result in the vacation of such office. The Bylaws of People's Corp. further provide that no person shall be eligible for election or re-election as a director after such person reaches the age of 70 years, and that such office will become vacant at the next annual meeting of shareholders. Webster's Bylaws also contain a provision prohibiting certain contracts and transactions between Webster and its directors and officers and certain other entities unless certain procedural requirements are satisfied.

         CALL  OF  SPECIAL   MEETINGS.   Webster's   Restated   Certificate   of
Incorporation provides that a special meeting of shareholders may be called at any time but only by the Chairman, the President or by the Board of Directors. Shareholders are not authorized to call a special meeting. The Certificate of Incorporation and Bylaws of People's Corp. provide that except as otherwise required by law, a special meeting of shareholders may be called at any time by the Chairman, the President or the Board of Directors, or by a vote of the holders of 35% of the issued and outstanding shares entitled to vote at a meeting of shareholders.

         SHAREHOLDER ACTION WITHOUT A MEETING. Webster's Restated Certificate of Incorporation provides that shareholders may act by unanimous written consent. The Certificate of Incorporation of People's Corp. provides that any action required or permitted to be taken by shareholders must be taken at a duly called annual or special meeting and not by any consent in writing.

         LIMITATION ON LIABILITY OF DIRECTORS. Webster's Restated Certificate of Incorporation provides that no director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director other than liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit. The Bylaws of People's Corp. provide that the corporation shall indemnify, to the fullest extent permitted by the Connecticut Corporation Law, its officers, directors, employees and other persons specified in such statute, and authorize the corporation to obtain insurance with respect to such liabilities.

         CUMULATIVE VOTING. Webster's Restated Certificate of Incorporation denies cumulative voting rights in the election of directors. The Certificate of Incorporation of People's Corp. requires a certain shareholder vote for the addition of cumulative voting. See "-- Amendment of Certificate of Incorporation and Bylaws."

         NOTICE OF SHAREHOLDER MEETINGS. Webster's Bylaws require that notice be given not less than 20 nor more than 50 days prior to each annual or special meeting of shareholders. The Bylaws of People's Corp. require that notice of each annual or special meeting be mailed or delivered no less than seven nor more than 50 days prior to a meeting.

         QUORUM. Webster's Bylaws provide that the holders of one-third of the capital stock issued and outstanding and entitled to vote at a meeting constitutes a quorum. The Bylaws of People's Corp. provide that the holders of a majority of the shares of issued and outstanding stock entitled to vote at a meeting constitutes a quorum.

         GENERAL VOTE. Except as otherwise required by law or Webster's Restated Certificate of Incorporation or Bylaws, Webster's Bylaws provide that any matter brought before a meeting of shareholders shall be decided by the affirmative vote of a majority of the votes cast on the matter. The Bylaws of People's Corp. provide that except as otherwise provided by law, the Certificate of
Incorporation or the Bylaws, all questions shall be decided by vote of the holders of a majority of the shares present at a meeting.

         RECORD DATE. Webster's Bylaws provide that the record date for determination of shareholders entitled to notice of or to vote at a meeting and for certain other specified purposes shall not be less than 20 nor more than 50 days before the date of such meeting or other action. The Bylaws of People's Corp. provide that the record date shall be not less than 10 nor more than 70 days prior to the date of the meeting or other action.

         AUTHORIZED AND OUTSTANDING COMMON STOCK. See "-- Webster Common Stock" as to authorized and currently outstanding shares of Webster Common Stock. The Certificate of Incorporation of People's Corp. authorizes 10,000,000 shares of People's Common Stock, of which _________ shares were outstanding as of the Record Date. In addition, as of the Record Date, there were outstanding People's Options granted to directors, officers and other employees of People's Corp. for __________ shares of People's Common Stock, plus the Option for 476,167 shares of People's Common Stock granted to Webster in connection with the Merger.

         AUTHORIZED AND OUTSTANDING SERIAL PREFERRED STOCK. See "-- Webster Preferred Stock" as to the authorized shares of serial preferred stock of Webster. The Certificate of Incorporation of People's Corp. authorizes 1,000,000 shares of serial preferred stock, without par value, of which no shares have been issued and are outstanding.

         DIVIDEND AND LIQUIDATION RIGHTS. For a description of the provisions of Webster's Restated Certification of Incorporation with respect to dividends and liquidation rights, see "-- Webster Common Stock." The Certificate of Incorporation of People's Corp. provides that dividends on outstanding shares of preferred stock shall be paid, declared or set aside prior to the payment of any dividends on People's Common Stock with respect to the same dividend period. In the event of a liquidation, dissolution or winding up, the Certificate of Incorporation of People's Corp. provides that if the assets available for distribution to the preferred stock of all series are insufficient to pay the full preferential amounts owing, assets available for distribution shall be distributed ratably among the holders of the shares of preferred stock in accordance with the respective preferential amounts payable with respect thereto. Once such preferential amounts are satisfied, the remaining assets shall be distributed pro rata among the holders of shares of People's Common Stock in accordance with their respective interests.

         APPROVALS FOR ACQUISITIONS OF CONTROL AND OFFERS TO ACQUIRE CONTROL. Webster's Restated Certificate of Incorporation prohibits any person (whether an individual, company or group acting in concert) from acquiring beneficial ownership of 10% or more of Webster's voting stock, unless the acquisition has received the prior approval of at least two-thirds of the outstanding shares of voting stock at a duly called meeting of shareholders held for such purpose and of all required federal regulatory authorities. Furthermore, no person may make an offer to acquire 10% or more of Webster's voting stock without obtaining prior approval of the offer by at least two-thirds of Webster's Board of Directors or, alternatively, before the offer is made, obtaining approval of the acquisition from the OTS. These provisions do not apply to the purchase of shares by underwriters in connection with a public offering or employee stock ownership plan or other employee benefit plan of Webster or any of its subsidiaries, and the provisions remain effective only so long as an insured institution is a majority-owned subsidiary of Webster. Shares acquired in excess of these limitations are not entitled to vote or take other shareholder action or be counted in determining the total number of outstanding shares in connection with any matter involving shareholder action. These excess shares are also subject to transfer to a trustee, selected by Webster, for the sale on the open market or otherwise, with the expenses of the trustee to be paid out of the proceeds of such sale. The Certificate of Incorporation of People's Corp. does not contain a similar provision.

         PROCEDURES FOR CERTAIN BUSINESS COMBINATIONS. Webster's Restated Certificate of Incorporation requires that certain business combinations between Webster (or any majority-owned subsidiary thereof) and a 10% or more shareholder or its affiliates or associates (collectively, the "Interested Shareholder") either (i) be approved by at least 80% of the total number of outstanding shares of voting stock of Webster, or (ii) be approved by at least two-thirds of Webster's continuing directors (persons unaffiliated with the Interested Shareholder and serving prior to the Interested Shareholder becoming such) or meet certain price and procedure requirements that provide for consideration per share generally equal to that paid by the Interested Shareholder when it acquired its block of stock. The types of business combinations with an Interested Shareholder covered by this provision include: any merger, consolidation and share exchange; any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business; an issuance or transfer of equity securities having an aggregate market value in excess of 5% of aggregate market value of Webster's outstanding shares; the adoption of any plan or proposal of liquidation proposed by or on behalf of an Interested Shareholder; and any reclassification of securities, recapitalization of Webster or any merger or consolidation of Webster with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership interest of the Interested Shareholder. The Certificate of Incorporation of People's Corp. contains similar provisions as to business combinations, except that it provides that in addition to approval by the Board of Directors and the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of voting stock is also required (excluding all shares of voting stock beneficially owned by an Interested Shareholder). Also, the Certificate of Incorporation of People's Corp. provides that for mergers, consolidations and share exchanges, such voting requirements do not apply if the business combination is approved by the Board of Directors prior to the time the Interested Shareholder becomes such or if certain fair price and procedure requirements are satisfied. For other business combinations, only the requirement with respect to Board approval described in the preceding sentence must be satisfied. Webster's Restated Certificate of Incorporation excludes employee stock purchase plans and other employee benefit plans of Webster and any of its subsidiaries from the definition of "Interested Shareholder." The Certificate of

Incorporation of People's Corp. includes certain persons who acquired voting stock from an Interested Shareholder within a two year period other than in a public offering within the meaning of the Securities Act and does not exclude employee benefit plans from the definition of "Interested Shareholder."

         ANTI-GREENMAIL. Webster's Restated Certificate of Incorporation requires approval by a majority of the outstanding shares of voting stock before Webster may directly or indirectly purchase or otherwise acquire any voting stock beneficially owned by a holder of 5% percent or more of Webster's voting stock, if such holder has owned the shares for less than two years. Any shares beneficially held by such person are required to be excluded in calculating majority shareholder approval. This provision would not apply to a pro rata offer made by Webster to all of its shareholders in compliance with the Exchange Act and the rules and regulations thereunder or a purchase of voting stock by Webster if the Board of Directors has determined that the purchase price per share does not exceed the fair market value of such voting stock. The Certificate of Incorporation of People's Corp. contains a similar provision, except that the applicable percentage is 3%, it does not contain the market value exception described above, it excludes employee stock ownership plans, and it applies to certain affiliates of the corporation and certain assignees.

         CRITERIA FOR EVALUATING OFFERS. Webster's Restated Certificate of Incorporation provides that the Board of Directors, when evaluating any acquisition offers, shall give due consideration to all relevant factors, including, without limitation, the economic effects of acceptance of the offer on depositors, borrowers and employees of its insured institution subsidiaries and on the communities in which such subsidiaries operate or are located, as well as on the ability of such subsidiaries to fulfill the objectives of insured institutions under applicable federal statutes and regulations. The Certificate of Incorporation of People's Corp. contains a similar provision which also applies to transactions involving a subsidiary and which requires the Board of Directors to consider the long-term and short-term interests of the companies, the economic effect on other customers, suppliers and creditors, and the long-term and short-term interests of the shareholders of the corporation or any subsidiary, including the possibility that those interests may best be served by the continued independence of the corporation.

         AMENDMENT TO CERTIFICATE OF INCORPORATION AND BYLAWS. Amendments to Webster's Restated Certificate of Incorporation must be approved by at least two-thirds of Webster's Board of Directors at a duly constituted meeting called for such purpose and also by shareholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote thereon is generally required for certain provisions. In addition, the provisions regarding certain business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote thereon. Webster's Bylaws may be amended by the affirmative vote of at least two-thirds of the Board of Directors or by shareholders by at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for such purpose. The Certificate of Incorporation of People's Corp. provides that the affirmative vote of the holders of at least 80% of the voting power of the issued and outstanding shares entitled to vote thereon is required to approve amendments to certain provisions of the Certificate of Incorporation (the provisions regarding amendment of the Certificate of Incorporation, directors, certain business combinations, the calling of special meetings of shareholders, vacancies on the Board of Directors, removal of directors, notice of nominations of directors other than by the Board or committee, shareholder action without a meeting, greenmail and the criteria for evaluating certain offers, as well as the addition of cumulative voting); provided, however, that if there is an Interested Shareholder, such 80% vote most include the affirmative vote of not less that two-thirds of the voting power held by shareholders other than the Interested Shareholder. The Certificate of Incorporation of People's Corp. provides that the Bylaws may be amended by the Board of Directors or the shareholders. The Bylaws of People's Corp. provide that amendment by shareholders requires at least a majority of the voting power of the shares entitled to vote thereon. The Certificate of Incorporation and Bylaws provide that amendments to certain provisions of the Bylaws (the provisions related to the calling of special meetings of shareholders, directors, shareholder nomination of directors and amendments to the Bylaws) require the vote of at least 80% of the voting power of the issued and outstanding shares entitled to vote thereon at a duly constituted meeting called for such purpose, which 80% vote must include the affirmative vote of at least two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by shareholders other than an Interested Shareholder.

APPLICABLE LAW

         The following discussion is a general summary of certain provisions of Delaware, Connecticut and federal statutory and regulatory provisions that may be deemed to have an "anti-takeover" effect.

         DELAWARE TAKEOVER STATUTE. Section 203 of the DGCL (the "Delaware Takeover Statute") applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on the NASDAQ Stock Market, or held of record by 2,000 or more persons, and restricts transactions which may be entered into by such a corporation and certain of its shareholders. The Delaware Takeover Statute provides, in essence, that a shareholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute and such person's affiliates and associates (each, an "Interested Person") but less than 85% of such shares may not engage in certain "Business Combinations" (as defined) with the corporation for a period of three years subsequent to the date on which the shareholder became an Interested Person unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the shareholder became an Interested Person or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Person.

         The Delaware Takeover Statute defines the term "Business Combination" to include a wide variety of transactions with or caused by an Interested Person in which the Interested Person receives or could receive a benefit on other than a pro rata basis with other shareholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Person, transactions with the corporation which increase the proportionate interest of the Interested Person or transactions in which the Interested Person receives certain other benefits.

         CONNECTICUT REGULATORY RESTRICTIONS ON ACQUISITIONS OF STOCK. Connecticut banking statutes prohibit any person from directly or indirectly offering to acquire or acquiring voting stock of a Connecticut-chartered savings bank (such as PSB&T), a federal savings bank having its principal office in Connecticut (such as Webster Bank) or a holding company of any such entity (such as Webster or People's Corp.), that would result in such person becoming, directly or indirectly, the beneficial owner of more than 10% of any class of voting stock of such entity unless such person had previously filed an acquisition statement with the Connecticut Commissioner and such offer or acquisition has not been disapproved by the Connecticut Commissioner.

         FEDERAL LAW. Federal law provides that, subject to certain exemptions, no person acting directly or indirectly or through or in concert with one or more other persons may acquire "control" of an insured institution or holding company thereof, without giving at least 60 days prior written notice providing specified information to the appropriate federal banking agency (i.e., the OTS in the case of Webster and Webster Bank, the Federal Reserve Board in the case of People's Corp. and the FDIC in the case of PSB&T). "Control" is defined for this purpose as the power, directly or indirectly, to direct the management or policies of an insured institution or to vote 25 percent or more of any class of voting securities of an insured institution. Control is presumed to exist where the acquiring party has voting control of at least 10 percent of any class of the institution's voting securities which is registered under Section 12 of the Exchange Act and is actively traded. The term "actively traded" is defined in the regulation to mean securities that are either listed on a securities exchange or quoted on The Nasdaq National Market. The OTS or FDIC may prohibit the acquisition of control if such agency finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition;
(ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution;

or (iii) the competence, experience or integrity of any acquiring person or any of the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.


                         ADJOURNMENT OF SPECIAL MEETING

         The holders of People's Common Stock will be asked to approve, if necessary, the adjournment of the Special Meeting to solicit further votes in favor of the Merger Agreement. The proxies of People's Corp. shareholders voting against the Merger Agreement may not be used by management to vote in favor of an adjournment pursuant to its discretionary authority.

                              SHAREHOLDER PROPOSALS

         Any proposal which a Webster shareholder wishes to have included in the proxy materials of Webster with respect to Webster's 1998 Annual Meeting must be received by Webster at Webster's principal executive offices at Webster Plaza, Waterbury, Connecticut 06702 no later than December 1, 1997.

         If the Merger Agreement is approved and adopted and the Merger is consummated, there will not be an annual meeting of the shareholders of People's Corp. in 1998. However, if the Merger is not consummated, People's Corp. anticipates that its 1998 annual meeting will be held in April 1998. Any proposal intended to be presented by a People's Corp. shareholder for inclusion in the proxy statement of People's Corp. for its 1998 annual meeting must be received by People's Corp. at its principal executive offices at 123 Broad Street, New Britain, Connecticut 06053 no later than November 21, 1997.

                                  OTHER MATTERS

         It is not expected that any matters other than those described in this Proxy Statement/Prospectus will be brought before the Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the People's Corp. proxy to vote such proxy in accordance with the determination of a majority of the Board of Directors of People's Corp., including, without limitation, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement or otherwise.

                                     EXPERTS

         The consolidated financial statements of Webster (as restated to include DS Bancor) at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Proxy Statement/Prospectus, have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in the incorporated materials and given upon the authority of that firm as experts in accounting and auditing.

         The separate consolidated financial statements of Webster (excluding DS Bancor) at December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, incorporated by reference into this Proxy Statement/Prospectus, have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in the incorporated materials and given upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of DS Bancor at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Proxy Statement/Prospectus, have been so incorporated in reliance upon the report of Friedberg, Smith & Co., P.C., independent certified public accountants, appearing in the incorporated materials and given the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of People's Corp. at December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, incorporated by reference into this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Webster Common Stock to be issued in the Merger has been passed upon by Hogan & Hartson L.L.P., Washington, D.C. Hogan & Hartson L.L.P. will be passing upon certain tax matters in connection with the Merger.

                                                                      Appendix A
                                                                      ----------
ADVEST

ADVEST, INC.
A subsidiary of The Advest Group, Inc.              FINANCIAL INSTITUTIONS GROUP
--------------------------------------------------------------------------------
Serving Investors Since 1898                          ONE ROCKEFELLER PLAZA
                                                      NEW YORK, NY 10020
                                                      TEL.:  (212) 584-4270
                                                      FAX:  (212) 584-4292
                                ________ __, 1997



Board of Directors
People's Savings Financial Corp.
123 Broad Street
New Britain, CT 06053

Members of the Board:

         People's Savings Financial Corp. ("People's"), Webster Financial Corporation ("Webster") and Webster Subsidiary Corporation ("Merger Sub"), a wholly owned subsidiary of Webster have entered into an Agreement and Plan of Merger dated as of April 4, 1997 (the "Agreement"), pursuant to which People's will be acquired by Webster through the merger of Merger Sub with and into People's (the "Merger").

         The Agreement provides that each outstanding share of People's common stock, par value $1.00, will be converted into and exchangeable for that number of shares of Webster Common Stock, par value $.01 per share, determined by dividing $34.00 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to five decimal places (the "Exchange Ratio"). The Exchange Ratio will be determined by dividing $34.00 by the Base Period Trading Price, computed to five decimal places. The Exchange Ratio is subject to adjustment such that if the Base Period Trading Price is greater than $40.00, the Exchange Ratio will be 0.85000 and if the Base Period Trading Price is less than $34.00, the Exchange Ratio will be 1.00000. Furthermore, if the Base Period Trading Price is less than $32.00, the Merger Agreement may be terminated by People's unless Webster elects that the Exchange Ratio shall equal 1.06250, which may require Webster to register additional shares with the Securities and Exchange Commission. For purposes of the Agreement, the term "Base Period Trading Price" shall mean the average of the daily closing prices per share for Webster Common Stock for the 15 consecutive trading days on which shares of Webster Common Stock are actually traded, ending on the day preceding the receipt of the last required federal bank regulatory approval. The terms of the proposed transaction are described in more detail in the Agreement.

         In connection with executing the Agreement, People's entered into an Option Agreement (the "Option Agreement") dated April 4, 1997, pursuant to which People's granted Webster an irrevocable option to acquire up to 476,167 newly issued shares (19.99%) of People's common stock at a price of $25.00 per share, exercisable upon the occurrence of certain events specified in the Option Agreement. The Agreement also provides for the payment of certain expenses and a $500,000 fee to Webster upon the occurrence of certain events specified in the Agreement in the event that the Merger is not consummated. The Agreement is expected to be considered by the shareholders of People's at a shareholders' meeting and consummated shortly after the receipt of shareholder and state and federal regulatory approvals.

         You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the shareholders of People's.

Board of Directors
______ __, 1997
Page 2

         In arriving at the opinion set forth below, we have among other things: reviewed the Agreement and the exhibits and schedules thereto; reviewed the Annual Reports on Form 10-K for People's and Webster for 1996, 1995 and 1994 fiscal years, and earnings press releases for the period preceding the date of this letter; reviewed certain financial information as filed with federal banking agencies for the years 1996, 1995 and 1994 for each of People's and Webster; reviewed comparative financial and operating data on the banking industry and certain institutions which we deemed to be comparable to each of the companies; reviewed the historical market prices and trading activity for the common stock of each of People's and Webster and compared them with certain publicly-traded companies which we deemed to be comparable to each company; reviewed certain bank mergers and acquisitions on a state, regional and nationwide basis for institutions which we deemed to be comparable to People's and compared the proposed consideration with the consideration paid in such other mergers and acquisitions which we deemed relevant; conducted limited discussions with members of senior management of each of People's and Webster concerning the financial condition, business, and prospects of each respective company; and reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

         In preparing this opinion we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion, and we have not independently verified such information nor have we undertaken an independent evaluation of the assets or liabilities of People's or Webster. Advest has been retained by the Board of Directors of People's to act as financial advisor to People's with respect to the Merger and will receive a fee for its services including a fee for this opinion. This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated by us as of the date of this letter. Our opinion is directed to the Board of Directors of People's and does not constitute a recommendation of any kind to any shareholder of People's as to how such shareholder should vote at the shareholders' meeting to be held in connection with the Merger. We have assumed for purposes of this opinion that there has been no material change in the financial condition of either People's or Webster from that existing on December 31, 1996.

         In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of People's.

                                                     Very truly yours,



                                                     Advest, Inc.


                                                     By:
                                                        ------------------------
                                                           Thomas G. Rudkin
                                                           Managing Director

                                                                      Appendix B
                                                                      ----------

          SECTIONS 33-855 TO 33-872 OF THE CONNECTICUT GENERAL STATUTES

SECTION 33-855.    DEFINITIONS

As used in sections 33-855 to 33-872, inclusive:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by section 33-860 to 33-868, inclusive.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-856.  RIGHT TO DISSENT

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                  (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

SECTION 33-857.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

SECTIONS  33-858, 33-859.  RESERVED FOR FUTURE USE

SECTION 33-860.  NOTICE OF DISSENTERS' RIGHTS

         (a) If proposed  corporate  action  creating  dissenters'  rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under section 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

         (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

SECTION 33-861.  NOTICE OF INTENT TO DEMAND PAYMENT

         (a) If proposed  corporate  action  creating  dissenters'  rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

         (b) A shareholder  who does not satisfy the  requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

SECTION 33-862.  DISSENTERS' NOTICE

         (a) If proposed  corporate  action  creating  dissenters'  rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

         (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

                  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

                  (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

SECTION 33-863.  DUTY TO DEMAND PAYMENT

         (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

SECTION 33-864.  SHARE RESTRICTIONS

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-865.  PAYMENT

         (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

SECTION 33-866.  FAILURE TO TAKE ACTION

         (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

SECTION 33-867.  AFTER-ACQUIRED SHARES

         (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

SECTION 33-868.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER
         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

                  (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

                  (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

                  (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

SECTIONS 33-869, 33-870.         RESERVED FOR FUTURE USE

SECTION. 33-871.  COURT ACTION

         (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

SECTION 33-872.  COURT COSTS AND COUNSEL FEES

         (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      Appendix C
                                                                      ----------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q

                 QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934


                         For the Quarterly Period Ended
                                 March 31, 1997

                        Commission File Number 34-0-18162


                        PEOPLE'S SAVINGS FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


          Connecticut                                    06-1259026
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                     Identification No.)


   123 Broad Street, New Britain, CT                      06053
(Address of principal executive offices)                (ZIP Code)


                                (860) 224-7771
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days. YES X   NO


Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                                2,545,824 shares issued and
                                outstanding, (including
                                636,961 shares in treasury)
                                as of April 30, 1997

                                Common Stock, par value $1.00 per share

                        PEOPLE'S SAVINGS FINANCIAL CORP.

                                Table of Contents


PART I - FINANCIAL INFORMATION                                   PAGE NO.
------------------------------                                   --------

Item 1.  Financial Statements (Unaudited)

     (a) Condensed Consolidated Balance Sheets -
         March 31, 1997 and December 31, 1996                        3

     (b) Condensed Consolidated Statements of Income -
         Three months ended March 31, 1997 and 1996                  4

     (c) Condensed Consolidated Statements of Cash Flows -
         Three months ended March 31, 1997 and 1996;                 5

     (d) Notes to the Condensed Consolidated Financial
         Statements - March 31, 1997                                 7


Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations                         11


PART II - OTHER INFORMATION

Item 1.  Legal Proceedings                                           15

Item 2.  Changes in Securities                                       15

Item 3.  Defaults Upon Senior Securities                             15

Item 4.  Submission of Matters to a Vote of Security
         Holders                                                     15

Item 5.  Other Information                                           15

Item 6.  Exhibits and Reports on Form 8-K                            15

Part I. Financial Information
Item 1. Financial Statements

PEOPLE'S SAVINGS FINANCIAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
                                                 March 31,       December 31,
                                                    1997            1996
                                                (Unaudited)

Non-interest bearing deposits and cash             $5,081           $5,113
Federal funds sold and FHLB overnight deposits      4,934            4,509
   Cash and Cash Equivalents                       10,015            9,622
Investment securities
   Available for sale (at market)                 164,689          171,667
   Held to maturity (market value: $25,619 at
       March 31, 1997 and $28,015 at
        December 31, 1996)                         26,619           28,513
   Capital stock of the Federal Home Loan Bank      3,583            2,736
Loans held for sale                                   432            1,143
Loans, net (allowance for loan losses
             1997-$1,816; 1996-$1,577)            261,367          256,913
Bank premises and equipment                         2,071            2,136
Foreclosed real estate                                287              223
Accrued income receivable                           4,484            4,030
Goodwill                                            2,910            3,006
Other assets                                        2,642            2,405
Total Assets                                     $479,099         $482,394

Liabilities and Shareholders' Equity

Liabilities
Non-interest bearing demand deposits               $7,515           $8,301
Interest bearing deposits                         352,338          349,759
   Total deposits                                 359,853          358,060
Mortgagors' escrow accounts                         1,621            2,659
Advances from Federal Home Loan Bank of Boston     46,045           49,750
Securities sold under repurchase agreements        21,500           21,500
Accrued expenses                                    1,483            1,548
Other liabilities                                   2,572            2,676
Total Liabilities                                 433,074          436,193

Shareholders' Equity
Common stock, ($1.00 par  value),  10,000,000
  shares authorized; 2,543,824, and 2,542,824
  shares  issued and outstanding at March 31,
  1997  and  December 31, 1996,  respectively
  (including shares in treasury of 636,961 at
  March 31, 1997 and December 31, 1996,
  respectively)                                     2,544            2,543
Additional paid in capital                         22,293           22,140
Retained earnings                                  30,337           29,701
Unrealized gains (losses) on securities available
 for sale, net of taxes                              (310)             656
Cost of treasury stock                             (8,839)          (8,839)
Total Shareholders' Equity                         46,025           46,201
Total Liabilities and Shareholders' Equity       $479,099         $482,394

See notes to the condensed consolidated financial statements.

PEOPLE'S SAVINGS FINANCIAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands, except per share data)
unaudited
                                      Three Months Ended
                                          March 31,
                                       1997      1996
Interest Income:
  Loans, including fees              $5,120     $4,781
  Investment Securities               3,371      2,101
  Short-term Investments                 25        177
Total Interest Income                 8,516      7,059
Interest Expense:
  Interest on deposits                3,641      3,557
  Interest on borrowings              1,013        215
Total Interest Expense                4,654      3,772
Net Interest Income                   3,862      3,287
Provision for Loan Losses               240         64
Net Interest Income after Provision
  for Loan Losses                     3,622      3,223
Other Income:
  Service charges and fees              237        260
  Trust fees                            418        318
  Net Investment Securities Gains
   (Losses)                              10        (20)
  Trading Account Gains                   -          -
  Gains (Losses) on Loans Sold           (5)       (69)
  Other Operating Income                 81         77
Total Other Income                      741        566
Other Expenses:
  Salaries and Benefits               1,295      1,249
  Occupancy                             275        268
  Furniture and Equipment               254        221
  FDIC Deposit Insurance                  5          1
  Other Real Estate Expenses             35         (1)
  Other Operating Expenses              748        630
Total Other Expenses                  2,612      2,368
Income Before Income Taxes            1,751      1,421
Income Taxes                            677        533
Net Income                           $1,074       $888

Per Share Data:
Primary
Net Income                            $0.54      $0.45
Weighted Average Common Shares
   Outstanding                    1,978,934  1,963,923
Fully Diluted
Net Income                            $0.54      $0.45
Weighted Average Common Shares
   Outstanding                    1,967,826  1,968,574

Dividends Declared Per Share          $0.23      $0.22

See notes to condensed consolidated financial statements.

PEOPLE'S SAVINGS FINANCIAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)                                               Three months ended
                                                               March 31,
                                                           1997       1996
Operating activities
  Net Income                                              $1,074       $888
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Provision for depreciation                              128        122
     Accretion and amortization of bond premiums
      and discounts, net                                     104         30
     Provision for loan losses                               240         64
     Amortization of net deferred loan fees                    4        (43)
     Decrease in loans held for sale                         961          -
     Realized investment securities (gains) losses           (10)        20
     Writedowns on foreclosed real estate                      -          8
     Goodwill amortization                                    96         96
     Increase (decrease) in accrued expenses                 (65)        43
     Other items, net                                       (124)      (741)
Net cash provided by operating activities                  2,408        487

Investing activities
  Purchases of available-for-sale securities               (2,492)  (14,366)
  Proceeds from sale of available-for-sale securities         315        14
  Proceeds from maturities of available-for-sale
     securities                                             7,438    14,364
  Purchases of held-to-maturity securities                      -         -
  Proceeds from maturities of held-to-maturity securities   1,880     2,157
  Purchases of Federal Home loan Bank stock                  (847)        -
  Net increase in loans                                    (5,061)   (5,327)
  Purchases of premises and equipment, net                    (63)      (73)
  Foreclosed real estate sold                                  49       176
Net cash provided (used) by investing activities            1,219    (3,055)

Financing activities
  Net increase (decrease) in demand deposits, NOW accounts,
    savings accounts, and mortgagors' escrow accounts         102      (141)
  Net increase in time deposits                               653     2,000
  Net decrease in borrowings from
    the Federal Home Loan Bank of Boston                   (3,705)   (4,342)
  Cash Dividends paid                                        (438)     (423)
  Acquisition of treasury stock                                 -      (936)
  Issuance of Common Stock                                    154        95
Net cash used by financing activities                      (3,234)   (3,747)

Increase (decrease) in cash and cash equivalents              393    (6,315)
Cash and cash equivalents at January 1                      9,622    28,162
Cash and cash equivalents at March 31                      10,015    21,847

Non-cash investing and financing activities
  Increase (decrease) in net unrealized holding gains
    (losses) on securities carried at market               (1,637)     (700)
  Transfer of loans to foreclosed real estate                 113        97

See notes to condensed consolidated financial statements.

                          PEOPLE'S SAVINGS FINANCIAL CORP.
                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 1997

Note A - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

Certain  1996  amounts  have  been   reclassified   to  conform  with  the  1997
presentation. These reclassifications had no impact on net income.

Note B - CHANGES IN ACCOUNTING PRINCIPLES
On January 1, 1997, the Corporation adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The adoption of this standard did not have a material impact on the Corporation's financial condition or its results of operations.

Note C - SECURITIES
The amortized cost and estimated market values of investment securities for March 31, 1997 and December 31, 1996 are as follows.
                                                                      Net
                                   Estimated   Gross      Gross    Unrealized
(in thousands)           Amortized   Market  Unrealized Unrealized   Gains/
March 31, 1997              Cost     Value     Gains     Losses     (Losses)

Available for sale
 United States Government
   and agency obligations  $53,511    $52,711      $-       $800       ($800)
 Corporate securities        5,592      5,585       -          7          (7)
 Mortgage-backed securities 91,362     91,089       -        273        (273)
    Total debt securities  150,465    149,385       -      1,080      (1,080)
  Marketable equity
    securities               5,927      6,415     488          -         488
  Mutual funds               8,819      8,889      70          -          70
                          $165,211   $164,689    $558     $1,080       ($522)
Held to maturity
 United States Government
  and agency obligations    $2,999     $2,966      $-        $33        ($33)
 Mortgage-backed securities 23,620     22,647       -        973        (973)
                           $26,619    $25,613      $-     $1,006      (1,006)

                                                                      Net
                                   Estimated   Gross      Gross    Unrealized
(in thousands),          Amortized   Market  Unrealized Unrealized   Gains/
December 31, 1996           Cost     Value     Gains     Losses     (Losses)

Available for sale
 United States Government
   and agency obligations  $55,522    $55,389    $177       $310       ($133)
 Corporate securities        5,640      5,650      12          2          10
 Mortgage-backed securities 94,439     95,029     785        195         590
    Total debt securities  155,601    156,068     974        507         467
  Marketable equity
    securities               5,906      6,243     358         21         337
  Mutual funds               9,045      9,356     311          -         311
                          $170,552   $171,667  $1,643       $528      $1,115
Held to maturity
 United States Government
  and agency obligations    $3,998     $3,995     $13        $16         ($3)
 Mortgage-backed securities 24,515     24,020      13        508        (495)
                           $28,513    $28,015     $26       $524       ($498)

Note D - LOANS
The following table shows the Corporation's loan distribution at the end of the three month period ended March 31, 1997 compared to December 31, 1996.

                                  March 31, 1997          December 31, 1996
($ in thousands)                Balance   % of Total     Balance   % of Total
Real Estate Loans:
 1 to 4 family residential      205,053      78%         203,055      78%
 Multifamily (5 or more units)    3,680       1%           3,574       1%
 Home equity credit lines         7,094       3%           6,427       2%
 Construction and land
  development                     6,399       3%           7,274       3%
 Second mortgages                24,651       9%          24,520      10%
 Commercial mortgages             9,222       3%           8,029       3%
    Total real estate loans     256,099      97%         252,879      97%
Consumer installment              4,898       2%           5,091       2%
Credit cards                      1,142       0%           1,218       1%
Commercial                        1,800       1%             788       0%
Total loans                     263,939     100%         259,976     100%
  Less: Loans held for sale         432                    1,143
        Allowance for loan losses 1,816                    1,577
        Deferred fees               324                      343
Net loans                       261,367                  256,913

Note E - NON-PERFORMING ASSETS
The following table illustrates the composition of the non-performing assets as of March 31, 1997 and December 31, 1996.

                                      March 31, 1997      December 31, 1996
($ dollars in thousands)          # of loans    Amount    # of loans   Amount
Loans past due 90 days or more:
Residential                           21       $1,413         16       $1,326
Installment                            4           19          7          223
  Total non-performing loans          25        1,432         23        1,549
Foreclosed real estate:
Residential                            4          287          6          223
  Total foreclosures                   4          287          6          223
Repossessed assets                     -            -          -            -

  Total non-performing assets                  $1,719                  $1,772

Non-performing assets to total
  loans and OREO                                0.65%                   0.68%
Allowance for loans losses to
  non-performing loans                        126.82%                 101.81%
As a percent of total loans:
  Loans past due 90 days or more                0.54%                   0.60%
  Allowance for loan losses                     0.69%                   0.61%

Note F - LOAN LOSS RESERVE
The following table summarizes the Corporation's loan loss reserve as of the three months ended March 31, 1997 and 1996.

(in thousands) Three months ended March 31,                1997       1996
Beginning balance                                         1,577      1,578
Provision charged to expense                                240         64
Net charge-offs                                               1         74
Ending balance                                           $1,816     $1,568

The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. The adequacy of the allowance is determined by management's evaluation of known and inherent risks in the loan portfolio and prevailing economic conditions and the Bank's loss experience. The allowance is increased by provisions for loan losses charged against income.

NOTE G - EARNINGS PER SHARE

In February, 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 provides accounting and reporting standards for the calculation of earnings per share intended to simplify the computation by replacing the presentation of primary earnings per share with a presentation of basic earnings per share. The Corporation will be required to adopt SFAS 128 in the fourth quarter of 1997. Had earnings per share for the quarter ended March 31, 1997 been computed in accordance with SFAS 128 basic earnings per share would have been $.56 and diluted earnings per share would have been $.54. Basic and diluted earnings per share would have been .46 and .45, respectively, for the quarter ended March 31, 1996.

NOTE H - SUBSEQUENT EVENTS

On April 4, 1997, People's Savings Financial Corp. announced that it had entered into an Agreement and Plan of Merger pursuant to which People's Savings Financial Corp. ("PSFC") will merge with and into a newly formed subsidiary of Webster Financial Corporation in a tax free stock-for-stock exchange valued at $34.00 per PSFC share.

The merger must be approved by PSFC shareholders and by federal and state bank regulatory authorities and is subject to customary closing conditions. The merger agreement has been approved by the boards of directors of both Webster and PSFC.


Item 2.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations.

General

This section presents management's discussion and analysis of the consolidated results of operations for People's Savings Financial Corp. (the "Corporation") and Peoples Savings Bank & Trust (the "Bank") for the three month period ended March 31, 1997 and 1996, and its financial condition as of March 31, 1997. In order to understand this section in context, it should be read in conjunction with the consolidated financial statements and notes thereto.

Financial Condition

At March 31, 1997 total assets were $479.10 million, a decrease of $3.30 million (or .7%) from total assets of $482.39 million at December 31, 1996. The decrease in assets was primarily due to a decrease in investment securities available for sale and investment securities held to maturity, primarily due to maturities and principal repayments. The decrease in assets was partially offset by an increase in loans. The maturities of investments and an increase of deposits of $1.8 million allowed the Bank to repay $3.7 million in borrowings. The Corporation had unrealized losses on securities available for sale, net of taxes, of $.31 million at March 31, 1997, a decrease of $.97 million from a gain of $.66 million at December 31, 1996.

CAPITAL

The Corporation's and the Bank's Tier 1 leverage capital ratios at March 31, 1997 were 9.12% and 8.85% respectively. The Corporation's and the Bank's total risk-based capital ratios at March 31, 1997 were 19.23% and 18.67% respectively. The Corporation's and the Bank's Tier 1 risk-based capital ratios at March 31, 1997 were 18.45% and 17.90%, respectively. All of the Corporation's and the Bank's ratios as of March 31, 1997 were well above applicable minimums. As of March 31, 1997, the Corporation and the Bank fall within the highest capital category of "well capitalized" under the rules of the Federal Reserve Board and the Federal Deposit Insurance Corporation.

RESULTS OF OPERATIONS

Net income for the three month period ended March 31, 1997 was $1,074,000, an increase of $186,000 as compared to $888,000 for the comparable period in 1996. Net interest income for the three month period ended March 31, 1997 increased by $575,000 primarily due to the increase in interest income on investment securities from the arbitrage transactions the Bank entered into in 1996. The increase in net interest income for the three month period ended March 31, 1997 was partially offset by increases in the provision for loan losses, salaries and employee benefits, and other operating expenses. Trust income increased by $100,000 to $418,000 as of March 31, 1997, from $318,000 as of March 31, 1996.

AVERAGE BALANCES, INTEREST, YIELDS AND RATES
The following table presents condensed daily average statements of condition, which include non-accrual loans, the components of net interest income and selected statistical data.

Three months ended
March 31,
(dollars in
 thousands)

                              Annualized                          Variance
              Average Balance Average rate    Interest      Inc.   due to
              1997     1996   1997  1996   1997    1996  (dec)  Vol.   Rate
Loans      $261,574 $240,688  7.83% 7.95% $5,120  $4,781  $339  $408   ($69)
Investment
 secur-
 ities(a)   202,054  148,086  6.80% 6.29%  3,396   2,278 1,118   891    227
   Total(a) 463,628  388,774  7.38% 7.31%  8,516   7,059 1,457 1,299    158
Other assets 15,253   15,492
  Total
   assets  $478,881 $404,266

Deposits   $352,082 $335,492  4.14% 4.24%  3,641   3,557    84   167    (83)
Borrowings   68,694   14,672  5.90% 5.86%  1,013     215   798   797      1
     Total  420,776  350,164  4.42% 4.31%  4,654   3,772   882   964    (82)
Demand
 deposits     7,101    5,174
Other
 liabilities  3,753    4,076
Stockholders'
 equity      47,251   44,852
  Total
   liabilities
   and
   stock-
   holders'
   equity   $478,881 $404,266
Net interest income                       $3,862  $3,287  $575  $335  $240
Net interest rate spread(a)   2.96% 3.00%
Net interest rate margin(a)   3.33% 3.38%

(a) tax adjusted yield

The average balances, interest, yields and rates table shows that for the three month period ended March 31, 1997 compared to the same period in 1996 there was an increase in interest income caused primarily by increased volume of investments and loans and increased yield on investments offset by lower yields on loans. The comparison of interest expense for the three month period ended March 31, 1997 compared to the same period in 1996 shows that interest expense increased primarily due to increased volume of borrowings and increased volume of deposits, partially offset by a decrease in the rate on deposits. This activity is consistent with the changes in the Corporation's balance sheet and changes in interest rates from one year ago.

Net interest rate spread decreased during the three month period ended March 31, 1997 when compared to the same period last year. The decrease during the three month period was due to the Bank's cost of funds increasing greater than the yield on earning assets. The increase in the yield on earning assets for the three month period was due primarily to an increase in the yield on investments partially offset by a decrease in yield on loans. The rate the Bank pays on its interest bearing liabilities increased in the three month period ended March 31, 1997 when compared to the same period last year primarily due to higher interest rates on the Bank's borrowings, partially offset by decreased deposit rates. The net interest rate margin decreased for the three month period ended March 31, 1997 when compared to the same period in 1996, primarily due to net interest income increasing less than the increase in average earning assets. Net interest income for the three month period ended March 31, 1997 increased primarily due to the increased volume of earning assets.

OTHER INCOME, OTHER EXPENSE, AND TAXES
The following table details the significant increases and decreases in other income for the three month period ended March 31.

                                                 Three Months ended
Other income                                         March 31,
(dollars in thousands)                     1997   1996   Inc(dec)      %
Service charges and fees                   $237   $260     $(23)     (8.9%)
Trust fees                                  418    318      100      31.5
Net investment securities gains (losses)     10    (20)      30    (150.0)
Gains (losses) on loans sold                 (5)   (69)      64     (92.8)
Other operating income                       81     77        4       5.2
  Total other income                       $741  $ 566    $ 175      30.9%

Other income for the three month period ended March 31, 1997 increased by $175,000 as compared to the same period in 1996. The increase was primarily due to increased trust income and a decrease in losses on loans sold.

The following table details the significant increases and decreases in other expenses for the three month period ended March 31.

                                                 Three Months ended
Other expenses                                        March 31,
(dollars in thousands)                     1997   1996   Inc(dec)      %
Salaries and benefits                    $1,295 $1,249      $46        3.7%
Occupancy                                   275    268        7        2.6
Furniture and equipment                     254    221       33       14.9
FDIC deposit insurance                        5      1        4      400.0
Other real estate expenses                   35     (1)      36        N/M
Other operating expenses                    748    630      118       18.7
  Total other expenses                   $2,612 $2,368    $ 244       10.3%

Non-interest expense increased for the three month period ended March 31 1997, from the comparable period of 1996. The increase was primarily due to increased salaries and benefit expenses, increased furniture and equipment expenses, and increased other operating expenses, caused primarily by the Bank's continued growth.

The effective tax rate for the three month period ended March 31, 1997 increased to 38.7% from 37.5% for the same period in 1996. The increase was primarily due to a decrease in dividend income which qualifies for the Federal and State dividend received deduction partially offset by a decrease in the State of Connecticut tax rate to 10.25% from 10.75%.

                        PEOPLE'S SAVINGS FINANCIAL CORP.

Part II Other Information

Item 1.  Legal Proceedings

There are no material pending legal proceedings to which the Corporation or its subsidiary is a party, or of which any of their property is the subject, other than ordinary routine litigation in the normal course of business.

Item 2.  Changes in Securities

During the first quarter of 1997, there were no changes which would materially modify the rights of the holders of the Corporation's registered securities.

Item 3.  Defaults Upon Senior Securities

The Corporation and its subsidiary are not in default with respect to the payment of principal or interest related to any outstanding borrowing.

Item 4.  Submission of Matters to a Vote of Securities Holders

None.

Item 5.  Other Information

None

Item 6.  Exhibits and Reports on Form 8-K

(A) Exhibits

    11.1  Computation of net income per common share.

    27    Financial data schedule.

(B) Reports on Form 8-K:

    On April 17, 1997 the Corporation filed a report on Form 8-K dated April 4, 1997. On April 4, 1997, People's Savings Financial Corp. announced that it had entered into an Agreement and Plan of Merger pursuant to which People's Savings Financial Corp. will merge with and into a newly formed subsidiary of Webster Financial Corporation in a tax free stock- for-stock exchange.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PEOPLE'S SAVINGS FINANCIAL CORP.


Date:  May 9, 1997                   By:  /s/ Richard S. Mansfield
                                         -------------------------
                                         Richard S. Mansfield
                                         President and Chief Executive
                                         Officer

Date:  May 9, 1997                   By:  /s/ John G. Medvec
                                         -------------------
                                         John G. Medvec
                                         Executive Vice President and
                                         Treasurer

                                                                      Appendix D

                      -----------------------------------
                        PEOPLES SAVINGS BANK AND TRUST
                      -----------------------------------

                                             A New Name.
                                             A Familiar Face.




                                             People's Savings
                                             Financial Corporation
                                             1996 Annual Report

--------------------
TABLE OF CONTENTS
--------------------
Selected Financial Highlights.............................................. 1

To Our Shareholders........................................................ 2

Banking...Business to Business, Person to Person........................... 4

Management's Discussion and Analysis of
Financial Condition and Results of Operation............................... 9

Report of Independent Accountants..........................................23

Consolidated Financial Statements..........................................24

Notes to Consolidated Financial Statements.................................28

Stock Information..........................................................46

Directors and Officers.....................................................48

Bank and Trust Locations...................................................49

-------------------------------
SELECTED FINANCIAL HIGHLIGHTS
-------------------------------

(dollars in thousands, except per share data)

                                                               December 31,
                                            1996       1995       1994        1993       1992
------------------------------------------------------------------------------------------------
Financial Data At Year End:
Total Assets                              $482,394   $410,164   $402,089   $354,92 7   $335,396
Loans:
  Mortgages Fixed-Rate, net                 88,722     88,208     92,334      93,511     97,053
  Mortgages Adjustable-Rate, net           128,695    116,265    104,644      93,479     92,404
  Consumer and Other Loans, net             39,497     32,319     29,346      24,792     29,235
------------------------------------------------------------------------------------------------
Total Loans, net                           256,914    236,792    226,042     211,782    218,692
Investments (including FHLB stock and      207,425    153,579    151,629     126,862     88,749
 federal funds)
Deposits                                   358,060    339,365    321,702     299,467    283,495
Advances from FHLB                          49,750     18,950     33,450       7,910      7,000
Repurchase agreements                       21,500          -          -           -          -
Capital                                     46,201     44,713     41,231      42,438     40,275
------------------------------------------------------------------------------------------------

Operating Data For the Year Ended:
Interest Income, including loan fees      $ 30,521   $ 27,522   $ 25,061   $  24,146   $ 25,366
Interest Expense                            16,428     14,483     11,270      10,666     12,552
------------------------------------------------------------------------------------------------
Net Interest Income                         14,093     13,039     13,791      13,480     12,814
Provision for Loan Losses                      938        101        129       1,010      1,255
Other Income                                 1,256      1,235        702       1,288        878
Gains (Losses) on Sale of Securities           (20)      (170)       128         110         (7)
Trust Fees                                   1,419      1,129        191           1
Trading Account Gains (Losses)                             49       (284)        579         63
Other Expenses                               9,814      9,608      8,393       6,890      6,274
------------------------------------------------------------------------------------------------

Income before Income Taxes                   5,996      5,573      6,006       7,558      6,219
Income Taxes                                 1,982      2,184      2,441       3,090      2,923
------------------------------------------------------------------------------------------------

Income before the Cumulative Effect
 of Changes in Accounting Principles:     $  4,014   $  3,389   $  3,565   $   4,468   $  3,296
Cumulative Effect of Changes in
  Accounting Principles:
  Post-Retirement Benefits                                                      (154)
  Income Taxes                                                                   438
------------------------------------------------------------------------------------------------
Net Income                                $  4,014   $  3,389   $  3,565   $   4,752   $  3,296
------------------------------------------------------------------------------------------------

Per Share Data:
Net Income Per Share - Primary            $   2.05   $   1.71   $   1.76   $    2.18   $   1.60
Net Income Per Share - Fully Diluted      $   2.03   $   1.70   $   1.76   $    2.18   $   1.60
After Cumulative Effect of Changes in
  Accounting Principles - Fully Diluted   $   2.03   $   1.70   $   1.76   $    2.32   $   1.60
Book Value Per Share                         24.24      22.90      20.73       21.29      19.48
Cash Dividend Declared                         .91        .88        .88         .84        .74
------------------------------------------------------------------------------------------------

Selected Statistical Data:*
Return on Average Assets                      0.93%      0.84%      0.92%       1.38%      1.04%
Return on Average Equity                      8.91       7.84       8.38       11.48       8.42
Leverage Capital Ratio                       10.18      10.33      10.27       11.78      12.01
Dividend Payout Ratio                        43.22      50.69      49.28       35.61      45.95
Net Interest Rate Spread (1)                  3.00       3.01       3.43        3.73       3.74
Net Interest Rate Margin (2)                  3.41       3.41       3.74        4.09       4.22
------------------------------------------------------------------------------------------------

  * 1993 information is after the cumulative effect of changes in accounting principles.
(1) Return on average earning assets less cost of interest-bearing liabilities.
(2) Net interest income divided by average earning assets.

-------------------
TO OUR SHAREHOLDERS
-------------------

[PHOTO OF RICHARD S. MANSFIELD APPEARS HERE]

Since 1907 our Bank's name has been The People's Savings Bank of New Britain. The name served us well because all of our branches were located in New Britain and, through these branches, we offered deposit and residential loan services.

We now have four branches in New Britain and five others in towns throughout central Connecticut. To reflect our expansion into surrounding communities, we shortened our name in our marketing materials to People's Savings Bank.

In 1993 we became part of the state's $25 billion-asset personal and institutional trust industry. Our growth has diversified our business, allowing us to offer new trust services as well as the traditional deposit and lending services.

Our marketing efforts of trust services were assisted by the recent mergers of several banking institutions, creating "mega-banks" that perform their services from impersonal, remote locations. This was our opportunity to fill the need for community-based, person-to-person trust services.

[LOGO OF PEOPLES SAVINGS BANK & TRUST APPEARS HERE]

In 1994 People's Savings Bank purchased $176 million of trust assets of the New Meriden Trust Company from the FDIC. The phenomenal growth in trust assets to $385 million has made our trust operations a major part of the organization. We felt that it was only natural to recognize "trust" in our name. Therefore, the new name of our Bank is Peoples Savings Bank & Trust.

Net income for the year ended December 31, 1996 was $4,014,000, up $625,000 or 18% over the $3,389,000 earned in 1995. Fully diluted net income per share was $2.03 for the year ended December 31, 1996 compared to $1.70 per share earned in 1995. Net income for 1996 includes a one-time tax refund of $304,000 or $.16 per share. Without this tax refund, net income for 1996 would be $3,710,000, up $321,000 or 9.5% over the $3,389,000 earned in 1995 and fully diluted net income per share would be $1.87.

Asset quality remains good, with non-performing assets (loans 90 days or more delinquent and foreclosed real estate), totaling $1.8 million, or .37% of total assets as of December 31, 1996. From December 31, 1995 to December 31, 1996 non-performing assets had increased although they are still below our peer group averages.

The increase in non-performing assets to current levels influenced us to increase this year's loan losses provision to $938,000 from $101,000 in 1995. The increase was due to higher charge-offs of residential loans and our continuing concern over declining values of collateral in certain areas of our loan portfolio. While the timing of the charge-offs cannot be anticipated, we were disappointed -- but not surprised -- by their occurrence in the fourth quarter. The level of the allowance and the provision for this quarter reflects management's continuing policy of aggressively managing our loan portfolio.


Net interest income increased to $14,093,000 in 1996 from $13,039,000 in 1995, a $1,054,000 or 8.1% increase. The net interest margin in 1996 was 3.41%, unchanged from 1995. Return on average assets increased to .93% of assets compared to .84% for 1995, and the return on average equity increased to 8.91% from 7.84% for 1995.

                         DIVIDENDS DECLARED PER SHARE

YEARS          1992      1993      1994      1995      1996

DOLLARS     $   .74       .84       .88       .88       .91

Consumer and commercial loan volume in 1996 represented a marked improvement over 1995's level of production, boosted by better economic conditions in Connecticut. The Bank's loan production in 1996 was up 35% to $68.9 million from $51.2 million in 1995, despite increased competition from other banks and mortgage companies. These results show that PSB&T can compete effectively within our market. Our growth has been, and will continue to be, based on a strong referral network and our customers' desire to do business with a knowledgeable, professional and competitive community bank.

                             BOOK VALUE PER SHARE

YEAR           1992      1993      1994      1995      1995

DOLLARS       19.48     21.29     20.73     22.90     24.24

Our focus over the next several years will be to provide the banking services of the future. PSB&T is implementing new technology to allow the computerized banking services that a growing sector of our customer base demands, while still offering the person-to-person service on which our reputation was built. We also have added the convenience of a home page on the Internet, from which our current and future customers can receive information about our services and products.

More important than the investment we make in new technology is the investment we make in our employees. They are our first line of customer contact, and they are the people who make the lasting impression on all customers. To many of our customers, these employees are the bank. On-going training programs give our employees the knowledge and information they need to serve our customers more efficiently.

As Peoples Savings Bank & Trust continues to grow and prosper, we are committed to serving our local communities with the same personal and quality service as we have since we opened our doors in 1907. We are grateful to our employees, officers and directors who share the vision of our Bank, and to our shareholders whose continued investment is deeply appreciated.

       [PHOTO OF PEOPLE'S SAVINGS FINANCIAL CORP. OFFICERS APPEARS HERE]

Sincerely,

/s/ Richard S. Mansfield

Richard S. Mansfield
President and Chief Executive Officer

               BANKING... BUSINESS TO BUSINESS, PERSON TO PERSON

                       [FOUR-COLOR GRAPHICS APPEAR HERE]

   Behind the

 scenes and on

the front lines,

our friendly and

 knowledgeable

staff works as a

customer service

  team, always

looking for new

  ways to help

      you.

A NEW NAME, A FAMILIAR FACE

The current environment for banking is anything but timeless. What we are seeing today in the industry is a rapid and dramatic change; the friendly bank teller is being replaced by the ATM; the helpful voice at the end of the bank's telephone line now comes from a computer. The convenient neighborhood branch is vanishing and familiar banks are disappearing, merging into larger and unfamiliar institutions. Banking customers are receiving less of the personal touch, and realize that their formerly free services are now available only for a fee.

A generation ago, most people relied on a single bank for all their financial products; today, customers often maintain accounts in several banks. Bankers are being challenged to win new customers who demand the ultimate in convenience, while serving the more traditional -- and often profitable -- customer segment that thrives on face-to-face, personal interaction.

The strategy at Peoples Savings Bank & Trust is to concentrate on small businesses and retail customers who are turned off by the impersonal and bureaucratic nature of the larger banks. We feel we are big enough to meet your business needs, yet small enough to offer personal service. And although the name on our building has changed to reflect our expanding services and technologies, our commitment to that personal touch remains as strong as our history.

BRANCHING OUT TO SERVE OUR CUSTOMERS

We also have made a commitment to the communities we serve, and we are working hard to earn your approval. Our branch offices and the people who work in them are the pillars of our success.

[4/C PHOTOSHOP IMAGE APPEARS HERE]


Joyce Petrisko, Marketing Manager, keeps the public informed about products the Bank offers. Joyce, a New Britain native, firmly believes that a "volunteer can make a difference," and she has proven this time and time again. Her volunteer efforts have reached nearly every corner of her community, from the YWCA to the Main Street USA Committee and Dozynki Polish Harvest Festival to the March of Dimes Walk America and the Retired Senior and Volunteer Program (RSVP).

[4/C PHOTOSHOP IMAGE APPEARS HERE]

Gerry Valuk introduces new tellers to our customers service standards - creating a welcoming environment and responding to individual customer needs. Enhancing interpersonal skills, as well as understanding our products and services, is an integral part of employee development as we strive to create a professional caring and competent staff:

In April, 1996 we opened our ninth full service branch office in central Connecticut. Along with the new Meriden branch office, PSB&T has four locations in New Britain and one each in Southington, Rocky Hill, Newington and Plainville. Our successful expansion efforts are the result of a thorough evaluation of each potential location and how the Bank can best serve the community.

Personalized service is the key to our success and your satisfaction. Our dedicated staff works as a customer services team, always looking for new ways to help you. With each transaction, our employees strive to earn your trust and offer the highest possible level of service. Continuous training in current banking developments, new products and improved customer service gives our employees the ability to assist our customers in the Bank's full range of products and services.

Although you may not be able to see them, our "behind the scenes" staff is as dedicated to serving your needs as the teller or branch manager. Our staff in the checking department supports all aspects of our checking services, such as check clearing, automatic payments, third party payments, phone transfers and ATM transactions. In our loan/mortgage department, our staff provides a myraid of services to our borrowing customers. The accounting department maintains strict control over the Bank's daily cash flows, including investments, bill paying and general money management, wire transfers, safe deposit billing and savings bonds. The accounting department ensures that your wire transfers and savings bond purchases are promptly and accurately placed through the Federal Reserve System.

We believe the investment we make in our employees is also an investment in the Bank's future.

THE FUTURE IS TODAY AT PSB&T

As fast as the banking industry is changing, our customer's needs are changing even faster PSB&T is striving to keep pace with those needs by offering several advanced service features for today's busy lifestyle.

Pick up your touch-tone phone and do your banking from anywhere. With PSB&T 24Hour Telebanking, customers can transfer funds, make loan payments, and obtain account balances any time of the day or night with complete security and privacy. Soon we will provide our customers the opportunity to also pay bills by phone.

While on your next Internet web surfing excursion, check out our new home page at www.psbnet.com. We are excited to be able to provide this web site as a resource center for our current and future customers. Site features include current mortgage rates, deposit rates, loan and trust information, and general information on the Bank's services.

THE TRUST DEPARTMENT -- AT YOUR SERVICE

During 1996, the PSB&T trust department continued to benefit from the Connecticut banking climate. As larger bank mergers were announced and offices consolidated, our trust department perserved in its efforts to invite those customers who felt disenfranchised to look at our ability to provide local, face-to-face trust services. Those dedicated efforts helped our trust assets grow to more than $384,780,000 from $310,121,000 at year end 1995, an increase in excess of 24.07% over last year.

The trust department believes that the concept of trust is best achieved when the customer is able to meet frequently and personally with our officers, Nameless,

[4/C PHOTOSHOP IMAGE APPEARS HERE]

We're on the Web! Current and future customers may access the Bank's mortgage rates; deposit rates, loan information and trust services through our home pages on the World Wide Web: Find us at www.psbnet.com:

[4/C PHOTOSHOP IMAGE APPEARS HERE]

Along with the other members of the trust department team, Dan Hurley, Senior V.P and Inna Sulewski, V.P. and Trust Operations Officer, are well versed in all aspects of trust operations and are ready to provide quality, expert service to any Bank customer.

faceless out-of-state trust committees are unable to provide the level of personal service required and expected by trust customers.

Meetings may be held at one of our trust offices, a branch office, the attorney or other advisors office, or at the customer's workplace or residence -- and always at the customers' convenience. All of our trust officers have the ability to respond to customer needs and questions, and are empowered to make those decisions necessary for the administration of trust accounts.

Our trust department has expended its capabilities to deliver quality service. Each of PSB&T trust offices, located in New Britain, Meriden and Middletown, are staffed with seasoned officers, well known and respected in their communities. These three officers, as well as our joint venture with Glastonbury Bank & Trust, will provide a level of service and expertise that is all too rare in other banks.

The Bank's trust department has $385 million in assets under management, making it the second largest trust operation conducted by a savings bank in the State of Connecticut. Some of our trust services include:

 .    Trustee Under Agreement

 .    Trustee Under Will

 .    Investment Management Agency

 .    Custody

 .    Escrow Services

 .    Employee Benefit Services

 .    Charitable Accounts

 .    Estate Planning & Settlement

--------------------------------------------------------------------------------
MANAGEMENT' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

GENERAL

People's Savings Financial Corp., New Britain (the "Corporation") created in 1989, is the parent company of Peoples Savings Bank & Trust (the "Bank"), a state savings bank chartered in 1907 as The People's Savings Bank of New Britain, and converted to a stock savings bank in 1986. The Bank changed its name in November 1996 to Peoples Savings Bank & Trust for marketing purposes. The Corporation's assets on December 31, 1996 were $482,394,000.

Peoples Savings Bank & Trust provides a variety of services to the communities located in the central Connecticut region. We offer a diversified product line including: residential, consumer and commercial loans, a variety of deposit products, investment brokerage services and full trust services. In April 1996, the Bank opened a full service branch in Meriden, CT.

The Corporation's earnings are derived primarily from its "net interest rate spread", which is the difference between the yield on its earning assets and the cost of its interest bearing liabilities. Interest rates in general increased during the first two quarters of 1996 and then decreased slightly during the last two quarters. This resulted in a steepening of the yield curve. On January 1, 1996 the difference between the 120 day treasury bill and the 30 year treasury bond was 78 basis points; on December 31, 1996 it was 145 basis points. A steeper yield curve can be beneficial to Bank's net interest spread.

Net interest income increased to $14,093,000 in 1996 from $13,039,000 in 1995, a $1,054,000 or 8.1% increase. During 1996 the average yield on earning assets increased from 7.15% in 1995 to 7.34% in 1996. The average cost of funds also increased in 1996 from 4.13% to 4.34% in 1996. The net interest rate spread decreased slightly in 1996 to 3.00% from 3.02%, while the net interest margin remained at the 1995 level of 3.41%. The increased net interest income can be attributed to an increase in Bank borrowing from the Federal Home Loan Bank, through repurchase agreements, and purchasing a variety of investments with those funds. The increase in the Bank's average cost of funds is partially due to interest rates on the borrowed funds being higher than our average cost of deposits.

The Corporation's earnings also depend to a lesser extent on fees generated by our expanding trust operations, the origination and sale of mortgages and other services offered by the Bank. Trust fees increased to $1,419,000 or 25.7% over the $1,129,000 earned last year. Other fees increased to $1,302,000 or 8.0% over the $1,205,000 in 1995.

The profitability and financial condition of the Corporation are affected by general economic conditions. Economic conditions in central Connecticut lagged behind the slight rebound of economic activity that was experienced in other sections of the state. Connecticut as a whole hasn't fully recovered from the late 1980's, early 1990's recession. The general economic effect of this is constrained personal income growth, tightened consumer spending decreasing property values and higher delinquency rates. Delinquency prior to 1996 drifted downward and bottomed out December 31, 1995. Since then they have increased due increased unemployment and personal bankruptcies in our market area.

FINANCIAL CONDITION:

The discussion of the Corporation's financial condition and results of operations should be considered in conjunction with the consolidated financial data and the consolidated financial statements and notes appearing elsewhere in this report.

--------------------------------------------------------------------------------
MANAGEMENT' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

The Corporation functions as a financial intermediary, and as such its financial condition should be examined in terms of its sources and uses of funds.

INVESTMENT PORTFOLIO

Investment securities increased by $70,591,000, or 54.5% to $200,180,000 on December 31, 1996 from $129,589,000 on December 31, 1995. The available-for-sale portfolio increased by $80,539,000 or 88.4% to $171,667,000 from $91,128,000 in
1995. Assets totaling $119,085,000 were purchased for the available-for-sale portfolio and sales and maturities totaled $38,867,000 during 1996. The Bank has increased the available-for-sale portfolio to be able to have more flexibility in managing the investments in the portfolio. The held-to-maturity portfolio decreased by $9,948,000 or 25.9%. The decrease in the held-to-maturity category consisted primarily of maturities and principal repayments of $9,878,000.

There is little credit risk associated with both portfolios since 88% of the securities are U. S. Government or U. S. Agency-backed. The portfolios are earning a positive spread over the average cost of funds, resulting in satisfactory liquidity and cash flows. Management will hold the investments in the held-to-maturity portfolio and currently has no plans to sell from the available-for-sale portfolio, unless unanticipated changes occur. Such changes may include changes in interest rates and favorable investment options which would make the sale of securities either at a loss or a gain beneficial to the operations of the Bank.

The following table sets forth the carrying amount of investment securities at the dates indicated:

                             Investment Portfolio

                                                                            December 31,
------------------------------------------------------------------------------------------------------
(dollars in thousands)                                           1996           1995           1994
-----------------------------------------------------------------------------------------------------
Available-for-Sale (At Market):
 United States Government and Agency Obligations               $ 55,389       $ 44,552       $ 39,562
 Connecticut State Taxable Obligations                                -          1,251          1,237
 Mortgage-Backed Securities                                      95,029         21,523          4,714
 Other Bonds, Notes and Debentures                                5,650          8,227         11,241
 Marketable Equity Securities and Mutual Funds                   15,044         15,046          5,393
 Short-Term Mutual Funds                                            555            529            491
-----------------------------------------------------------------------------------------------------
Total Investments Available-for-Sale                           $171,667       $ 91,128       $ 62,638
-----------------------------------------------------------------------------------------------------

Investment Held-for-Trading (At Market):
 Trading Account                                               $      -       $      -       $  5,461
-----------------------------------------------------------------------------------------------------
Held-to-Maturity (At Cost):
 United States Government and Agency Obligations               $  3,998       $  9,994       $ 28,378
 Mortgage-Backed Securities                                      24,515         28,467         42,984
-----------------------------------------------------------------------------------------------------
Total Investments Held-to-Maturity                             $ 28,513       $ 38,461       $ 71,362
-----------------------------------------------------------------------------------------------------
Total Investment Securities                                    $200,180       $129,589       $139,461
-----------------------------------------------------------------------------------------------------
Investments as a Percent of Assets                                41.50%         31.59%         34.68%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

The following table sets forth the maturities of investment securities at December 31, 1996 and the weighted average yields of such securities (calculated on the basis of cost and effective yields weighted for the scheduled maturity of each security):

(dollars in thousands)                                                      Maturing
----------------------------------------------------------------------------------------------------------------------------------
                                                      Within           After One But         After Five But
                                                     One Year         Within Five Years     Within Ten Years      After Ten Years
----------------------------------------------------------------------------------------------------------------------------------
                                                  Amount  Yield      Amount   Yield        Amount   Yield        Amount    Yield
----------------------------------------------------------------------------------------------------------------------------------
Available-for-Sale (At Market):
 United States Government and Agency Obligations                    $50,449    6.34%       $4,940   6.81%
 Mortgage-Backed Securities                                           4,548    6.08         7,486   7.19        $ 82,995(a)  7.31%
 Other Bonds, Notes and Debentures                                    5,650    6.45
 Marketable Equity Securities and Mutual Funds    $15,044  10.28%
 Short-Term Mutual Funds                              555   5.56
----------------------------------------------------------------------------------------------------------------------------------
Total Investments Available-for-sale              $15,599           $60,647               $12,426               $ 82,995
----------------------------------------------------------------------------------------------------------------------------------
Held-to-Maturity (At Cost):
 United States Government and Agency Obligations  $ 1,000   6.62%   $ 2,998    6.10%
 Mortgage-Backed Securities                                           6,226    5.99                             $ 18,289(b)  6.40%
----------------------------------------------------------------------------------------------------------------------------------
Total Investments Held-to-Maturity                $ 1,000           $ 9,224                                     $ 18,289
----------------------------------------------------------------------------------------------------------------------------------
Total Investments                                 $16,599           $69,871               $12,426               $101,284
----------------------------------------------------------------------------------------------------------------------------------

(a) The current estimated weighted average life of these mortgage-backed securities is 8.57 years.

(b) The current estimated weighted average life of these mortgage-backed securities is 4.54 years.

Loan Portfolio

Gross loans, including loans held for sale, increased by $20,191,000, or 8.4%, to $259,975,000 on December 31, 1996 up from $239,784,000 on December 31, 1995.
The net increase in loans at the end of the year was accomplished through an increase in loan originations of $17,769,000 to $68,975,000 an increase of 34.7% from the $51,206,000 originated in 1995, and also advances taken on lines of credit extended prior to 1996. Mortgage loan and commercial mortgage loan originations in 1996 were $50,133,000, up 41.9% from the $35,338,000 originated in 1995. During the same period, installment loans to consumers, including credit cards and commercial loans, increased by 18.7% to $18,842,000 from $15,868,000 in 1995.

The Corporation's loan portfolio is directed toward home buyers, home equity loans and, to a lesser extent, real estate construction and commercial loans. Approximately 50.0% of the Bank's loans are adjustable rate mortgages.

The following table shows the Corporation's loan distribution at the end of each of the last five years:

                                                            December 31,
------------------------------------------------------------------------------------------
(dollars in thousands)                        1996      1995      1994      1993      1992
------------------------------------------------------------------------------------------
Real Estate Mortgage (1-4 Family)         $201,923  $192,434  $187,914  $179,727  $180,634
Real Estate Construction                     7,499     3,933     3,110     2,247     3,205
Real Estate Multifamily (5 or more units)    3,574     3,856     3,899     3,676     4,024
Real Estate Commercial                       8,029     5,937     4,177     3,936     4,117
Installment Loans to Individuals            35,702    30,832    28,955    24,656    29,033
Credit Cards                                 1,218     1,346       486
Commercial Loans                               888       519       329       433       576
------------------------------------------------------------------------------------------
Total Loans                               $258,833  $238,857  $228,870  $214,675  $221,589
==========================================================================================

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

The majority of mortgage loans that were originated in 1996 were adjustable rate mortgages which are normally held by the Bank and not sold. During 1996, the Bank sold $4,134,000 of fixed rate loans, an increase of 27.0% from the $3,256,000 sold in 1995. The Bank, as part of its asset/liability management policy, sells the majority of the 30 year fixed rate mortgages and some of the fixed rate mortgages that mature in 20 years or less. The Bank does not sell consumer installment loans. The Bank continues to service most loans sold and earns servicing fees.

To remain competitive, the Bank offers its customers a wide variety of mortgage programs to choose from, including bi-weekly mortgages, 5, 8, 10, 15, 20 and 30 year fixed rate mortgages and a variety of adjustable rate mortgages. Principal lending activities have generally consisted of the origination of conventional mortgages for the purchase of owner-occupied homes and, to a lesser extent, construction and land loans for single family residences. The Bank has established a commercial loan department with a goal of building a conservative, high quality commercial loan portfolio.

The following table shows the maturity of loans (excluding real estate mortgage loans and installment loans to individuals) outstanding as of December 31, 1996. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates:

                                                     Maturing
                                       --------------------------------------
                                        Within     After One but      After
(dollars in thousands)                 One Year  Within Five Years  Five Years   Total
----------------------------------------------------------------------------------------
Real Estate Construction                 $6,603         $  786          $110    $7,499
Commercial Loans                            123            596           169       888
----------------------------------------------------------------------------------------
Total                                    $6,726         $1,382          $279    $8,387
========================================================================================
Loans Maturing After One Year With:
  Fixed Interest Rates                                  $  774
  Variable Interest Rates                                  608          $279
----------------------------------------------------------------------------------------
Total                                                   $1,382          $279
========================================================================================

At December 31, 1996 all loans past due 90 days were treated as non accrual loans. Total non-performing loans and foreclosed real estate aggregated $1,772,000 or .37% of total assets up from the $899,000 or .22% of total assets on December 31, 1995.

The Bank has four restructured loans totaling $686,000. Interest and principal payments on these loans are current. Interest income that would have been recorded in the year ended December 31, 1996 on non accrual loans under the original terms was $124,168. Interest income actually recorded on these loans in 1996 was $74,505. The accrual of interest is discontinued when a loan becomes 90 days past due as to principal or interest.

ALLOWANCE FOR LOAN LOSSES

The Bank's allowance for loan losses has been determined based upon management's analysis of the risks in the portfolio and the economic risks in our lending areas as well as the Bank's loss experience. Loans are charged against the allowance when management believes that collection is unlikely. Any subsequent recoveries are credited to the allowance for loan loss reserve.

Non-performing assets increased to $1,772,000 at December 31, 1996, up from $899,000 at December 31, 1995, but lower than non-performing asset levels of $1,928,000, $3,173,000, and $4,696,000 at December 31, 1994, 1993, and 1992,
respectively. Non-performing assets at the end of 1995 were at the lowest levels since the 1980's. The allowance for loan losses has been maintained at a level to absorb potential charge-offs. During 1996 charge-offs increased due to higher levels of bankruptcies and our continuing concern over declining values of collateral in certain areas of the Bank's loan portfolio. The provision for loan losses was increased in 1996, due to higher levels of non-performing loans and the increase in charge offs, to keep the allowance for loan losses at a level determined to be adequate to absorb future potential charge-offs.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

         Allowance for Loan Losses and Summary of Loan Loss Experience

                                                    Year ended December 31,
--------------------------------------------------------------------------------------
(dollars in thousands)                      1996     1995     1994     1993     1992
--------------------------------------------------------------------------------------
Balance at Beginning of Period            $1,578   $1,791   $2,223   $1,945   $1,164
Charge Offs:
  Real Estate Mortgage Loans                 515      209      524      384      295
  Real Estate Construction Loans
  Commercial Real Estate Loans               245       70                56      125
  Installment Loans to Individuals           146       59      119      337      116
  Credit Cards                                92       18
--------------------------------------------------------------------------------------
Total Charge Offs                            998      356      643      777      536
--------------------------------------------------------------------------------------
Recoveries:
  Real Estate Mortgage Loans                  36       37        7                 7
  Real Estate Construction Loans                                                   5
  Commercial Real Estate Loans                 2                                  37
  Installment Loans to Individuals             3        5       75       45       13
  Credit Cards                                18
--------------------------------------------------------------------------------------
Total Recoveries                              59       42       82       45       62
--------------------------------------------------------------------------------------
Net Charge Offs                              939      314      561      732      474
Provision for Loan Losses                    938      101      129    1,010    1,255
--------------------------------------------------------------------------------------
Balance at End of Period                  $1,577   $1,578   $1,791   $2,223   $1,945
==================================================================================== -
Ratio of Net Charge Offs During  Period     0.38%    0.13%    0.26%    0.32%    0.20%
 to Average Loans Outstanding
====================================================================================

Potential problem loans are not disclosed as non accrual, 90 days past due, or restructured, but are loans which are monitored due to known information about possible credit problems of borrowers or which are monitored because they are greater than 30 days but less than 90 days past due. Management assesses the potential for loss on these loans when evaluating the adequacy of the allowance for loan losses on a regular basis. As of December 31, 1996, monitored loans not disclosed as non accrual, 90 days past due, or restructured that were current totaled $567,000 and monitored loans 30 days delinquent totaled $2,442,000, and 60 days delinquent totaled $1,183,000.

The following table summarizes the Bank's non-performing assets at the end of the last five years:

                             Non-Performing Assets

(dollars in thousands)             December 31,
--------------------------------------------------------------------------------
                               1996       1995      1994      1993     1992
--------------------------------------------------------------------------------
Non accruing Loans              $1,549   $  721   $ 1,300    $2,376  $ 3,666
Foreclosed Real Estate             223      178       628       797    1,030
--------------------------------------------------------------------------------
Total                           $1,772   $  899   $ 1,928    $3,173  $ 4,696
================================================================================

The following table illustrates the allocation of allowance for loan losses to the appropriate loan category:

(dollars in thousands)                                            December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                  1996                    1995                 1994                1993                1992
----------------------------------------------------------------------------------------------------------------------------------
                                       Percent of            Percent of          Percent of          Percent of          Percent of
                                        Loans to             Loans to            Loans to            Loans to            Loans to
                               Amount    Total      Amount     Total     Amount   Total       Amount   Total     Amount    Total
                                         Loans                 Loans              Loans                Loans               Loans
-----------------------------------------------------------------------------------------------------------------------------------
Real Estate
 Mortgage Loans                $  555   79.40%      $   511      82.17%   $   661   83.41%    $  623    85.23%   $   535     83.33%
Installment Loans
 to Individuals                   185   13.92           175      12.91        250   13.24        400    11.64        360     13.10
Real Estate
 Construction
  Loans                           110    2.81           100       1.65        135    1.36        125     1.06        125      1.45
Commercial Real
 Estate Loans                     350    3.10           340       2.49        320    1.83        500     1.86        450      1.86
Commercial Loans                   85    0.30            80       0.22         75    0.16         75     0.21         75      0.26
Credit Cards                       42     .47            22        .56
Unallocated                       250     N/A           350        n/a        350     n/a        500      n/a        400       n/a
-----------------------------------------------------------------------------------------------------------------------------------
Total Allowance for Loan

Losses                         $1,577  100.00%         $1,578   100.00%    $1,791  100.00%     $2,223  100.00%     $1,945   100.00%
===================================================================================================================================


--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

DEPOSITS AND BORROWINGS

Deposits  increased by $18,695,000 or 5.5% to  $358,060,000 on December 31, 1996
from $339,365,000 on December 31, 1995. The Bank increased FHLB borrowings by $30,800,000 during 1996. The balance of FHLB borrowings at December 31, 1996 was $49,750,000 compared to $18,950,000 on December 31, 1995. The Bank also entered into repurchase agreements totaling $21,500,000 at December 31, 1996.

The average daily amount of deposits and rates paid on such deposits for the past three years are summarized in the following table:

                                   Deposits

(DOLLARS IN THOUSANDS)                                            YEAR ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------
                                                   1996                    1995                     1994
-----------------------------------------------------------------------------------------------------------------
                                             AMOUNT      RATE         Amount      Rate         Amount      Rate
-----------------------------------------------------------------------------------------------------------------
Noninterest-bearing Demand Deposits        $  6,535                 $  5,021                 $  3,761
Interest-bearing Demand Deposits             11,373      1.35%        10,769      1.80%        10,029      1.82%
Money Market Deposit Accounts                 4,540      2.25          3,907      2.25          4,186      2.27
Savings Deposits                            108,988      2.02        114,556      2.02        131,429      2.04
Time Deposits                               218,044      5.46        197,309      5.36        160,704      4.23
-----------------------------------------------------------------------------------------------------------------
Total                                      $349,480                 $331,562                 $310,109
=================================================================================================================

Maturities of time certificates of deposits in amounts of $100,000 or more outstanding at December 31, 1996 are summarized as follows:

(dollars in thousands)                            Time Certificates of Deposit
--------------------------------------------------------------------------------
3 months or less                                              $ 5,668
Over 3 through 6 months                                         4,099
Over 6 through 12 months                                        6,249
Over 12 months                                                  9,193
--------------------------------------------------------------------------------
Total                                                         $25,209
================================================================================

ASSET/LIABILITY AND LIQUIDITY MANAGEMENT

The purpose of asset/liability management is profit management. We do not believe it is possible to reliably predict interest rates and therefore our policies and procedures for asset/liability management are to manage the Bank's interest rate risk within certain parameters and to provide adequate earnings in all plausible future interest rate environments. The Bank also recognizes the importance of liquidity/funds management in effectively managing its balance sheet and related earnings stream.

The primary objective of the Bank's asset/liability management process is to maximize earnings and return on capital within the following acceptable levels of risk:

Interest Rate Risk (IRR)-impact on earnings from potential short and long term changes in interest rates.

Liquidity-sufficiency of funds available to respond to the needs of depositors and borrowers; and to access unanticipated earning enhancement opportunities.

Capital-adequacy relative to regulatory and internal guidelines as well as impact on asset size and resultant earnings capacity.

Credit-implications of asset mix on risk-based capital; and asset quality on ability to leverage the Bank's capital.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

During 1996 the Bank engaged a consultant to assist management in asset/liability and liquidity management. The Bank now utilizes several methods to measure interest rate risk. Prior to 1996, the Bank relied heavily on the GAP (interest rate sensitivity) report to measure interest rate risk. The GAP report is still utilized but less importance is placed on it as a measurement of interest rate sensitivity. The Bank now relies more heavily on a dynamic simulation model that measures interest rate risk based on three different interest rate scenarios; rates rising 200 basis points, a flat interest rate scenario and rates falling 200 basis points. The Bank also uses a static GAP matrix report to demonstrate how investments are matched to liabilities.

The GAP report on xx page shows that the Bank is liability sensitivity in the 0-3 year time horizon. This means that in a rising interest rate environment, net interest income would decrease and in a falling interest rate environment net interest income will increase. This is measured with managements estimate that 12% of regular savings is interest rate sensitive and split equally into the "within 0-180 days" category and the "within 181 to 365 day category, the remainder of the regular savings balance has been included in the "within 1-3 year" category. Contrary to the GAP report, the simulation model shows a slight decrease in net interest income if there is a 200 basis point increase or decrease to interest rates. The simulation model shows a slight decrease in net interest income if there is a 200 basis point increase or decrease to interest rates. The simulation model takes into account that if interest rates fell 200 basis points, mortgages would prepay at a faster rate and call-able bonds would be called and both would be reinvested at lower rates while certificates of deposits would stay at the same rate until they mature sometime in the future. The GAP report does not take this into account.

The following table sets forth certain information at December 31, 1996 regarding the rate sensitivity of the Corporation's earning assets and sources of funds:

                           Interest Rate Sensitivity

                                                                                           December 31, 1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                      0-180           181-365             1-3               3-5
(dollars in thousands)                                                Days              Days             Years             Years
------------------------------------------------------------------------------------------------------------------------------------
Assets Subject to Interest Rate Adjustment:
Short Term Investments                                             $   4,509
Investment Securities (at cost)                                       38,319        $    9,541        $   30,131        $   37,258
Adjustable Rate Mortgages (a)                                         39,921            36,247            14,483            10,953
Fixed Rate Mortgages                                                   4,125             3,122             4,817             4,691
Installment and Commercial Loans                                      10,889             1,780             5,610             5,265
Loans Held for Sale                                                    1,143
Estimated Principal payments Mortgage Backed Securities                1,418             1,418
------------------------------------------------------------------------------------------------------------------------------------
Total Rate Sensitive Assets                                        $ 100,324        $   52,108        $   55,041        $   58,167
====================================================================================================================================
Liabilities Subject to Interest Rate Adjustment:
Interest Bearing NOW                                               $  12,244
Regular Savings  *                                                     5,989             5,989            87,841
Money Market Passbook                                                  5,560
Money Market Deposits                                                  4,331
Time Certificates of Deposits                                        123,539        $   60,006        $   28,026        $   16,234
Advances from FHLB                                                    27,900             4,500            13,700             3,500
Repurchase agreements                                                  1,500             5,500            14,500
------------------------------------------------------------------------------------------------------------------------------------
Total Rate Sensitive Liabilities                                   $ 181,063        $   75,995        $  144,067        $   19,734
====================================================================================================================================
INCLUDING REGULAR SAVINGS:
Excess (deficiency) of Rate Sensitive Assets over
 Rate Sensitive Liabilities                                         ($80,739)         ($23,887)         ($89,026)       $   38,433
------------------------------------------------------------------------------------------------------------------------------------
Cumulative excess (deficiency)                                      ($80,739)        ($104,626)        ($193,652)        ($155,219)
====================================================================================================================================
Cumulative Rate Sensitive Assets as a percentage of
 Cumulative Rate Sensitive Liabilities                                  55.4%             59.3%             51.7%             63.1%
Cumulative excess (deficiency) as a percentage of Total Assets         (16.7%)           (21.7%)           (40.1%)           (32.2%)
====================================================================================================================================

                                                                                December 31, 1996
---------------------------------------------------------------------------------------------------------
                                                                         After
(dollars in thousands)                                                 Five Years                Total
---------------------------------------------------------------------------------------------------------
Assets Subject to Interest Rate Adjustment:
Short Term Investments                                                                          $  4,509
Investment Securities (at cost)                                          $ 83,817                199,066
Adjustable Rate Mortgages (a)                                              27,908                129,512
Fixed Rate Mortgages                                                       72,551                 89,306
Installment and Commercial Loans                                           16,471                 40,015
Loans Held for Sale                                                                                1,143
Estimated Principal payments Mortgage Backed Securities                                            2,836
---------------------------------------------------------------------------------------------------------
Total Rate Sensitive Assets                                              $200,747               $466,387
=========================================================================================================
Liabilities Subject to Interest Rate Adjustment:
Interest Bearing NOW                                                                            $ 12,244
Regular Savings  *                                                                                99,819
Money Market Passbook                                                                              5,560
Money Market Deposits                                                                              4,331
Time Certificates of Deposits                                                                    227,805
Advances from FHLB                                                       $    150                 49,750
Repurchase agreements                                                                             21,500
---------------------------------------------------------------------------------------------------------
Total Rate Sensitive Liabilities                                         $    150               $421,009
=========================================================================================================
INCLUDING REGULAR SAVINGS:
Excess (deficiency) of Rate Sensitive Assets over
 Rate Sensitive Liabilities                                              $200,597               $ 45,378
---------------------------------------------------------------------------------------------------------
Cumulative excess (deficiency)                                           $ 45,378
=========================================================================================================
Cumulative Rate Sensitive Assets as a percentage of
 Cumulative Rate Sensitive Liabilities                                      110.8%
Cumulative excess (deficiency) as a percentage of Total Assets                9.4%
=========================================================================================================

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

                     Interest Rate Sensitivity (Continued)

                                                                                 December 31, 1996
--------------------------------------------------------------------------------------------------------------------------
                                                                      0-180           181-365             1-3
(dollars in thousands)                                                Days              Days             Years
--------------------------------------------------------------------------------------------------------------------------
EXCLUDING REGULAR SAVINGS:
Excess (deficiency) of Rate Sensitive Assets over
   Rate Sensitive Liabilities                                       ($74,750)     ($17,898)      ($1,185)   $   38,433
--------------------------------------------------------------------------------------------------------------------------
Cumulative excess (deficiency)                                      ($74,750)   $  (92,648)     ($93,833)     ($55,400)
==========================================================================================================================
Cumulative Rate Sensitive Assets as a percentage
   of Cumulative Rate Sensitive Liabilities                             57.3%         62.2%         68.9%         82.8%
Cumulative excess (deficiency) as a percentage of  Total Assets        (15.5%)       (19.2%)       (19.5%)       (11.5%)
==========================================================================================================================
                                                                                December 31, 1996
---------------------------------------------------------------------------------------------------------
                                                                         After
(dollars in thousands)                                                 Five Years                Total
---------------------------------------------------------------------------------------------------------
EXCLUDING REGULAR SAVINGS:
Excess (deficiency) of Rate Sensitive Assets over
   Rate Sensitive Liabilities                                           $200,597                $145,197
---------------------------------------------------------------------------------------------------------
Cumulative excess (deficiency)                                          $145,197
=========================================================================================================
Cumulative Rate Sensitive Assets as a percentage
   of Cumulative Rate Sensitive Liabilities                                145.2%
Cumulative excess (deficiency) as a percentage of  Total Assets             30.1%
=========================================================================================================

(a)  Based on actual maturities.

(b) Included with adjustable rate mortgages are loans that are fixed for a period of 3, 5, 7, and 10 years, and then after the fixed period, convert to a one year adjustable mortgage.

(c) Management believes that the entire balance of regular savings is not interest rate sensitive within certain parameters and will not decrease substantially in the near future. Therefore management has estimated that 12% of regular savings is interest rate sensitive and split equally into the "within 0-180 days" category and the "within 181 to 365 day category, the remainder of the regular savings balance has been included in the "within 1-3 year" category. The GAP analysis reflects a static analysis of interest rate sensitivity which may not reflect the true movement of interest rates.

The interest rate sensitivity table above shows the time periods in which the Corporation's assets and liabilities are subject to changes in interest rates. The interest rate sensitivity analysis of the Corporation at December 31, 1996 suggests that if interest rates rise, the Corporation would experience a decrease in net interest income in the one-year horizon. Since the Corporation's rate sensitive liabilities are greater than its rate sensitive assets in the one-year time horizon, the Corporation's interest expense would increase greater than its interest income in a rising interest rate environment. In a falling interest rate environment the Corporation's net interest income would increase, due to interest income decreasing less than interest expense.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Liquidity management is the Bank's ability to raise cash when it needs it at a reasonable cost and with a minimum of loss. Given the uncertain nature of our customers' demands as well as the Bank's desire to take advantage of earnings enhancement opportunities, the Bank must have available adequate sources of on and off balance sheet funds that can be acquired in time of need. Accordingly, in addition to the liquidity provided by balance sheet cash-flows, liquidity must be supplemented with additional sources such as credit lines with the Federal Home Loan Bank (FHLB). Other funding alternatives are available and appropriate for use by the Bank from time to time, including: wholesale and retail repurchase agreements; brokered certificates of deposits; and large certificates of deposits.

As of December 31, 1996 the Bank borrowed $49,750,000 from the FHLB and has sufficient qualified collateral to borrow an additional $233,470,000 from the FHLB. The Bank also has repurchase agreement lines with various brokers totaling $70,000,000. If the Bank drew $70,000,000 on its repurchase agreement lines then it would only be able to borrow $163,470,000 from the FHLB, since it used that portion of collateral as collateral for the repurchase agreement. As of December 31, 1996 the Bank used $21,500,000 of the repurchase agreements and has an additional $48,500,000 available to borrow. Total immediate credit lines available to the Bank at year end were $8,042,000. The Bank's method of measuring liquidity is called the Basic Surplus/Deficit method. This method takes into account liquid assets, investment maturities and the total amount that can be raised by pledging

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDIOION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

investments and obtaining FHLB borrowings less short-term liabilities. On December 31, 1996 the Basic Surplus amounted to $137,380,000 or 28.5% of assets.

CAPITAL

During 1996 the total dividends paid to shareholders was $1,726,000, as compared to $1,727,000 paid in 1995. The per share annual dividend was $.91 in 1996 and $.88 in 1995. Funds were also used to purchase 77,500 shares or $1,589,000 of the Corporation's common stock. Funds amounting to $337,000, including tax benefits, were received on the exercise by Officers and Directors of 31,000 stock options.

Stockholders' equity and book value per share were $46,201,000 and $24.24 respectively, at December 31, 1996. The increase in equity and book value was due to the net income of $4,014,000 in 1996 and an increase in net unrealized holding gains on securities available-for-sale, net of taxes of $460,000 from a gain of $196,000 at December 31, 1995, to a gain of $656,000 at December 31, 1996. The increase was partially offset by dividends defclared of $1,735,000.

The Bank is required by regulation to maintain certain capital ratios. The minimum Tier 1 capital ratio of 4.00% to 5.00% must be maintained by all banks except those that are the highest rated institutions by regulators. The Bank is also required to meet supplemental capital adequacy standards which measure qualifying capital against risk-weighted assets including off-balance sheet items such as loan commitments, letters of credits and interest rate swaps. At December 31, 1996 all of the Bank's capital ratios exceeded minimum regulatory capital requirements and places it as "well capitalized", the highest rating of five regularity capital classifications.


THE FOLLOWING TABLE ILLUSTRATES THE CAPITAL RESOURCES OF THE BANK AND THE CORPORATION AND THEIR CAPITAL RATIOS AS OF DECEMBER 31:

(dollars in thousands)                                1996              1995
--------------------------------------------------------------------------------
Bank's capital components:
Tier 1 capital (Stockholders' equity)               $40,928           $37,279
Tier 2 capital (Allowance for loan losses)            1,577             1,578
--------------------------------------------------------------------------------
Bank's total risk-based capital                     $42,505           $38,857

Bank's capital ratios:
Total risk-based                                      18.46%            18.38%
Tier 1 risk-based                                     17.78%            17.63%
Tier 1 leverage                                        9.50%             9.35%
================================================================================

Corporation's capital components:
Tier 1 capital (Stockholders' equity)               $42,539           $41,217
Tier 2 capital (Allowance for loan losses)            1,577             1,578
--------------------------------------------------------------------------------
Corporation's total risk-based capital              $44,116           $42,795

Corporation's capital ratios:
Total risk-based                                      19.16%            20.24%
Tier 1 risk-based                                     18.47%            19.49%
Tier 1 leverage                                        9.88%            10.33%
================================================================================

Impact of Inflation and Other Items

The Corporation's financial statements have been prepared in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

industrial companies, the majority of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effect of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Nevertheless, inflation can directly affect the value of loan collateral, in particular real estate. Decreases in real estate prices have resulted in loan charge-offs and losses on real estate acquired. Inflation, or disinflation, could continue to significantly affect the Corporation's earnings in future periods.

In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The Bank will be required to adopt SFAS 125 for transfers and servicing of financial assets and extinguishment of liabilites ocurring after December 31, 1996, on a prospective basis. The adoption of this standard is not expected to have a material impact on the Bank's financial condition or its results of operations.

As the year 2000 approaches, a critical issue has emerged regarding how existing application software programs and operating systems can accommodate this date value. In brief, many existing application software products in the marketplace were designed to only accommodate a two digit date position which represents the year (e.g., '95' is stored on the system and represents the year 1995). As a result, the year 1999 (i.e. '99') could be the maximum date value these systems will be able to accurately process. Management is in the process of working with its software vendors to assure that the Bank is prepared for the year 2000. Management does not anticipate that the Corporation will incur operating expenses or be required to invest heavily in computer system improvements to be year 2000 compliant.

Results of Operations
Comparison of years ended December 31 1996 and 1995.

NET INCOME: Net income increased by $625,000 or 18.4% to $4,014,000 for the year ended December 31, 1996 from $3,389,000 in 1995. The increase for 1996 was primarily attributable to an increase in net interest income, increased total other income (primarily increased trust fees), and a state tax refund on prior taxes paid. These increases were partially offset by an increase in the provision for loan losses and increases in operating expenses primarily related to the Corporation's expansion of products and branches.

INTEREST INCOME: Interest income for the year ended December 31, 1996 was $30,521,000, an increase of $2,999,000 from the $27,522,000 for the same period in 1995. The increase in interest income can be attributed to an increase in average earning assets of $31,415,000 to $418,269,000 from $386,854,000 in 1995, and an increase in the yield on earning assets of 19 basis points in 1996 to 7.34% from 7.15% in 1995. The majority of the increase in interest income was from the investment portfolio. The increase in the volume of investments increased interest income by $1,030,000 and the increase in yield on investments increased interest income by $812,000. The increase in the volume of loans increased interest income by $1,245,000. These increases are consistent with changes in the Bank's balance sheet and increased longer term interest rates from a year ago. During 1996, the Bank took advantage of investment opportunities in the market place and entered into four investment arbitrages. In accordance with the Bank's investment objectives, high quality Mortgage Backed Securities were selected as the investment vehicle and to utilize its capital more efficiently, the Bank leveraged it's position through a series of borrowings and repurchase agreements. The initial transaction occurred in June 1996 with purchases totaling $20,170,734 with an estimated yield of 7.86% funded by borrowings and repurchase agreements of varied terms totaling $20,070,000 at a cost of 6.31%, for a net interest spread of 155 basis points. In August 1996, the Bank invested a total of $20,448,552 with an estimated yield of 7.09% funded

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

by borrowings and repurchase agreements of varied terms totaling $20,070,000 at a cost of 6.31%, for a net interest spread of 155 basis points. In August 1996, the Bank invested a total of $20,448,552 with an estimated yield of 7.09% funded by borrowings and repurchase agreements totaling $20,000,000 at a cost of 5.69%, for a net interest spread of 140 basis points. The final two arbitrages took place in November 1996. Bank purchases totaled $20,622,374 with an estimated yield of 6.99% funded by borrowings and repurchase agreements totaling $20,200,000 at a cost of 5.53%, for a net interest spread of 146 basis points. The total growth of the investment portfolio for all combined strategies was $61,241,660 with a weighted average life of 5.87 years, based on a constant prepayment rate of 13.33. These investments were financed by borrowings and repurchase agreements of varied terms totaling $60,270,000 with a weighted average maturity of 15.2 months. The initial estimated annualized pretax profit of the combined transactions is $887,660.

The following table summarizes the components of the Corporation's net interest income, net interest rate spread, and net interest rate margin:

                         Yield and Rate/Volume Analysis

                                                                       Year ended December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                1996                             1995                             1994
-----------------------------------------------------------------------------------------------------------------------------------
                                  AVERAGE                          Average                          Average
(dollars in thousands)            BALANCE   INTEREST  YIELD/RATE   Balance   Interest  Yield/Rate   Balance   Interest  Yield/Rate
-----------------------------------------------------------------------------------------------------------------------------------
Assets
Interest-earning Assets
  Loans(1,2)                      $249,576   $19,557        7.84%  $233,684   $18,297        7.83%  $219,909   $16,297        7.41%
  Investment Securities(5)         159,577    10,479        6.68    143,298     8,637        6.14    145,700     8,480        5.88
  Other Interest-earning             9,116       485        5.32      9,872       588        5.96      5,515       284        5.15
-----------------------------------------------------------------------------------------------------------------------------------
Total Interest-earning Assets(5)  $418,269   $30,521        7.34%  $386,854   $27,522        7.15%  $371,124   $25,061        6.78%
Noninterest-earning Assets          15,425                           15,358                           14,377
-----------------------------------------------------------------------------------------------------------------------------------
   Total Assets                   $433,694                         $402,212                         $385,501
-----------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders'
 Equity
Interest-bearing Liabilities
  Savings Deposits                $108,988   $ 2,198        2.02%  $114,556   $ 2,314        2.02%  $131,429   $ 2,675        2.04%
  Interest-bearing Demand
    Deposits                        11,373       154        1.35     10,769       194        1.80     10,029       183        1.82
  Money Market Deposit Accounts      4,540       102        2.25      3,907        88        2.25      4,186        95        2.27
  Certificates of Deposit          218,044    11,911        5.46    197,309    10,576        5.36    160,704     6,805        4.23
  Mortgagors' Escrow                 1,772        71        4.01      1,794        58        3.23      1,887        57        3.02
  Borrowed Funds                    26,029     1,512        5.81     22,080     1,253        5.67     28,137     1,455        5.17
  Repurchase Agreements              7,351       480        6.53          -         -           -          -         -           -
-----------------------------------------------------------------------------------------------------------------------------------
Total Interest-bearing
 Liabilities                      $378,097   $16,428        4.34%  $350,415   $14,483        4.13%  $336,372   $11,270        3.35%
Noninterest-bearing
    Demand Deposits                  6,535                            5,021                            3,761
Noninterest-bearing Liabilities      4,007                            3,572                            2,842
Stockholders' Equity                45,055                           43,204                           42,526
-----------------------------------------------------------------------------------------------------------------------------------
Total Liabilities
    and Stockholders' Equity      $433,694                         $402,212                         $385,501
-----------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                          $14,093                          $13,039                          $13,791
-----------------------------------------------------------------------------------------------------------------------------------
Net Interest Rate Spread(3)(5)                              3.00%                            3.02%                            3.43%
-----------------------------------------------------------------------------------------------------------------------------------
Net Interest Rate Margin(4)(5)                              3.41%                            3.41%                            3.74%
-----------------------------------------------------------------------------------------------------------------------------------

1. For purposes of these computations, nonaccrual loans are included in the average loan amount outstanding.

2. Included  in  interest  income  are  loan  fees of  $160,094,  $395,269,  and
   $389,387,   for  the  years  ended   December  31,  1996,   1995,  and  1994,
   respectively.

3. Return on interest-earning assets less cost of interest-bearing liabilities.

4. Net interest income divided by average earning assets.

5. Tax adjusted yield, tax adjustment of $182,226, $158,915 and $85,771, for the years ended December 31, 1996, 1995, and 1994.

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

INTEREST   EXPENSE:   Interest  expense  increased  in  1996  by  $1,945,000  to
$16,428,000 from $14,483,000 in 1995. During 1996, the Bank experienced an increase in its overall cost of funds of 21 basis points to 4.34% from 4.13% in 1995. The average balance in interest-bearing liabilities increased by $27,682,000 in 1996 to $378,097,000 from $350,415,000 in 1995. The majority of the increase in interest expense was due to certificates of deposit, FHLB borrowings and repurchase agreements, partially offset by a reduction in interest expense on savings deposits. Interest expense on certificates of deposit increased by $1,335,000, of which $1,129,000 was due to increased volume and $206,000 was due to increased rate. Interest expense on savings deposits decreased by $116,000 primarily due to decreased volume. Interest expense on borrowings and repurchase agreements increased due to volume. These changes are consistent changes in the Bank's balance sheet with a shift in deposits from regular savings to certificates of deposit, customers preferring certificates of deposit over regular savings accounts and also the Bank's increase in borrowings and repurchase agreements.

NET INTEREST INCOME: Net interest income increased by $1,054,000, or 8.08%, to $14,093,000 for the year ended December 31, 1996 from $13,039,000 for 1995 as the increase in the volume of earning assets more than offset the decrease in the net interest rate. The net interest rate spread decreased by 2 basis points, from 3.02% in 1995, to 3.00% for the year ended December 31, 1996, due primarily to the Bank's cost of funds increasing slightly more than the yield on the Bank's earning assets.

The following table sets forth changes in the Corporation's interest earned and interest paid resulting from changes in volume and changes in rates. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each:

                                     1996 COMPARED TO 1995                1995 Compared to 1994
(dollars in thousands)             INCREASE (DECREASE) DUE TO          Increase (Decrease) due to
-----------------------------------------------------------------------------------------------------
                                   VOLUME      RATE      NET            VOLUME     RATE      NET
-----------------------------------------------------------------------------------------------------
INTEREST EARNED ON:
Loans                               $1,245     $ 15     $1,260          $1,051     $  949    $2,000
Investment Securities                1,030      812      1,842            (136)      293       157
Other Interest-earning                 (43)     (60)      (103)            254        50       304
-----------------------------------------------------------------------------------------------------
  Total                              2,232      767      2,999           1,169     1,292     2,461
-----------------------------------------------------------------------------------------------------
INTEREST PAID ON:
Savings Deposits                      (112)     ( 4)      (116)           (341)      (20)     (361)
Interest-bearing
 Demand Deposits                        12      (52)       (40)             13        (2)       11
Money Market Deposit
 Accounts                               14        -         14              (6)       (1)       (7)
Certificates of Deposit              1,129      206      1,335           1,740     2,031     3,771
Mortgagors' Escrow                      (1)      14         13              (2)        3         1
Borrowed Funds                         229       30        259            (369)      167      (202)
Repurchase Agreements                  480        -        480               -         -         -
-----------------------------------------------------------------------------------------------------
  Total                              1,751      194      1,945           1,035     2,178     3,213
-----------------------------------------------------------------------------------------------------
CHANGES IN NET INTEREST INCOME      $  481     $573     $1,054          $  134    $ (886)   $ (752)
-----------------------------------------------------------------------------------------------------

OTHER OPERATING INCOME AND SERVICE FEES: The following table details the significant increases and decreases in other income for the year ended December 31, 1996:


(dollars in thousands)                                 1996        1995        Inc (dec)       %
-----------------------------------------------------------------------------------------------------
Service charges and fees                             $ 1,032     $ 1,001        $  31          3.1%
Trust fees                                             1,419       1,129          290         25.7
Net investment securities gains (losses)                 (20)       (170)         150        (88.2)
Trading account gains (losses)                             -          49          (49)      (100.0)
Net gains (losses) on sales of mortgages                 (46)         29          (75)      (258.6)
Other operating income                                   270         205           65         31.7
-----------------------------------------------------------------------------------------------------
Total other income                                   $ 2,655     $ 2,243        $ 412         18.4%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

Service charges and fees increased primarily due to the increase in the volume of deposit accounts and services sold. Trust fees increased by $290,000 from $1,129,000 at December 31, 1995, to $1,419,000 at December 31, 1996, primarily due to new accounts generated during 1996. Trust assets under management increased to $385 million at December 31, 1996 from $310 million at December 31, 1995, an increase of 24%. The Bank recorded losses on the sale of mortgages of $46,000 in 1996 compared to gains of $29,000 in 1995, primarily due to a small increase in mortgage interest rates in the first half of 1996.

OTHER EXPENSES: The following table details the significant increases and decreases in other expense for the year ended December 31, 1996:


(dollars in thousands)       1996    1995     Inc (dec)    %
---------------------------------------------------------------
Salaries and benefits       $4,924  $4,558     $ 366      8.0%
Occupancy                    1,052     928       124     13.4
Furniture and equipment        960     893        67      7.5
FDIC deposit insurance           2     380      (378)   (99.5)
Foreclosed real estate         118     453      (335)   (74.0)
Other operating expenses     2,758   2,397       361     15.1
---------------------------------------------------------------
Total other expenses        $9,814  $9,609     $ 205      2.1%
---------------------------------------------------------------

Other expenses increased by $205,000 to $9,814,000 in 1996 from $9,609,000 in 1995. Salary and employee benefit expenses increased to $4,924,000 in 1996, a $366,000 or 8.0% increase over the $4,558,000 expensed in 1995. The primary reason for the increase was a full year of expense for the commercial loan department, staffing of our Meriden, Connecticut branch that opened in April of 1996, and a slight increase in employee benefit costs. Full-time employee equivalents ("FTE") increased to 127 at December 31, 1996 from 122 at December 31, 1995 and 112 at December 31, 1994. FDIC deposit insurance expenses decreased to $2,000 in 1996, a decrease of $378,000 compared to $380,000 in 1995. The FDIC decreased the rate the Bank pays for deposit insurance to $.00 per $100.00 in deposits, except for a small base charge, effective January 1996, from a rate of $.04 per $100 in deposits. The FDIC had previously reduced the rate in June of 1995, from a rate of $.23 per $100.00 in deposits. Occupancy and furniture and equipment expenses were up $191,000 or 10.5% to $2,012,000 from $1,821,000 in 1995 due to our expansion efforts. Operating expenses for foreclosed real estate decreased by $335,000 or 74.0% to $118,000 for the year ended December 31, 1996 from $453,000 in 1995. The decrease was due to a lower number of properties in foreclosed real estate during the year.

INCOME TAXES: The effective tax rate for 1996 was 33.05%, a decrease of 6.15% from 39.20% in 1995. The decrease was primarily due to a state tax refund on prior taxes paid, an increase in dividend income eligible for the dividend received deduction, and a slight decrease in the State of Connecticut tafx rate of 50 basis points to 10.75% in 1996 from 11.25% in 1995.

Results of Operation
Comparison of years ended December 31 1995 and 1994.

NET INCOME: Net income decreased by $176,000 or 4.9% to $3,389,000 for the year ended December 31, 1995 from $3,565,000 in 1994. The decrease for 1995 was primarily attributable to a decrease in net interest income, and increased operating expenses primarily related to the Corporation's expansion goals. The reduction in earnings was partially offset by an increase in other income, primarily trust fees.

INTEREST INCOME: Interest income for the year ended December 31, 1995 was $27,522,000, an increase of $2,461,000 from the $25,061,000 for the same period in 1994. The increase in interest income can be attributed to an increase in average earning assets of $15,730,000 to $386,854,000 from $371,124,000 in 1994, and an increase in the yield on earning assets of 37 basis points in 1995 to 7.15% from 6.78% in 1994. The majority of the increase in interest income was from the loan portfolio. The increase in the

--------------------------------------------------------------------------------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

volume of loans increased interest income by $1,051,000 and the increase in yield on loans increased interest income by $949,000. This increase is consistent with increased interest rates in 1994 and the first half of 1995 due to the typical lag time for the Bank's balance sheet to react to market interest rates, even though rates decreased in the second half of 1995.

INTEREST   EXPENSE:   Interest  expense  increased  in  1995  by  $3,213,000  to
$14,483,000 from $11,270,000 in 1994. During 1995, the Bank experienced an increase in its overall cost of funds of 78 basis points to 4.13% from 3.35% in 1994. The average balance in interest-bearing liabilities increased by $14,043,000 in 1995 to $350,415,000 from $336,372,000 in 1994. The majority of the increase in interest expense was due to certificates of deposit, offset by a reduction in interest expense on savings deposits. Interest expense on certificates of deposit increased by $3,771,000, of that, $1,740,000 was due to increased volume and $2,031,000 was due to increased rate. Interest expense on savings deposits decreased by $361,000 primarily due to decreased volume. This is consistent with a shift in deposits from regular savings to certificates of deposit, and also increased rates on certificates of deposit due to increased competition.

NET INTEREST INCOME: Net interest income decreased by $752,000, or 5.45%, to $13,039,000 for the year ended December 31, 1995 from $13,791,000 for 1994 as the decreased net interest rate spread more than offset the increased volume of earning assets. The net interest rate spread decreased by 41 basis points, from 3.43% in 1994, to 3.02% for the year ended December 31, 1995, due primarily to the increased cost of funds. Interest expense increased greater than interest income as explained in the previous paragraphs.

OTHER OPERATING INCOME AND SERVICE FEES: Service charges and fees increased primarily due to the increase in the volume of deposit accounts and services sold. Trust fees increased by $938,000 from $191,000 at December 31, 1994, to $1,129,000 at December 31, 1995, primarily due to the November 7, 1994 purchase of substantially all of the assets of New Meriden Trust Co. from the FDIC, as well as new accounts generated during 1995. Security losses in the investment portfolio were $170,000, as compared to a gain of $128,000 for 1994. The trading account, liquidated in February of 1995, posted a gain of $49,000 as compared to a loss of $284,000 for 1994. The Bank recorded a small gain on the sale of mortgages of $29,000 in 1995 compared to losses of $376,000 in 1994, primarily due to rising interest rates in 1994.

OTHER EXPENSES: Other expenses increased by $1,215,000 to $9,609,000 in 1995 from $8,394,000 in 1994. Salary and employee benefit expenses increased to $4,558,000 in 1995, a $1,002,000 or 28.2% increase over the $3,556,000 expensed in 1994. The primary reason for the increase was a full year of expense for the staffing for two new branches opened in the second quarter of 1994, and increased staffing due to the purchase of New Meriden Trust in November of 1994, as well as the establishment of a commercial loan department. Full-time employee equivalents ("FTE") increased to 122 at December 31, 1995 from 112 at December 31, 1994 and 86 at December 31, 1993. The majority of the FTE increases in 1994 occurred late in the year, thereby causing the large salary expense increase noted above. FDIC deposit insurance expenses decreased to $380,000 in 1995, a decrease of $316,000 compared to $696,000 in 1994. The FDIC decreased the rate the Bank pays for deposit insurance to $.04 per $100.00 in deposits effective June of 1995, from a rate of $.23 per $100.00 in deposits. Occupancy and furniture and equipment expenses were up $270,000 or 17.4% to $1,821,000 from $1,551,000 in 1994 due to the full year of expenses related to the opening of the two branches, and the trust department expansion begun in late1994. Operating expenses for foreclosed real estate increased by $200,000 or 79.1% to $453,000 for the year ended December 31, 1995 from $253,000 in 1994. The increase was due to higher than expected operating costs and declines in the market value of owned real estate properties.

INCOME TAXES: The effective tax rate for 1995 was 39.24%, a decrease of 140 basis points from 40.64% in 1994. The decrease was primarily due to an increase dividend income eligible for the dividend received deduction, and a slight decrease in the State of Connecticut tax rate of 25 basis points to 11.25% in 1995 from 11.50% in 1994.

---------------------------------
REPORT OF INDEPENDENT ACCOUNTANTS
---------------------------------


To the Board of Directors of
People's Savings Financial Corp.:

We have audited the accompanying consolidated balance sheets of People's Savings Financial Corp.(the "Corporation") as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of People's Savings Financial Corp. and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



/s/  Coopers & Lybrand L.L.P.

Hartford, Connecticut
January 21, 1997

---------------------------
CONSOLIDATED BALANCE SHEETS
---------------------------

                                                                                                  December 31,
                                                                                               1996           1995
------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks (Note 2):
  Non-interest bearing deposits and cash                                                   $  5,113,253   $  6,815,738
Short-term investments (Note 3)                                                               4,508,950     21,346,359
------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                                     9,622,203     28,162,097

Securities (Note 4):
 Available-for-sale (at market)                                                             171,666,791     91,128,434
 Held-to-maturity (market value: $28,015,243 at December 31, 1996;
  $38,259,088 at December 31, 1995)                                                          28,513,493     38,460,901
Federal Home Loan Bank stock                                                                  2,736,100      2,643,000
Loans held for sale (at market )                                                              1,142,510        927,034
Loans (Note 5):
 Real estate mortgage                                                                       213,525,322    202,225,544
 Real estate construction                                                                     7,498,893      3,933,410
 Installment                                                                                 36,920,096     32,178,447
 Commercial                                                                                     888,658        519,461
------------------------------------------------------------------------------------------------------------------------
Total loans                                                                                 258,832,969    238,856,862

Less:
 Deferred loan fees and unearned income                                                        (342,678)      (487,392)
 Allowance for loan losses                                                                   (1,576,649)    (1,577,547)
------------------------------------------------------------------------------------------------------------------------
Net loans                                                                                   256,913,642    236,791,923

Bank premises and equipment (Note 6)                                                          2,136,119      2,370,366
Foreclosed real estate                                                                          223,402        177,538
Accrued income receivable                                                                     4,029,682      3,747,646
Goodwill                                                                                      3,006,178      3,299,902
Other assets                                                                                  2,403,676      2,455,589
------------------------------------------------------------------------------------------------------------------------
Total assets                                                                               $482,393,796   $410,164,430
------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits (Note 7)                                                                          $358,059,926   $339,364,769
Advances from Federal Home Loan Bank of Boston (Note 8)                                      49,750,000     18,950,000
Securities sold under agreements to repurchase (Note 8)                                      21,500,000
Mortgagors' escrow accounts                                                                   2,658,993      2,490,394
Accrued expenses                                                                              1,548,331      1,239,131
Other liabilities                                                                             2,675,397      3,406,746
------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                           436,192,647    365,451,040
Commitments and Contingencies (Notes 13 and 14)

Stockholders' equity (Notes 10 and 11):
Preferred stock, no par value, 1,000,000 shares authorized; none issued and outstanding
Common stock, par value $1.00, authorized 10,000,000 shares, issued and outstanding
 2,542,824 at December 31, 1996 and 2,511,824 at December 31, 1995,
 including shares in treasury of 636,961 at December 31, 1996
 and 559,461 at December 31, 1995                                                             2,542,824      2,511,824
Additional paid-in capital                                                                   22,140,106     21,833,981
Retained earnings                                                                            29,701,051     27,421,569
Cost of treasury stock                                                                       (8,839,261)    (7,249,861)
Unrealized gains on securities available for sale, net of taxes                                 656,429        195,877
------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                   46,201,149     44,713,390
------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                 $482,393,796   $410,164,430
------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.
People's Savings Financial Corp, and Subsidiary

--------------------------------------
CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------

                                                                                   YEAR ENDED DECEMBER 31,
                                                                             1996            1995          1994
---------------------------------------------------------------------------------------------------------------------
Interest income:
Interest and fees on loans                                               $19,557,980    $18,297,183    $16,297,104
Interest and dividends on investments:
     Interest income                                                       9,848,116      8,157,176      8,075,009
     Dividend income                                                         630,703        433,030        189,206
     Trading account                                                               -         46,174        215,658
Other interest income                                                        484,599        588,358        284,318
---------------------------------------------------------------------------------------------------------------------
Total interest income                                                     30,521,398     27,521,921     25,061,295
=====================================================================================================================

Interest expense:
Interest on deposits                                                      14,435,714     13,229,587      9,814,662
Interest on FHLB borrowings                                                1,512,612      1,253,007      1,455,176
Interest repurchase agreements                                               479,611              -              -
---------------------------------------------------------------------------------------------------------------------
Total interest expense                                                    16,427,937     14,482,594     11,269,838
---------------------------------------------------------------------------------------------------------------------
Net interest income                                                       14,093,461     13,039,327     13,791,457

Provision for loan losses                                                    938,357        100,974        128,657
---------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                       13,155,104     12,938,353     13,662,800
Other income:
Investment securities gains (losses)                                         (19,915)      (169,603)       127,717
Trading account gains (losses)                                                     -         49,168       (283,890)
Gain (loss) on sale of mortgages                                             (45,967)        29,472       (375,529)
Trust fees                                                                 1,419,005      1,129,325        190,642
Service charges and fees                                                   1,032,030      1,001,236        879,792
Other operating income                                                       269,550        203,787        198,326
---------------------------------------------------------------------------------------------------------------------
Total other income                                                         2,654,703      2,243,385        737,058
---------------------------------------------------------------------------------------------------------------------
                                                                          15,809,807     15,181,738     14,399,858
Other expenses:
Salaries and employee benefits (Note 12)                                   4,924,156      4,558,419      3,555,996
Occupancy expense                                                          1,051,711        927,646        844,120
Furniture and equipment expense                                              959,566        892,512        707,125
Advertising                                                                  266,373        225,763        215,256
FDIC deposit insurance                                                         2,000        380,429        696,171
Lawsuit settlement                                                                 -              -        550,000
Goodwill amortization                                                        382,851        382,521         62,183
Foreclosed real estate expenses                                              117,742        452,682        253,273
Other operating expenses                                                   2,109,249      1,788,954      1,509,848
---------------------------------------------------------------------------------------------------------------------
Total other expenses                                                       9,813,648      9,608,926      8,393,972
---------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                 5,996,159      5,572,812      6,005,886
Income taxes (Note 9):
Current                                                                  $ 2,402,771    $ 2,359,649    $ 1,991,085
Deferred (credit)                                                           (421,068)      (175,365)       449,929
---------------------------------------------------------------------------------------------------------------------
Total income taxes                                                         1,981,703      2,184,284      2,441,014
---------------------------------------------------------------------------------------------------------------------
Net income                                                               $ 4,014,456    $ 3,388,528    $ 3,564,872
---------------------------------------------------------------------------------------------------------------------

Per share data:
Primary
     Weighted-average shares outstanding and common stock equivalents      1,954,953      1,986,737      2,022,280
     Net income per share                                                $      2.05    $      1.71    $      1.76
Fully Diluted
     Weighted-average shares outstanding and common stock equivalents      1,974,891      1,989,360      2,022,280
     Net income per share                                                $      2.03    $      1.70    $      1.76
=====================================================================================================================

See notes to consolidated Financial statements.

People's Savings Financial Corp. and Subsidiary

-----------------------------------------------
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
-----------------------------------------------

                                                                                                                      Net
                                                                                                                    Unrealized
                                                                                                                   Holding Gains
                                              Outstanding                                                      (Losses)On Securities
                                               Shares of                 Additional                                 Carried at
                                                Common      Common        Paid-In       Retained      Treasury      Market, Net
                                                Stock        Stock        Capital       Earnings       Stock         of Taxes
------------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1994
Balance at beginning of year                 1,993,363   $2,505,324    $21,763,970  $ 23,942,606   $(6,393,311)  $     619,570
Net income                                                                             3,564,872
Dividends declared, $.88 per share                                                    (1,756,799)
Stock options exercised                          3,000        3,000         27,750
Acquisition of treasury stock                   (7,500)                                               (135,600)
Net unrealized  gains (losses) on securities
 available for sale, net of taxes                                                                                   (2,910,468)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT END OF YEAR                       1,988,863   $2,508,324    $21,791,720  $ 25,750,679   $(6,528,911)   $ (2,290,898)
====================================================================================================================================

YEAR ENDED DECEMBER 31, 1995
Balance at beginning of year                 1,988,863   $2,508,324    $21,791,720  $ 25,750,678   $(6,528,911)  $  (2,290,898)
Net income                                                                             3,388,528
Dividends declared, $.88  per share                                                   (1,717,637)
Stock options exercised                          3,500        3,500         42,261
Acquisition of treasury stock                  (40,000)                                               (720,950)
Net unrealized  gains (losses) on securities
 available for sale, net of taxes                                                                                    2,486,775
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT END OF YEAR                       1,952,363   $2,511,824    $21,833,981  $ 27,421,569   $(7,249,861)  $     195,877
====================================================================================================================================

YEAR ENDED DECEMBER 31, 1996
Balance at beginning of year                 1,952,363   $2,511,824    $21,833,981  $ 27,421,569   $(7,249,861)  $     195,877
Net income                                                                             4,014,456
Dividends declared, $.91 per share                                                    (1,734,974)
Stock options exercised                         31,000       31,000        306,125
Acquisition of treasury stock                  (77,500)                                             (1,589,400)
Net unrealized  gains on securities
 available for sale, net of taxes                                                                                      460,552
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT END OF YEAR                       1,905,863   $2,542,824    $22,140,106  $ 29,701,051   $(8,839,261)  $     656,429
====================================================================================================================================

See notes to consolidated financial statements.

People's Savings Financial Corp. and Subsidiary

--------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------

                                                                         Year ended December 31,
                                                                 1996            1995                     1994
------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                 $   4,014,456   $  3,388,528            $   3,564,872
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Provision for depreciation and amortization                    515,213        478,794                  426,437
  Accretion and amortization of bond
    premiums and discounts, net                                  190,024         62,431                   55,709
  Provision for loan losses                                      938,357        100,974                  128,657
  Amortization of net deferred loan fees                         (67,505)      (305,641)                (226,485)
  Deferred income tax (credit)                                  (421,068)      (175,365)                 449,929
  Decrease in trading account securities                               -      5,461,095                   76,262
  Decrease (increase) in loans held for sale                    (215,476)      (927,034)                 390,780
  Realized investment securities losses (gains)                   19,915        169,603                 (127,717)
  Write-downs on foreclosed real estate                           46,820        346,486                  231,273
  Amortization of goodwill                                       293,724        382,521                   62,183
  Increase in accrued expenses                                   309,200         74,643                  120,641
  Increase (decrease) in other, net                             (549,230)     1,563,271               (1,145,093)
------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                  $   5,074,430   $ 10,620,306            $   4,007,448
------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Proceeds from sales of available-for-sale securities              13,500     22,949,049               22,129,184
Proceeds from maturities of
  available-for-sale securities                               38,853,915     16,273,552               11,662,635
  held-to-maturity securities                                  9,877,685     15,298,572                2,545,640
Purchases of
  available-for-sale securities                             (119,085,436)   (44,821,086)             (29,057,588)
  held-to-maturity securities                                          -     (1,265,000)             (31,859,522)
Purchases of Federal Home Loan Bank stock                        (93,100)      (350,600)
Net increase (decrease) in loans                             (21,488,155)   (11,378,262)             (14,699,139)
Foreclosed real estate sold                                      402,900      1,218,400                1,457,407
Purchases of premises and equipment (net)                       (280,966)      (438,933)              (1,041,364)
Intangibles resulting from acquisition of New Meriden                                                 (3,807,133)
 Trust Co.
------------------------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                      $ (91,799,657)  $ (2,514,308)           $ (42,669,880)
------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Net increase (decrease) in demand deposits,
  NOW accounts, and savings accounts                             (45,480)   (17,530,631)                (520,825)
Net increase in certificates of deposit                       18,740,637     35,193,758               22,755,483
Increase (decrease) in mortgage escrow accounts                  168,599       (118,623)                 155,685
Net increase (decrease) in overnight borrowings
  from the Federal Home Loan Bank of Boston                            -              -                 (760,433)
Proceeds from long-term borrowings                            16,500,000              -               11,800,000
Proceeds from short-term borrowings                           62,270,000              -               49,900,000
Principal payments on long-term borrowings                   (12,000,000)             -                        -
Principal payments on short-term borrowings                  (35,970,000)   (14,500,000)             (35,400,000)
Proceeds from securites sold under agreements to              21,500,000              -                        -
 repurchase
Cash dividends paid                                           (1,726,148)    (1,727,411)              (1,756,139)
Acquisition of treasury stock                                 (1,589,400)      (720,950)                (135,600)
Issuance of common stock (under stock option plans)              337,125         45,761                   30,750
------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                     68,185,333        641,904               46,068,921
------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             (18,539,894)     8,747,902                7,406,489
Cash and cash equivalents at beginning of year                28,162,097     19,414,195               12,007,706
------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                   $   9,622,203   $ 28,162,097            $  19,414,195
------------------------------------------------------------------------------------------------------------------

NON-CASH INVESTING AND FINANCING ACTIVITIES
Change in unrealized gains (loss) on available for sale    $     779,983      4,256,502               (5,052,824)
 securities
Transfer of loans to foreclosed real estate                      740,901      1,114,810                  537,713
Transfer of investment securities from held-to-maturity
  to available for sale                                                -     18,789,280                        -
------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

   1. Significant Accounting Policies

The significant accounting policies followed by the Corporation and its subsidiary and the methods of applying those policies are summarized in the following paragraphs.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements of People's Savings Financial Corp. (the Corporation) include the accounts of its wholly-owned subsidiary, The People's Savings Bank of New Britain (the Bank). All significant intercompany balances and transactions have been eliminated in consolidation. The Bank operates eight branches in central Connecticut. Its primary source of revenue is providing residential mortgage loans to customers.

BASIS OF FINANCIAL STATEMENT PRESENTATION: Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and valuation of foreclosed real estate, management obtains independent appraisals for significant properties.

A substantial portion (95%) of the Bank's loans, including loans held for sale and loan commitments, is collateralized by real estate in depressed markets in central Connecticut. In addition, all of the real estate owned is located in these same markets. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are particularly susceptible to changes in market conditions in central Connecticut.

Management believes that the allowances for losses on loans and writedowns of foreclosed real estate are adequate. While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and writedowns of foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgment of information available to them at the time of their examination.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT SECURITIES:Securities that may be sold as part of the Corporation's asset/liability or liquidity management or in response to or in anticipation of changes in interest rates and resulting prepayment risk, or for other similar factors, are classified as available-for-sale and carried at fair market value. Unrealized holding gains and losses on such securities are reported net of related taxes as a separate component of shareholders' equity. Securities that the Corporation has the ability and positive intent to hold to maturity are classified as held-to-maturity and carried at amortized cost. Realized gains and losses on the sales of securities are reported in earnings and computed using the specific identification cost basis.

LOANS HELD FOR SALE: Mortgage loans held-for-sale are valued at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. Changes in the carrying value are reported in earnings as gains and losses on mortgage loans. Gains and losses resulting from sales of mortgage loans are recognized when the proceeds are received from investors.

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

In May 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights - an amendment of FASB Statement No. 65" ("FAS 122"), which the Bank adopted January 1, 1996. FAS 122 amends FASB Statement No. 65, "Accounting for Certain Mortgage Banking Activities", to provide that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. It also requires the Company to assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights.

FAS 122 requires that a portion of the cost of originating a mortgage loan that is sold with servicing rights retained be allocated to the mortgage servicing right, based on its fair value relative to the loan as a whole. To determine the fair value of the servicing rights, the Corporation uses a valuation model that calculates the present value of future cash flows to determine the fair value of the servicing rights. Certain assumptions, such as estimates of the cost of servicing per loan, discount rate, and prepayment were used in the calculation which was done on an aggregate loan basis.

Mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income.

FAS 122 also requires a periodic assessment of the fair value of mortgage servicng rights. In determining fair value, the servicng rights are disaggregated into the predominant risk characteristics, which are currently loan type and interest rate. These segments are then valued using the same model used to originally determine the fair value at origination, using current assumptions. The new value is then compared to the book value to determine if a reserve for impairment is required.

At December 31, 1996 the Bank had recorded $35,000 as the fair value of its mortgage servicing rights.


LOAN INTEREST: Interest on loans is included in income as earned based on rates applied to principal amounts outstanding. The accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal or interest. Management may elect to continue the accrual of interest when the estimated fair value of collateral is sufficient to cover the principal balance and accrued interest. Loan origination fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield over the life of the loan.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors. The allowance is increased by provisions for loan losses charged against income.

On January 1, 1995, the Corporation adopted Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan" and No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" ("SFAS 114 and 118"). SFAS No. 114 and 118 requires creditors to evaluate the collectibility of impaired loans, as defined below, based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for collectibility of contractual principal and interest based on fair value of the collateral. As permitted by the statement, smaller-balance homogeneous loans consisting of residential mortgages and consumer loans are evaluated for collectibility by the Corporation based on historical loss experience rather than on an individual loan-by-loan basis. The Corporation considers a loan to be impaired for SFAS No. 114 and 118 purposes when, based on current information and events, it is probable that it will be unable to collect all amounts of contractual interest and principal as scheduled in the loan agreement. An insignificant delay of under 90 days or a 10% shortfall in the amount of

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

payment is not an event that, when considered in isolation, would automatically cause the Corporation to consider a loan to be impaired for purposes of SFAS No. 114 and 118. The Corporation evaluates all impaired loans, other than small balance loans, on an individual loan-by-loan basis; it does not aggregate impaired loans into major risk classifications. Except for certain restructured loans, impaired loans are loans that are on nonaccrual status.

When an impaired loan or a portion of an impaired loan is deemed uncollectible, the portion deemed uncollectible is charged against the allowance for loan losses and subsequent recoveries, if any, are credited to the allowance.

Prior to the adoption of SFAS No. 114 and 118, the allowance for loan losses related to all loans based on undiscounted cash flows or the fair value of the collateral for collateral dependent loans. The adoption of SFAS No. 114 and 118 did not result in any additions to the provision for loan losses.

BANK PREMISES AND EQUIPMENT: Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straightline method. Maintenance, repairs and minor improvements are charged to expense as incurred.

FORECLOSED REAL ESTATE: Foreclosed real estate consists principally of properties acquired through mortgage loan foreclosure proceedings. These properties are recorded at the lower of the carrying value of the related loans, including costs of foreclosure, or estimated fair value, less estimated selling costs, of the real estate acquired.

EXCESS COST OVER NET ASSETS ACQUIRED: The excess cost over net assets acquired (goodwill) from the acquisition of New Meriden Trust Co. from the FDIC is being amortized on a straight-line basis over 10 years. On a periodic basis, the Corporation reviews goodwill for events or changes in circumstances that may indicate that the carrying amount of goodwill may not be recoverable.

INCOME TAXES: Deferred income taxes and tax benefits are recognized for the future tax consequence of differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in when those temporary differences are expected to be recovered or settled. A valuation allowance is established when it is considered to be more likely than not that some portion of a deferred tax asset will not be realized.

EARNINGS PER SHARE: Primary earnings per share was computed using the weighted-average common shares outstanding during the year, including common stock equivalents, when dilutive. The computation of fully diluted earnings per share is calculated in the same way as primary earnings per share, except that the higher of the ending market price or average market price is used to determine the dilutive effect of common stock equivalents. The shares used in the computations for the three years ended December 31, 1996 were as follows:

                   1996         1995           1994
-----------------------------------------------------------
Primary          1,954,953    1,986,737      2,022,280
Fully diluted    1,974,891    1,989,360      2,022,280
-----------------------------------------------------------

CASH FLOWS: Cash and cash equivalents include cash, amounts due from banks and short-term investments.

POST-RETIREMENT BENEFITS OTHER THAN PENSIONS: The Corporation accounts for post-retirement benefits other than pensions using the accrual method. These benefits are unfunded and there are no assets associated with the plan.

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


RECLASSIFICATIONS: Certain 1995 and 1994 amounts have been reclassified to conform to the 1996 presentation. These reclassifications had no effect on earnings in the years presented.

2. RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserves against certain deposit transaction accounts. At December 31, 1996 the Bank was required to have cash and liquid assets of approximately $413,000 to meet these requirements.

3. SHORT-TERM INVESTMENTS

Short-term investments consisted of:

                                              December 31,
                                        1996              1995
------------------------------------------------------------------
Federal funds sold                   $4,500,000       $19,610,000
Money market accounts                     8,950         1,736,359
------------------------------------------------------------------
                                     $4,508,950       $21,346,359
==================================================================

4. INVESTMENT SECURITIES

Securities available-for-sale (carried at fair value) and held-to-maturity (carried at amortized cost) at December 31, 1996 and 1995 were as follows:

                                                                December 31, 1996
---------------------------------------------------------------------------------------------------
                                                             Gross          Gross        Estimated
                                           Amortized       Unrealized     Unrealized       Market
                                              Cost           Gains          Losses         Value
---------------------------------------------------------------------------------------------------
Available-for-Sale
 United States Government and
    Agency obligations                     $ 55,522,324     $  176,878     $310,037    $ 55,389,165
 Corporate securities                         5,640,365         12,400        2,803       5,649,962
 Mortgage-backed securities                  94,438,775        785,010      194,715      95,029,070
---------------------------------------------------------------------------------------------------
Total debt securities                       155,601,464        974,288      507,555     156,068,197

Marketable equity securities                  5,905,584        357,956       20,812       6,242,728
Mutual funds                                  9,045,356        310,510            -       9,355,866
---------------------------------------------------------------------------------------------------
                                            170,552,404     $1,642,754     $528,367    $171,666,791
===================================================================================================

Held-to-Maturity
 United States Government and
   Agency obligations                      $  3,998,386     $   13,176     $ 16,090    $  3,995,472
 Mortgage-backed securities                  24,515,107         12,942      508,278      24,019,771
---------------------------------------------------------------------------------------------------
                                           $ 28,513,493     $   26,118     $524,368    $ 28,015,243
===================================================================================================

People's Savings Financial Corp. and Subsidiary

--------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------

                                                       December 31, 1995
-------------------------------------------------------------------------------------
                                                  Gross       Gross    Estimated
                                     Amortized  Unrealized  Unrealized  Market
                                       Cost       Gains      Losses      Value
--------------------------------------------------------------------------------------
Available-for-Sale
  United States Government and
    Agency obligations            $ 44,505,649  $  158,718    $111,798  $ 44,552,569
  State of Connecticut taxable
    obligations                      1,250,000       1,250           0     1,251,250
  Corporate securities               8,132,634      95,431       1,126     8,226,939
  Mortgage-backed securities        21,480,424     162,999     120,407    21,523,016
--------------------------------------------------------------------------------------
Total debt securities               75,368,707     418,398     233,331    75,553,774

Marketable equity securities         9,915,136     112,285      24,875    10,002,546
Mutual funds                         5,615,389           0      43,275     5,572,114
--------------------------------------------------------------------------------------
                                  $ 90,899,232  $  530,683    $301,481  $ 91,128,434
======================================================================================

Held-to-Maturity
  United States Government and
     Agency obligations           $  9,994,460  $   54,641    $ 22,896  $ 10,026,205
  Mortgage-backed securities        28,466,441      35,045     268,603    28,232,883
--------------------------------------------------------------------------------------
                                  $ 38,460,901  $   89,686    $291,499  $ 38,259,088
======================================================================================

The amortized cost and estimated market value of debt securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Amortized               Estimated
                                                      Cost                Market Value
--------------------------------------------------------------------------------------
Available-for-Sale
  Due in one year or less                         $    500,000            $    504,062
  Due after one year through five years             55,652,530              55,595,095
  Due after five years through ten years             5,010,159               4,939,970
  Due after ten years                                        0                       0
--------------------------------------------------------------------------------------
                                                    61,162,689              61,039,127

Mortgage-backed securities                          94,438,775              95,029,070
--------------------------------------------------------------------------------------
Total                                             $155,601,464            $156,068,197
======================================================================================

Held-to-Maturity
  Due in one year or less                         $    999,667            $  1,000,000
  Due after one year through five years              2,998,719               2,995,472
  Due after five years through ten years                     0                       0
--------------------------------------------------------------------------------------
                                                     3,998,386               3,995,472

Mortgage-backed securities                          24,515,106              24,019,772
--------------------------------------------------------------------------------------
Total                                             $ 28,513,492            $ 28,015,244
======================================================================================

People's Savings Financial Corp. and Subsidiary

--------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------

During 1996 there were no debt security sales from the available-for-sale portfolio. During 1995, there were $22,949,000 of debt security sales from the available-for-sale portfolio. Gross gains of $274,154 and gross losses of $388,875 were realized on those sales. Net realized gains on marketable equity securities and mutual funds were $6,950 for the year ended December 31, 1996. Net realized gains and (losses) on marketable equity securities and mutual funds were ( $54,882) and $758,562, for the years ended 1995 and 1994, respectively. As permitted by the Financial Accounting Standards Board, in a special one time opportunity, the Bank transferred $18,789,280 of investment securities classified as Held-to-Maturity to the Available-for-Sale category on December 8, 1995. The Bank made the transfer to provide more flexibility in managing the portfolio. At the time of the transfer there was a net unrealized gain on the investments of $129,920.

At December 31, 1996, $1,000,000 of United States Government and Agency obligations were pledged as collateral to secure public funds.

At December 31, 1996, $23,971,000 of mortgage-backed securities were pledged under repurchase agreements.

5. Loans

The carrying amounts of the Corporation's loan portfolio at December 31, 1996 and 1995 were as follows:

                                         1996                1995
---------------------------------------------------------------------
Real estate mortgage                $212,199,248        $201,504,022
Real estate construction               7,498,893           3,933,410
Installment loans to individuals      36,696,902          32,178,447
Commercial                               888,658             519,461
---------------------------------------------------------------------
                                     257,283,701         238,135,340
Non-accrual loans                      1,549,268             721,522
---------------------------------------------------------------------
                                    $258,832,969        $238,856,862
=====================================================================

At December 31, 1996, $ 1,549,268 of the Bank's loan portfolio was on nonaccrual status. The Bank's estimate of impairment due to collectibility concerns related to these loans is included in the allowance for loan losses.

At December 31, 1996, the recorded investment in loans for which impairment has been recognized in accordance with SFAS 114 and 118 totaled $602,747, excluding small-balance homogeneous loans. The majority of these loans, $443,011, have been evaluated for impairment using estimated market value of the collateral. One loan totaling $159,736 was evaluated for impairmentusing the present values of future cash flows method. There was a valuation allowance of $65,149 recorded for the impaired loans at December 31, 1996.

For the year ended December 31, 1996 the average balance of impaired loans was approximately $678,000.

The Corporation generally recognizes interest income on impaired loans on a cash basis. For the twelve month period ended December 31, 1996, the Corporation recorded $46,123 in interest on impaired loans.

At December 31, 1996 the Corporation had four restructured loans totaling $686,000. One of these loans in the amount of approximately $392,000 was restructured prior to the adoption of SFAS No. 114 and 118

People's Savings Financial Corp. and Subsidiary

-----------------------------------------
NOTES CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------

and is therefore accounted for in accordance with SFAS No. 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings" and the other loans are considered smaller-balance homogeneous loans under SFAS No. 114 and 118.

Loans the Bank services for others were $63,660,941 and $66,833,079 at December 31, 1996 and 1995, respectively.

Information with respect to nonaccrual loans at December 31, 1996 and 1995 is as follows:

                                                                                  December 31,
                                                                        1996                     1995
--------------------------------------------------------------------------------------------------------
Nonaccrual                                                           $1,549,268              $  721,522
Interest income that would have been recorded under
 original terms                                                         124,168                  76,488
Interest income recorded during period                                   74,505                  21,260
========================================================================================================

Changes in the allowance for loan losses were as follows:

                                                                Year ended December 31,
                                                           1996          1995         1994
----------------------------------------------------------------------------------------------
Balance at beginning of year                            $1,577,547    $1,791,270   $2,223,472
Provision charged to operations                            938,357       100,974      128,657
Loans charged off                                         (998,202)     (356,884)    (642,371)
Recoveries                                                  58,947        42,187       81,512
----------------------------------------------------------------------------------------------
Balance at end of year                                  $1,576,649    $1,577,547   $1,791,270
----------------------------------------------------------------------------------------------

6. Bank Premises and Equipment

Cost and accumulated depreciation and amortization of the various categories of premises and equipment were as follows:

                                                       December 31, 1996                       December 31, 1995
-------------------------------------------------------------------------------------------------------------------------
                                                                 Accumulated                             Accumulated
                                                               Depreciation and                        Depreciation and
                                                  Cost           Amortization             Cost           Amortization
-------------------------------------------------------------------------------------------------------------------------
Building and land                            $  1,737,077       $    731,985           $1,696,624         $  672,938
Leasehold improvements                            922,787            546,635              906,804            460,794
Furniture and equipment                         3,560,570          2,805,695            3,336,039          2,435,369
-------------------------------------------------------------------------------------------------------------------------
                                             $  6,220,434       $  4,084,315           $5,939,467         $3,569,101
=========================================================================================================================

7. Deposits

An analysis of deposits follows:

                                                      December 31, 1996        December 31, 1995
-------------------------------------------------------------------------------------------------
Non-interest-bearing demand deposits                     $  8,301,154            $  5,605,612
Interest-bearing demand deposits                           12,247,163              11,479,100
Money market deposit accounts                               4,327,022               4,000,026
Savings deposits                                          105,379,428             109,215,508
Time deposits                                             227,805,159             209,064,523
-------------------------------------------------------------------------------------------------
                                                         $358,059,926            $339,364,769
=================================================================================================

The amount of individual certificates of deposit in excess of $100,000 included in time deposits at December 31, 1996 and 1995 was $25,209,000 and $24,658,000,
respectively. The Bank paid interest on deposits and escrow accounts of $14,493,370, $13,271,552 and $9,855,921 for the years ended December 31, 1996,
1995 and 1994, respectively.

People's Savings Financial Corp. and Subsidiary

--------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------

8. Advances from Federal Home Loan Bank of Boston and Securities Sold Under Agreements to Repurchase

Advances from Federal Home Loan Bank of Boston consisted of the following:

                                     December 31, 1996         December 31, 1995
--------------------------------------------------------------------------------
4.70% due January 1996                                             $ 1,000,000
4.56% due January 1996                                               1,000,000
4.32% due January 1996                                               3,000,000
6.94% due April 1996                                                 3,000,000
5.90% due October 1996                                               4,000,000
5.01% due January 1997                  $ 1,300,000                  1,300,000
4.87% due January 1997                    1,300,000                  1,300,000
5.52% due January 1997                      800,000                          -
5.44% due February 1997                     700,000                          -
5.44% due February 1997                   4,000,000                          -
5.46% due March 1997                      3,700,000                          -
5.47% due May 1997                        3,700,000                          -
5.47% due May 1997                        4,000,000                          -
6.09% due June 1997                       1,000,000                          -
5.46% due June 1997                       4,400,000                          -
5.54% due June 1997                       3,000,000                          -
5.52% due September 1997                  2,000,000                          -
5.67% due December 1997                   2,500,000                          -
5.20% due January 1998                    2,000,000                  2,000,000
6.40% due June 1998                       2,500,000                          -
6.07% due October 1998                    4,000,000                          -
8.19% due December 1998                     700,000                    700,000
6.01% due December 1998                   1,000,000                          -
5.70% due January 1999                      750,000                    750,000
5.54% due January 1999                      750,000                    750,000
6.71% due June 1999                       2,000,000                          -
6.87% due June 2000                       1,500,000                          -
6.96% due June 2000                       1,000,000                          -
6.69% due August 2001                     1,000,000                          -
4.00% due January 2008                      150,000                    150,000
--------------------------------------------------------------------------------
                                        $49,750,000                $18,950,000
================================================================================

The Bank had no overnight borrowings at December 31, 1996 and 1995.

The Bank paid interest on advances of $1,403,200, $1,311,886 and $1,344,952 for the years ended December 31, 1996, 1995 and 1994, respectively.

In accordance with an agreement with the Federal Home Loan Bank of Boston (FHLBB), the Bank is required to maintain qualified collateral, as defined in the FHLBB Statement of Credit Policy, free and clear of liens, pledges and encumbrances as collateral for the advances. The Bank maintains qualified collateral as defined by the FHLBB in excess of the $57,792,000 required to collateralize the outstanding advances and short-term borrowing facility at December 31, 1996.

The FHLBB Statement of Credit Policy grants members the ability to borrow up to a certain percentage of the value of their qualified collateral. At December 31, 1996 the Bank could borrow up to an additional

People's Savings Financial Corp. and Subsidiary

--------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------

$233,470,000. The Bank also participates in the Ideal Way Line of Credit program with the FHLBB. These advances are one day loans with automatic rollover. The Bank has a pre-approved line of $8,042,000.

Securities Sold Under Agreements to Repurchase consisted of the following:

                                             December 31, 1996
------------------------------------------------------------------
     6.10% due June 1997                         1,500,000
     5.79% due August 1997                       2,000,000
     5.58% due November 1997                     3,500,000
     6.47% due June 1998                         3,000,000
     6.08% due August 1998                       3,000,000
     5.80% due November 1998                     3,500,000
     6.70% due June 1999                         3,000,000
     6.29% due August 1999                       2,000,000
------------------------------------------------------------------
                                               $21,500,000
==================================================================

The Bank paid interest on repurchase agreements of $351,656 for the year ended December 31, 1996.

9. Federal and State Taxes on Income

The components of the income tax provision (benefit) for the years ended December 31, are as follows:

                                             1996         1995         1994
---------------------------------------------------------------------------------
Current Provision:
  Federal                                 $1,917,314   $1,792,124   $1,501,990
  State                                      485,457      567,525      489,095
---------------------------------------------------------------------------------
                                           2,402,771    2,359,649    1,991,085
---------------------------------------------------------------------------------
Deferred Provision (Benefit):
  Federal                                     (1,754)    (141,166)     319,823
  State                                     (419,314)     (34,199)     130,106
---------------------------------------------------------------------------------
                                            (421,068)    (175,365)     449,929
---------------------------------------------------------------------------------
Total provision for income taxes          $1,981,703   $2,184,284   $2,441,014
=================================================================================

The following is a reconciliation of the expected federal statutory tax to the income tax provision for the years ended December 31:

1996                                                              1996          1995         1994
--------------------------------------------------------------------------------------------------
Income tax at statutory federal tax rate                         34.00%        34.00%       34.00%
Connecticut Corporation Tax, net of federal tax benefit           5.88%         6.32%        6.80%
State tax refund on prior taxes paid                             (5.15%)           -            -
Dividends received deduction                                     (2.83%)       (0.91%)      (0.16%
Change in state tax rate                                           .34%          .19            -
Other                                                              .81%         (.40%)          -
--------------------------------------------------------------------------------------------------
Effective income tax rate                                        33.05%        39.20%       40.64%
--------------------------------------------------------------------------------------------------

People's Savings Financial Corp. and Subsidiary

--------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------

The components of the Corporation's net deferred tax assets at December 31, 1996, 1995 and 1994 are as follows:

                                               1996                    1995                   1994
                                        Federal     State       Federal      State     Federal      State
----------------------------------------------------------------------------------------------------------
Deferred tax assets:
State tax credits                             -    $382,949           -          -           -          -
Loan loss provision                  $  479,774     165,548   $ 482,348   $170,876   $ 540,605   $201,518
Net mortgage origination fees                 -           -       8,040      2,848      83,025     30,949
Deferred directors fees                 290,634     100,284     273,741     96,975     224,462     83,671
Accrued self-insurance                   29,681      10,241      18,131      6,423       9,704      3,617
Accrued interest payable                 16,500       5,693      34,718     12,299      12,866      4,796
Accrued pension expense                  98,338      33,932     113,184     40,097     119,812     44,662
Securities losses                        31,701      10,939      31,613     11,199      31,441     11,720
Post-retirement benefits
 (SFAS 106)                             123,148      42,493     107,778     38,181     119,645     44,599
Fixed assets                             19,839       6,846           -          -           -          -
Goodwill                                 55,033      18,989      29,277     10,372       3,753      1,399
Available-for-sale securities
 (SFAS 115)                                   -           -           -          -   1,183,689    441,236
Other                                    60,692      20,941      46,579     16,499           -          -
----------------------------------------------------------------------------------------------------------
Total deferred tax assets             1,205,340     798,855   1,145,409    405,769   2,329,002    868,167
----------------------------------------------------------------------------------------------------------

Deferred tax liabilities
State tax credits                       130,203           -           -          -           -          -
Tax loan loss reserve
 in excess of base year                       -           -       6,396      2,266       7,077      2,638
Net mortgage origination fees             8,039       2,774           -          -           -          -
Accrued dividends receivable              3,598       1,242      22,903      8,113       6,332      2,600
Bond discount accretion                   7,491       2,585      12,324      4,365      87,913     32,771
Mark to market - Sec 481a
 adjustment                              31,505      10,871      62,834     22,259      96,252     35,879
Fixed assets                                  -           -      18,465      6,541      42,021     15,664
Prepaid insurance                        27,098       9,350      26,835      9,506      28,414     10,592
Available-for-sale securities
  (SFAS 115)                            338,161     119,797     100,906     37,620           -          -
Other                                         -           -           -          -      22,818      8,267
-----------------------------------------------------------------------------------------------------------
Total deferred tax liabilities          546,095     146,619     250,663     90,670     290,827    108,411
-----------------------------------------------------------------------------------------------------------
Net deferred tax assets                 659,245     652,236     894,746    315,099   2,038,175    759,756
Valuation reserve                             -           -           -          -           -          -
-----------------------------------------------------------------------------------------------------------
Net deferred tax assets after
 valuation reserve                   $  659,245    $652,236   $ 894,746   $315,099  $2,038,175   $759,756
===========================================================================================================

The allocation of deferred tax expense (benefit) involving items charged to current year income and items charged directly to stockholders' equity for the year ended December 31, are as follows:

                                              1996                    1995                   1994
                                        Federal     State       Federal      State     Federal      State
---------------------------------------------------------------------------------------------------------------
Deferred tax expense (benefit)
 allocated to shareholders' equity   $237,255     $ 82,177    $1,284,595  $478,856   $(1,183,689)  $(441,236)
Deferred tax expense (benefit)
 allocated to income                   (1,754)    (419,314)     (141,166)  (34,199)      319,823     130,106
---------------------------------------------------------------------------------------------------------------
Total deferred tax expense
 (benefit)                           $235,501    $(337,137)   $1,143,429  $444,657   $  (863,866)  $(311,130)
===============================================================================================================

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

The Corporation will only recognize a deferred tax asset, when based upon available evidence, realization is more likely than not. Accordingly, at December 31, 1996, 1995 and 1994, the Corporation has recorded no valuation allowances against deferred tax assets based on sufficient available federal taxable income in the carryback period and anticipated future earnings for state purposes.

The Corporation paid Federal and State income taxes totaling $2,165,000 and $1,820,800 and $2,238,000, in 1996, 1995 and 1994, respectively.

Pursuant to the Small Business Job Protection Act of 1996, the Corporation is required to change its method of accounting with respect to its bad debt reserves. The change results in taxable income of approximately $21,000 which will be recognized ratably over a six year period. A deferred tax liability has been established for the unrecognized portion relating to the change in tax method of accounting.

The Corporation has not provided deferred taxes for the tax reserve for bad debts that arose in tax years beginning before 1988 because it is expected that the requirements of Section 593, as amended by the Small Business Job Protection Act of 1996, will be met in the foreseeable future. If the requirements of
Section 593 are not met, a potential tax liability could be incurred of approximately $1,900,000 relating to the pre-1988 tax bad debt reserve of $4,600,000.

------------------------------------------------------------------------
10. STOCKHOLDER'S EQUITY, RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR
ADVANCES
------------------------------------------------------------------------

Dividends are paid by the Corporation from its assets which are mainly provided by dividends from the Bank. However, certain restrictions exist regarding the ability of the Bank to transfer funds to the Corporation in the form of cash dividends, loans or advances. The approval by the Banking Commissioner of the State of Connecticut (the Commissioner) is required to pay dividends in excess of the Bank's net profits (as defined by Connecticut banking laws) in the current year plus retained net profits for the preceding two years. The Bank has approximately $2,529,000 available for payment of dividends to the Corporation, without approval of the Commissioner, at December 31, 1996.

Under Federal Reserve regulation, the Bank also is limited as to the amount it may loan to the Corporation, unless such loans are collateralized by specified obligations. At December 31, 1996, the maximum amount available for transfer from the Bank to the Corporation in the form of loans approximated 10% of consolidated net assets.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets of 8.0%, and 4.0%, respectively, and of Tier 1 capital to average assets of 4.0%. Quantitative measures established by regulation to be classified as "well capitalized" require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets of 10.0%, and 6.0%, respectively, and of Tier 1 capital to average assets of 5.0%. At December 31, 1996 all of the Bank's capital ratios exceeded minimum regulatory capital requirements and places it as "well capitalized", the highest rating of five regularity capital classifications.

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

The following table illustrates the capital resources of the Bank and the Corporation and their capital ratios as of December 31:

(dollars in thousands)                          1996      1995
-----------------------------------------------------------------
Bank's capital components:
Tier 1 capital (Stockholders' equity)         $40,928   $37,279
Tier 2 capital (Allowance for loan losses)      1,577     1,578
-----------------------------------------------------------------
Bank's total risk-based capital               $42,505   $38,857
-----------------------------------------------------------------
Bank's capital ratios:
Total risk-based                                18.46%    18.38%
Tier 1 risk-based                               17.78%    17.63%
Tier 1 leverage                                  9.50%     9.35%
-----------------------------------------------------------------

Corporation's capital components:
Tier 1 capital (Stockholders' equity)         $42,539   $41,217
Tier 2 capital (Allowance for loan losses)      1,577     1,578
-----------------------------------------------------------------
Corporation's total risk-based capital        $44,116   $42,795
-----------------------------------------------------------------

Corporation's capital ratios:
Total risk-based                                19.16%    20.24%
Tier 1 risk-based                               18.47%    19.49%
Tier 1 leverage                                  9.88%    10.33%
-----------------------------------------------------------------

---------------------
11. STOCK OPTION PLAN
---------------------

The Corporation has a stock option and incentive plan for certain employees and a stock option plan for directors under which the Corporation may grant options to its employees for up to 150,000 shares of common stock and may grant options to its directors for up to 100,000 shares of its common stock. Under the plans the exercise price of each option equals the market price of the Corporation's stock on the date of the grant and an option's maximum term is ten years. Options are granted upon approval of the Board of Directors and become exercisable upon issuance. Options were granted during 1996, 1995 and 1994 with an exercise price equal to the fair market value of common stock at the date of grant.

On January 1, 1996 the Corporation adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123). As permitted by SFAS 123, the Corporation has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its Plans. Had compensation cost for the Corporation's Plans been determined based on the fair value at the grant dates for awards under the Plans consistent with the method of SFAS 123, the Corporation's net income and fully diluted net income per share would have been reduced to the pro forma amounts indicated below.

                                 1996                       1995                 1994
----------------------------------------------------------------------------------------------
                             As                      As                     As
                          Reported    Pro Forma   Reported   Pro Forma   Reported   Pro Forma
----------------------------------------------------------------------------------------------
Net Income              $4,014,456  $3,985,019  $3,388,528  $3,107,779  $3,564,872  $3,555,817
Net Income per share
 (fully diluted)        $     2.03  $     2.02  $     1.70  $     1.56  $     1.76  $     1.76
----------------------------------------------------------------------------------------------

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grant in 1996; dividend yield of 4.49%, expected volatity of 22.68%, risk free interest rate of 5.25%, and expected term of options of 10 years.

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

                                             1996                          1995                1994
----------------------------------------------------------------------------------------------------------------
                                                 Weighted                 Weighted                 Weighted
                                                 Average                   Average                 Average
                                     Shares   Exercise Price   Shares   Exercise Price  Shares  Exercise Price
----------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year     171,500       15.316       68,000       11.313     67,000          10.867
Granted                               27,500       20.500      107,000       17.691      4,000          18.000
Exercised                             31,000       10.875        3,500       10.179      3,000          10.250
Forfeited                              1,500       17.563            -            -          -               -
----------------------------------------------------------------------------------------------------------------
Outstanding at end of year           166,500       16.978      171,500        15.316    68,000          11.313
----------------------------------------------------------------------------------------------------------------
Options exercisable at year-end      166,500                   171,500                  68,000
-----------------------------------------------------------------------------------------------------------------

The following table summarizes information about the Plan's stock options at December 31, 1996:

                                        Options Outstanding                        Options Exercisable
--------------------------------------------------------------------------------------------------------
                      Number        Weighted-Average    Weighted          Number            Weighted
    Range of        Outstanding        Remaining         Average        Exercisable         Average
Exercise Prices    at 12/31/96     Contractual Life   Exercise Price    at 12/31/96      Exercise Price
--------------------------------------------------------------------------------------------------------
9.125-20.500        166,500            7.415             16.978            166,500          16.978
--------------------------------------------------------------------------------------------------------

--------------------------
12. EMPLOYEE BENEFIT PLANS
--------------------------

The Corporation has a defined benefit pension plan covering substantially all of its employees who qualify as to age, length of service and minimum hours per year. The benefits are based on a covered employee's final average compensation, primary social security benefit and credited service. The Corporation's funding policy is to contribute amounts to the plan sufficient to meet ERISA's minimum funding requirements.

The following table sets forth the plan's funded status and amounts recognized in the Corporation's statement of financial position at December 31, 1996 and 1995:

                                                                                December 31,
                                                                             1996          1995
---------------------------------------------------------------------------------------------------
Actuarial present value of benefit obligations:
Accumulated benefit obligation, including vested benefits
 of $1,567,849 in 1996 and $1,633,785 in 1995                              $1,654,618   $1,656,265
---------------------------------------------------------------------------------------------------
Projected benefit obligation for service rendered to date                  $2,787,510   $2,789,792
Plan assets at fair value, primarily cash and cash
 equivalents, US and other bonds and listed stocks                          2,038,059    1,885,076
---------------------------------------------------------------------------------------------------
Projected benefit obligations in excess of plan assets                        749,451      904,716

Unrecognized net gain (loss) from past experience different
 from that assumed and effects of changes in assumptions                     (534,249)    (655,177)
Unrecognized transition asset at December 31                                  108,964      124,574
---------------------------------------------------------------------------------------------------
Accrued pension cost included in other liabilities                         $  324,166   $  374,113
---------------------------------------------------------------------------------------------------

Net pension cost included the following components:

                                                                        Year ended December 31,
                                                                    1996         1995         1994
---------------------------------------------------------------------------------------------------
Service cost-benefits earned during the period                 $ 317,995   $  239,153   $  199,116
Interest cost on projected benefit obligation                    172,843      179,172      163,021
Actual return on plan assets                                    (273,891)    (345,515)      50,401
Net amortization and deferral                                     93,737      193,564     (193,075)
---------------------------------------------------------------------------------------------------
Net periodic pension cost                                      $ 310,684   $  266,374   $  219,463
---------------------------------------------------------------------------------------------------

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.5% and 7.0%, respectively, at December 31, 1996 and December 31, 1995, the respective measurement dates. The expected long-term rate of return on plan assets was 8.0% in 1996, 1995 and 1994

The Corporation has adopted a defined contribution 401(k) plan. All employees of the Corporation who have reached age 21 and have completed one year of service are eligible to participate in the plan. Employees may contribute up to 15% of their compensation not to exceed the maximum dollar limit imposed by the Internal Revenue Service. The Corporation's matching contribution is 50% of each participant's contribution up to 6% of the participant's compensation. The Corporation's contribution expense was $79,119, $63,694 and $56,360, respectively, for the years ended December 31, 1996, 1995and 1994.

The Corporation offers Post-retirement benefits and life insurance benefits which are accounted for using the accrual method. These benefits are unfunded and there are no assets associated with the plan. The net periodic post-retirement benefits expense was $63,031, $50,080 and $41,560, respectively, in 1996, 1995 and 1994. The post-retirement benefits liability was $402,499, $355,177, and 311,014, respectively, at December 31, 1996, 1995, and 1994. The discount rate used to compute the post-retirement benefits liability was 7.50% during 1996. A 1% increase in the assumed health care cost trend rates would have increased the expenses by $21,163.

----------
13. LEASES
----------

Seven of the Bank's branch offices are leased under noncancelable operating leases which expire at various dates through 2004. The rental payments on the lease for one of the branches are subject to an escalating payment schedule. In all instances, the leases contain renewal options which extend for periods of 5 through 15 years. The future minimum rental commitments as of December 31, 1996 for these leases are as follows:

                   1997          $  438,283
                   1998             435,100
                   1999             427,417
                   2000             368,904
                   2001             274,176
                   Thereafter        95,067
----------------------------------------------------------------------------
                                 $2,038,947
----------------------------------------------------------------------------

Rental expense for the branches amounted to $468,211 in 1996, $442,892 in 1995 and $393,332 in 1994.

--------------------------
14. CONTINGENT LIABILITIES
--------------------------

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers. These expose the Bank to credit risk in excess of the amount recognized in the consolidated balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

as it does for on-balance-sheet instruments. Total credit exposure related to these items at December 31, 1996 and 1995 is summarized below:

                                                         1996                  1995
                                                   Contract Amount       Contract Amount
------------------------------------------------------------------------------------------
Loan commitments:
  Approved mortgage and equity loan commitments        $   783,250           $ 2,103,300
  Unadvanced portion of construction loans               4,169,707             2,925,864
Letters of credit                                          534,340               534,340
Unadvanced portion of:
  Commercial line of credit                              1,453,977             1,511,250
  Home equity lines of credit                            7,008,210             4,515,152
  Overdraft line of credit                                  35,487                19,959
  Credit cards                                           3,458,312             3,404,764
------------------------------------------------------------------------------------------
                                                       $17,443,283           $15,014,629
------------------------------------------------------------------------------------------

Commitments to extend credits are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held is primarily residential property. Interest rates on home equity lines of credit are variable and are available for a term of 10 years. All other commitments are a combination of fixed and variable with maturities of one year or more.

---------------------------------------------------
15. SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
---------------------------------------------------

The Bank primarily grants loans to customers located within its primary market area in the state of Connecticut. The majority of the Bank's loan portfolio, including loans held for sale and commitments (95%) at December 31, 1996 and (97%) at December 31, 1995, is comprised of loans collateralized by real estate located primarily in central Connecticut. At December 31, 1996 and 1995 respectively, such loans and commitments totaled approximately $276,101,000, and $243,400,000, of which $243,117,000 and $227,300,000, is collateralized by owner occupied real estate. The Bank lends up to 95% of the appraised value of owner-occupied property. Residential borrowers are required to obtain private mortgage insurance covering any excess on loans with over 80% loan-to-value ratios.

----------------------------
16. LOANS TO RELATED PARTIES
----------------------------

Loans to executive officers and directors (including loans to members of their immediate families and loans to companies of which a director is a principal owner) considered to be related parties aggregated $2,618,633 and $2,521,121 at December 31, 1996 and 1995, respectively. During 1996, the Bank made $388,950 in new loans to related parties and received $291,438 in payments on related party loans. Such related party loans were made in the ordinary course of business.

---------------------------------------
17. FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Investment securities (including mortgage-backed securities): Fair values for investment securities (held-to-maturity and available-for-sale portfolios) are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans held for sale: The fair values for mortgage loans held for sale are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans (e.g., one-to-four family residential) and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair values for other loans (e.g., commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

Foreclosed real estate: The carrying amount reported in the balance sheet for foreclosed real estate are estimated by management to approximate those assets' fair value.

Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Advances from Federal Home Loan Bank of Boston: The fair values of the Corporation's borrowings from the Federal Home Loan Bank of Boston are estimated using discounted cash flow analyses, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

Securities Sold Under Agreements to Repurchase: The fair values of the Corporation's repurchase agreements are estimated using discounted cash flow analyses, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

The following table presents a comparison of the carrying value and estimated fair value of the Bank's financial instruments at December 31, 1995 and 1994:

                                                           1996                               1995

-----------------------------------------------------------------------------------------------------------------
                                              Carrying                Fair           Carrying           Fair
                                               Value                  Value           Value            Value
-----------------------------------------------------------------------------------------------------------------
Financial assets:
  Cash and due from banks                        $   5,113,253     $  5,113,253     $  6,815,738     $  6,815,738
  Short-term investments                             4,508,950        4,508,950       21,346,359       21,346,359
  Securities held-to-maturity                       28,513,493       28,015,244       38,460,901       38,259,088
  Securities available-for-sale                    171,666,791      171,666,791       91,128,434       91,128,434
  Federal Home Loan Bank stock                       2,736,100        2,736,100        2,643,000        2,643,000
  Loans                                            257,283,701       XX,000,000      238,135,340      239,832,317
  Loans held for sale                                1,142,510        1,142,510          927,034          927,034
Financial Liabilities:
  Deposits with no stated maturity                 130,254,767      130,254,767      130,300,246      130,300,246
  Time deposits                                    227,805,159      230,066,000      209,064,523      211,671,000
  Federal Home Loan Bank
    borrowings                                      49,750,000       49,784,000       18,950,000       18,959,000
  Repurchase Agreements                             21,500,000       21,609,839
-----------------------------------------------------------------------------------------------------------------

------------------------------------
18. RECENT ACCOUNTING PRONOUNCEMENTS
------------------------------------

In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. The Bank will be required to adopt SFAS 125 for transfers and servicing of financial assets and extinguishment of liabilites ocurring after December 31, 1996, on a prospective basis. The adoption of this standard is not expected to have a material impact on the Bank's financial condition or its results of operations.

------------------------------------------------------------------
19. PEOPLE'S SAVINGS FINANCIAL CORP. (PARENT CORPORATION ONLY)
FINANCIAL INFORMATION
------------------------------------------------------------------

Balance Sheets

                                                                         December 31,
                                                                 1996                  1995
-------------------------------------------------------------------------------------------------
Assets
Advances to subsidiary                                        $ 2,021,474           $ 4,326,117
Investment in subsidiaries                                     44,614,563            40,816,793
-------------------------------------------------------------------------------------------------
Total assets                                                  $46,636,037           $45,142,910
-------------------------------------------------------------------------------------------------

Liabilities
Dividends payable/other liabilities                           $   434,888           $   429,520
-------------------------------------------------------------------------------------------------
Total liabilities                                                 434,888               429,520
Stockholders' equity                                           46,201,149            44,713,390
-------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                    $46,636,037           $45,142,910
-------------------------------------------------------------------------------------------------

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

Statements of Income

                                                                          Year ended December 31,
                                                                    1995            1995            1994
-------------------------------------------------------------------------------------------------------------
Dividends from subsidiary                                      $   700,000      $ 5,000,000     $ 2,600,000
Investment securities gains                                                                         450,163
Other income                                                       136,765           68,294          84,564
-------------------------------------------------------------------------------------------------------------
Income before income taxes and equity
  distributed in excess of income of subsidiary                    836,765        5,068,294       3,134,727

Other expenses                                                     173,532          151,501         130,245
Income taxes (credit)                                              (15,109)         (34,489)        168,224
-------------------------------------------------------------------------------------------------------------
                                                                   158,423          117,012         298,469
-------------------------------------------------------------------------------------------------------------
Income before equity in undistributed
  net income of subsidiary                                         678,342        4,951,282       2,836,258

Equity in undistributed net income
   (loss) of subsidiaries                                        3,336,114       (1,562,754)        728,614
-------------------------------------------------------------------------------------------------------------

Net income                                                     $ 4,014,456      $ 3,388,528     $ 3,564,872
-------------------------------------------------------------------------------------------------------------

Statements of Cash Flows

                                                                          Year ended December 31,
                                                                   1996            1995            1994
-------------------------------------------------------------------------------------------------------------
Operating activities
Net income                                                     $ 4,014,456      $ 3,388,528     $ 3,564,872
Adjustments to reconcile net income
  to net cash provided by operating activities:
    Equity in undistributed net (income)
      loss of subsidiary                                        (3,336,114)       1,562,754        (728,614)
    Gain on sale of investment securities                                -                -        (450,163)

    Other items, net                                                (4,562)               -               -

-------------------------------------------------------------------------------------------------------------
Cash provided by operating activities                              673,780        4,951,282       2,386,095
-------------------------------------------------------------------------------------------------------------

Investing activities
Sales of investment securities                                           -                -         614,376
Investment in subsidiary                                                 -          (50,000)              -
Net decrease (increase) in advances
  to subsidiaries                                                2,304,643       (2,498,682)     (1,139,482)
-------------------------------------------------------------------------------------------------------------
Net cash provided (used)                                         2,304,643       (2,548,682)       (525,106)
  by investing activities
-------------------------------------------------------------------------------------------------------------

Financing activities
Issuance of common stock                                           337,125           45,761          30,750
Acquisition of treasury stock                                   (1,589,400)        (720,950)       (135,600)
Cash dividends                                                  (1,726,148)      (1,727,411)     (1,756,139)
-------------------------------------------------------------------------------------------------------------
Net cash used by financing activities                           (2,978,423)      (2,402,600)     (1,860,989)
-------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                         -                -               -

Cash and cash equivalents at beginning of year                           -                -               -
-------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of year                       $         -      $         -     $         -
-------------------------------------------------------------------------------------------------------------

People's Savings Financial Corp. and Subsidiary

------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------

20. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of the quarterly results of operations for the years ended December 31, 1996 and 1995 (in thousands of dollars, except per share data):

                                                                               Three months ended
                                                              March 31      June 30    September 30   December 31
---------------------------------------------------------------------------------------------------------------------
1996
Interest income                                               $7,059        $7,195         $7,781        $8,486
Interest expense                                               3,772         3,766          4,268         4,622
---------------------------------------------------------------------------------------------------------------------
Net interest income                                            3,287         3,429          3,513         3,864
---------------------------------------------------------------------------------------------------------------------

Provision for loan losses                                         64            95             95           684
Net gain (loss) on securities transactions                       (20)            -              -             -
Other income                                                     586           630            729           730
Other expenses                                                 2,368         2,506          2,486         2,454
---------------------------------------------------------------------------------------------------------------------
Income before income taxes                                     1,421         1,458          1,661         1,456
Income taxes                                                     533           249            640           560
---------------------------------------------------------------------------------------------------------------------
Net income                                                    $  888        $1,209         $1,021        $  896
---------------------------------------------------------------------------------------------------------------------

Net income per common share                                   $  .45        $  .62         $  .52        $  .45
---------------------------------------------------------------------------------------------------------------------

                                                                         Three months ended
                                                             March 31      June 30      September 30   December 31
---------------------------------------------------------------------------------------------------------------------
1995
Interest income                                               $6,505        $6,773         $7,058        $7,186
Interest expense                                               3,295         3,619          3,726         3,843
---------------------------------------------------------------------------------------------------------------------
Net interest income                                            3,210         3,154          3,332         3,343
---------------------------------------------------------------------------------------------------------------------

Provision for loan losses                                         36            35             30             -
Net gain (loss) on securities transactions                         4           (73)            (1)         (100)
Trading account gains (losses)                                    49             -              -             -
Other income                                                     544           583            609           628
Other expenses                                                 2,358         2,475          2,331         2,444
Income before income taxes                                     1,413         1,154          1,579         1,427
Income taxes                                                     577           447            618           542
---------------------------------------------------------------------------------------------------------------------
Net income                                                    $  836        $  707         $  961        $  885
---------------------------------------------------------------------------------------------------------------------

Net income per common share                                   $  .42        $  .36         $  .48        $  .45
---------------------------------------------------------------------------------------------------------------------

-----------------
STOCK INFORMATION
-----------------

Common Stock Information

People's Savings Bank of New Britain (the "Bank") common stock began trading over the counter on the Nasdaq National Market System in August of 1986 under the symbol "PBNB". Effective upon the Bank's formation of a holding company on July 31, 1989, People's Savings Financial Corp. succeeded to the Bank's listing symbol "PBNB" on the National Market System. There were 1,312 stockholders of record on February 28, 1997. The following table sets forth for the periods indicated, market price information regarding PBNB stock as reported by Nasdaq. Stock price information includes high and low daily closing sales prices as reported by the Nasdaq National Market System.

People's Savings Financial Corp. and Subsidiary

-----------------
STOCK INFORMATION
-----------------

Quarter ended                          LOW                       HIGH
-------------------------------------------------------------------------------
March 31, 1995                       17 1/2                     18
June 30, 1995                        18                         19 1/2
September 30, 1995                   19 1/4                     22 1/2
December 31, 1995                    19                         20
March 31, 1996                       19                         20 3/4
June 30, 1996                        20 1/4                     22 3/8
September 30, 1996                   21 3/4                     30 3/16
December 31, 1996                    26 1/4                     29
-------------------------------------------------------------------------------

Dividend  Policy

The Board of Directors of People's Savings Financial Corp. expects to maintain its regular quarterly dividend policy and it may authorize increases in quarterly dividends or other special dividends in the future if warranted by the Corporation's earnings and performance. Please see Note 10- Stockholders Equity Restrictions on Subsidiary Dividends, Loans or Advances on page XX of this report.

The following table illustrates dividends that were declared:

Dividends Date Declared         Date Payable             Amount
-------------------------------------------------------------------------------
March 22, 1995                  April 28, 1995           .22
June 20, 1995                   July 31, 1995            .22
September 19, 1995              October 31, 1995         .22
December 21, 1995               January 31, 1996         .22

March 19, 1996                  April 30, 1996           .22
May 22, 1996                    July 31, 1996            .23
September 17, 1996              October 31, 1996         .23
December 17, 1996               January 31, 1997         .23
-------------------------------------------------------------------------------

Stockholder Information
Peoples Savings Bank & Trust and People's Savings Financial Corp.

Peoples Savings Bank & Trust is a savings bank chartered by the State of Connecticut. People's Savings Financial Corp. is a Connecticut bank holding company. Both the Bank and the Corporation are headquartered at 123 Broad Street, New Britain, Connecticut 06050 and their telephone number is (860) 224-7771.

Stock Transfer Agent
     People's Savings Financial Corp.
     c/o State Street Bank and Trust Company
     P.O. Box 8200
     Boston, MA 02266-8200
     1-800-426-5523

Annual Report on Form 10-K

The Corporation's annual report on Form 10-K, and the financial statement schedules thereto, as required to be filed with the Securities and Exchange Commission for 1996, will be provided without charge to any stockholder upon written request of such stockholder. Requests should be addressed to Investor Relations, People's Savings Financial Corp., 123 Broad Street, P.O. Box 2980, New Britain, CT 06050-2980.

Independent Auditors
     Coopers & Lybrand L.L.P.
     100 Pearl Street Hartford, CT 06103-4508

THIS ANNUAL REPORT HAS NOT BEEN REVIEWED, OR CONFIRMED FOR ACCURACY OR RELEVANCE, BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

People's Savings Financial Corp. and Subsidiary

----------------------
DIRECTORS AND OFFICERS
----------------------

DIRECTORS OF PEOPLE'S SAVINGS FINANCIAL CORPORATION
AND PEOPLES SAVINGS BANK & TRUST

Joseph A. Welna, M.D., Chairman of the Board           Richard S. Mansfield
 Obstetrician/Gynecologist                              President and Chief Executive Officer
Walter J. Liss, Secretary of the Board                  Peoples Savings Bank & Trust and People's
 President of Liss Insurance Agency Inc.                Savings Financial Corp.
Walter D. Blogoslawski                                 Henry R. Poplaski
 Owner of Investment Research and PHB Realty            Owner and manager of Hank's
Stanley P. Filewicz, M.D.                               Automotive Services
 Orthopedic Surgeon                                    A Richard Puskarz
Robert A. Gryboski, M.D.                                President and Chief Executive Officer of
 Otolaryngologist                                       Art Press Inc., Printers
Roland L. LeClerc                                      Chester S. Sledzik
 Retired Partner, LeClerc and Fortier,                  Partner in the law firm of Sledzik & McGuire
 Insurance and Realty                                  Robert A. Story
                                                        President of Story Brothers Inc.,
                                                        Automotive Service
PEOPLES SAVINGS BANK & TRUST

Officers                                               Accounting
Richard S. Mansfield                                   Edward E. Bohnwagner, III
 President and Chief Executive Officer                  Vice President & Controller
John G. Medvec                                         Janina M. Chlus
 Executive Vice President and Treasurer                 Assistant Controller
Lending                                                Jennifer A. Lodovico
Earl T. Young                                           Assistant Treasurer
 Senior Vice President                                 Marketing
Robert J. Mendillo                                     Joyce L. Petrisko
 Vice President                                         Assistant Treasurer
Mark A. Iadarola                                       Management Information Systems
 Assistant Vice President                              Jay Mongillo
Richard J. Frey                                         Assistant Vice President & Systems Officer
 Commercial Loan Officer                               Compliance
Donna M. Evans                                         Jodi J. Michaud
 Assistant Treasurer                                    Compliance/Audit Officer
Donna D. Mattson                                       Trust
 Assistant Treasurer                                   Daniel A. Hurley, III
Hanna M. Jarzebowski                                    Senior Vice President
 Assistant Treasurer                                   Lois A. Muraro
Operations                                              Vice President
Teresa D. Sasinski                                     Jeffrey F. Otis
 Senior Vice President & Secretary                      Vice President
Diane C. Rudy                                          David J. Papallo
 Vice President                                         Vice President
Geraldine F. Valuk                                     Irma C. Sulewski
 Assistant Vice President                               Vice President
Maurizio D'Oca                                         Robert E. Dell
 Assistant Treasurer                                    Vice President
Alina M. Grabala                                       Maria F. Del Sesto
 Assistant Treasurer                                    Assistant Vice President
Laurie S. Mornhineway                                  Annabell Priola
 Assistant Treasurer                                    Assistant Vice President
Barbara Powojski                                       Elaine A. Niland
 Assistant Treasurer                                    Trust Officer
                                                       Non-deposit Investment Products
                                                       Roger T. Helal
                                                        Vice President

-----------------------------
  BANK AND TRUST LOCATIONS
-----------------------------


BANK OFFICES

Main Office                            Southington Office
123 Broad Street                       405 Queen Street
New Britain, CT                        Southington, CT
860-224-7771                           860-621-8901

Columbus Plaza Office                  Newington Office
150 Columbus Boulevard                 36 Fenn Road
New Britain, CT                        Newington, CT
860-827-3660                           860-666-8400

Lafayette Square Office                Rocky Hill Office
450 Main Street                        2270 Silas Deane Highway
New Britain, CT                        Rocky , Hill, CT
860-224-7771                           860-529-8161

Farmington Avenue Office               Plainville Office
553 Farmington Avenue                  275C New Britain Avenue
New Britain, CT                        Plainville, CT
860-827-3656                           860-793-6020

Meriden Office
834 Broad Street
Meriden, CT
203-317-3932



TRUST OFFICES

New Britain Office                     Meriden Office
450 Main Street                        834 Broad Street
New Britain, CT                        Meriden, CT
860-224-7771                           203-235-4456

Middletown Office
49 Main Street
Middletown, CT
860-343-5987

                               [LOGO OF PSB & T]

                          Peoples SAVING BANK & TRUST






















              [LOGO OF PEOPLES SAVINGS BANK & TRUST APPEARS HERE]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability that they may incur in their capacity as such. Section 145 of the DGCL, which is filed as Exhibit 99.1 to this Registration Statement, is incorporated herein by reference.

         Article IX of Webster's Bylaws, entitled "Indemnification," provides for indemnification of Webster's directors, officers, trustees, employees and agents under certain circumstances.

         Webster also has the power to purchase and maintain insurance on behalf of its directors and officers. Webster has in effect a policy of liability insurance covering its directors and officers, the effect of which is to reimburse the directors and officers of Webster against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

         The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Webster pursuant to the foregoing provisions, or otherwise, Webster has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Webster of expenses incurred or paid by a director, officer or controlling person of Webster in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Webster will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      EXHIBITS.

   Exhibit
     No.                                           Exhibit
     ---                                           -------
     2.1 Agreement and Plan of Merger, dated as of April 4, 1997, by and among Webster Financial Corporation ("Webster"), Webster Subsidiary Corporation and People's Savings Financial Corp. ("People's Corp.) (incorporated herein by reference to Exhibit
                2.1 to Webster's Current Report on Form 8-K filed with the SEC on April 14, 1997).

     2.2 Option Agreement, dated as of April 4, 1997, between People's Corp. and Webster (incorporated herein by reference to Exhibit
                2.2 to Webster's Current Report on Form 8-K filed with the SEC on April 14, 1997).
     2.3        Form of amended and restated  People's  Savings  Financial Corp.
                Stockholder Agreement, dated as of April 4, 1997, by and among Webster and the stockholders of People's Corp. identified therein.
     5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of that firm.
     8 Form of opinion of Hogan & Hartson L.L.P as to certain tax matters, including consent of that firm. *
     23.1 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5 and Exhibit 8).
     23.2       Consent of KPMG Peat Marwick LLP.
     23.3       Consent of Friedberg, Smith & Co., P.C.
     23.4       Consent of Coopers & Lybrand L.L.P.
     23.5       Consent of Advest, Inc.
     99.1       Section 145 of the Delaware General Corporation Law.
     99.2       Form of People's Corp. proxy card.
-----------

*  To be filed by amendment.

ITEM 22. UNDERTAKINGS.

         (a)      Webster hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation
                                    of  the  Registration   Fee"  table  in  the
                                    effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Webster hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Webster's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Webster hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (d) Webster undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss. 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undertaking concerning indemnification is included as part of the response to Item 20.

         (f) Webster hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (g) Webster hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on the 21st day of May, 1997.

                                            WEBSTER FINANCIAL CORPORATION


                                            By: /s/ James C. Smith
                                               ---------------------------------
                                                 James C. Smith
                                                 Chairman, President and
                                                 Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints James C. Smith or John V. Brennan, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 21st day of May, 1997.

Signature                                          Title
---------                                          -----


/s/ James C. Smith               Chairman, President and Chief Executive Officer
------------------------------   (Principal Executive Officer)
James C. Smith


/s/ John V. Brennan              Executive Vice President, Chief
------------------------------   Financial Officer and Treasurer
John V. Brennan                  (Principal Financial Officer and
                                 Principal Accounting Officer)



/s/ Achille A. Apicella          Director
------------------------------
Achille A. Apicella



/s/ Joel S. Becker               Director
------------------------------
Joel S. Becker



/s/ O. Joseph Bizzozero, Jr.     Director
------------------------------
O. Joseph Bizzozero, Jr.

/s/ John J. Crawford             Director
------------------------------
John J. Crawford



/s/ Harry P. DiAdamo             Director
------------------------------
Harry P. DiAdamo



/s/ Robert A. Finkenzeller       Director
------------------------------
Robert A. Finkenzeller



/s/ Walter R. Griffin            Director
------------------------------
Walter R. Griffin



/s/ J. Gregory Hickey            Director
------------------------------
J. Gregory Hickey



/s/ C. Michael Jacobi            Director
------------------------------
C. Michael Jacobi



/s/ Harold W. Smith              Director
------------------------------
Harold W. Smith



/s/ Marguerite F. Waite          Director
------------------------------
Sr. Marguerite F. Waite, C.S.J.

                                  EXHIBIT INDEX

   Exhibit
     No.                                   Exhibit
     ---                                   -------
     2.1 Agreement and Plan of Merger, dated as of April 4, 1997, by and among Webster Financial Corporation ("Webster"), Webster Subsidiary Corporation and People's Savings Financial Corp. ("People's Corp.) (incorporated herein by reference to Exhibit
                2.1 to Webster's Current Report on Form 8-K filed with the SEC on April 14, 1997).
     2.2 Option Agreement, dated as of April 4, 1997, between People's Corp. and Webster (incorporated herein by reference to Exhibit
                2.2 to Webster's Current Report on Form 8-K filed with the SEC on April 14, 1997).
     2.3        Form of amended and restated  People's  Savings  Financial Corp.
                Stockholder Agreement, dated as of April 4, 1997, by and among Webster and the stockholders of People's Corp. identified therein.
     5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of that firm.
     8 Form of opinion of Hogan & Hartson L.L.P as to certain tax matters, including consent of that firm. *
     23.1 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5 and Exhibit 8).
     23.2       Consent of KPMG Peat Marwick LLP.
     23.3       Consent of Friedberg, Smith & Co., P.C.
     23.4       Consent of Coopers & Lybrand L.L.P.
     23.5       Consent of Advest, Inc.
     99.1       Section 145 of the Delaware General Corporation Law.
     99.2       Form of People's Corp. proxy card.
------------

*  To be filed by amendment.